Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

PART TWO (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006 AND DETAILS OF A PROPOSED ACQUISITION WHICH, IF IMPLEMENTED, WILL RESULT IN THE CANCELLATION OF THE LISTING ON THE OFFICIAL LIST AND OF ADMISSION TO TRADING OF CLIPPER SHARES ON THE LONDON STOCK EXCHANGE’S MAIN MARKET FOR LISTED SECURITIES.

If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom, or from another appropriately authorised independent financial adviser if you are in a territory outside the United Kingdom.

If you have sold or otherwise transferred all of your Clipper Shares, please send this document (but not any personalised accompanying documents) and any reply-paid envelope at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction. If you have sold or otherwise transferred part only of your holding of Clipper Shares, please retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected. If you have recently purchased or otherwise been transferred Clipper Shares in certificated form, notwithstanding receipt of this document and any accompanying documents from the transferor, you should contact Equiniti on the telephone numbers set out in this document to obtain personalised Forms of Proxy and Form of Election.

Recommended cash and share offer for

Clipper Logistics plc

by

GXO Logistics, Inc.

to be effected by means of a scheme of arrangement of
Clipper Logistics PLC under Part 26 of the Companies Act 2006

The release, publication or distribution of this document and/or any accompanying documents (in whole or in part) in or into or from jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about, and observe, any applicable legal or regulatory requirements. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States. Securities may not be offered or sold in the United States unless registered under the U.S. Securities Act, and applicable state securities laws or exempt from such registration. In reliance on the exemption provided by Section 3(a)(10) of the U.S. Securities Act, the issuance of the New GXO Shares to be issued pursuant to the Acquisition has not been and will not be registered with the SEC under the U.S. Securities Act.

Neither this document nor any of the accompanying documents do, or are intended to constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities, or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. This document is not a prospectus or a prospectus exempted document.

This document, together with any documents incorporated into it by reference and the accompanying Forms of Proxy, should be read as a whole. Your attention is drawn to the letter from the Chairman of Clipper in Part One (Letter from the Chairman of Clipper) of this document, which contains the unanimous recommendation of the Clipper Directors that you vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting. A letter from Numis explaining the Scheme appears in Part Two (Explanatory Statement) of this document and constitutes an explanatory statement in compliance with section 897 of the Companies Act 2006.

Hogan Lovells

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Notices of the Court Meeting and the General Meeting, each of which will be held at the offices of Numis Securities Limited, 45 Gresham Street, London, England, EC2V 7BF and through the electronic facilities that are being made available via the Lumi online meeting platform (the “Virtual Meeting Platform”) on 11 April 2022, are set out in Part Fourteen (Notice of Court Meeting) and Part Fifteen (Notice of General Meeting) respectively of this document. The Court Meeting is expected to start at 2:00 p.m. on that date and the General Meeting at 2:15 p.m. or as soon thereafter as the Court Meeting is concluded or adjourned.

Actions to be taken by Clipper Shareholders are set out on pages xi to xii (Actions to be Taken to Vote on the Acquisition) of this document. Clipper Shareholders are asked to complete and return the enclosed BLUE (for the Court Meeting) and YELLOW (for the General Meeting) Forms of Proxy in accordance with the instructions printed thereon as soon as possible, but in any event so as to be received by Clipper’s registrar, Equiniti, by 2:00 p.m. and 2:15 p.m. on 7 April 2022 (in the case of the Court Meeting and General Meeting respectively) or, in the case of an adjourned Meeting, not later than 48 hours before the relevant Meeting, excluding any part of a day that is not a business day. Clipper Shareholders who hold Clipper Shares in CREST may also appoint a proxy through the CREST electronic proxy appointment service by following the instructions set out on pages xi to xii of this document. If the BLUE Form of Proxy for the Court Meeting is not lodged by the relevant time, it may be handed to Clipper’s registrar, Equiniti, on behalf of the Chairman of the Court Meeting before the start of the Court Meeting. However, in the case of the General Meeting, if the YELLOW Form of Proxy is not lodged by the relevant time, it will be invalid. The completion and return of a Form of Proxy will not prevent Clipper Shareholders from attending and voting in person (or remotely via the Virtual Meeting Platform) at either the Court Meeting or the General Meeting, or any adjournment thereof.

Clipper remains firmly committed to encouraging shareholder engagement on the business of the Court Meeting and the General Meeting (together, the “Meetings”). As such, the Meetings will take place using a hybrid format incorporating physical participation and remote participation via the Virtual Meeting Platform.

The Clipper Board continues to monitor the situation surrounding COVID-19 and in order to protect the health and safety of all stakeholders, Clipper Shareholders and other attendees (including any duly appointed proxies and/or corporate representatives) are strongly encouraged not to attend the Court Meeting or the General Meeting in person, save for the Chair and anyone else nominated by the Chair in order to establish a quorum or to facilitate the proceedings of the Meetings.

Any changes to the arrangements for the Meetings will be communicated to shareholders before the Meetings, including through Clipper’s website at https://www.clippergroup.co.uk/possible-offer/ and by announcement through a Regulatory Information Service.

Clipper Shareholders that intend to participate in the Meetings remotely should refer to the further details provided below in relation to the Virtual Meeting Platform and also in the Virtual Meeting Guide.

Instructions for accessing the Virtual Meeting Platform

Clipper Shareholders will be given the opportunity to remotely attend, submit questions and vote at the Court Meeting and the General Meeting via the Virtual Meeting Platform. Clipper Shareholders may also submit questions to be considered at the relevant Meeting at any time up to 48 hours before the time of the relevant Meeting by emailing investor-relations@clippergroup.co.uk. Clipper Shareholders can access the Virtual Meeting Platform via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari, and can be accessed using any web browser, on a PC, tablet or smartphone device. To attend remotely, submit questions and/or vote using this method, please go to https://web.lumiagm.com/159-316-983.

Once you have accessed https://web.lumiagm.com/159-316-983 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first 2 and last 2 digits of the SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN this can also be found on a share certificate, nominee statement or Dividend Confirmation (tax voucher), or alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the Meetings via the website will be available from 1:00 p.m. on 11 April 2022, as further detailed below. If you are unable to access your SRN and PIN, please contact Equiniti by emailing hybrid.help@equiniti.com stating your full name, postcode and Shareholder reference number, if known. Mailboxes are monitored 9.00am to 5.00pm Monday to Friday (excluding public holidays in England & Wales). Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

Although access to the Meetings will be available from 1:00 p.m. on 11 April 2022, voting functionality via the Virtual Meeting Platform will not be enabled until the Chair of the relevant Meeting declares the poll open. Clipper Shareholders will be permitted to submit questions (via the Virtual Meeting Platform) during the course of the Meetings. The same function may be used to submit any objections Scheme Shareholders may have to the Scheme at the Court Meeting. Clipper Shareholders may also submit questions to be considered at the relevant Meeting at any time up to 48 hours before the relevant Meeting by emailing investor-relations@clippergroup.co.uk. The Chair of the relevant Meeting will ensure that all such questions and/or any objections (in the case of the Court Meeting) relating to the formal business of the Meeting are addressed during the relevant meeting, unless no response is required to be provided under the Companies Act 2006, or in circumstances where the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of Clipper or the good order of the relevant Meeting.

Hogan Lovells

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If attending the relevant Meeting via the Virtual Meeting Platform, you must ensure you are connected to the internet at all times during the Meeting in order to submit questions and/or any objections (in the case of the Court Meeting) and vote when the Chair commences polling. Therefore, it is your responsibility to ensure connectivity for the duration of the relevant Meeting via your wireless or other internet connection. The Virtual Meeting Guide contains further information on remotely accessing and participating in the Meetings on Clipper’s website at https://www.clippergroup.co.uk/possible-offer/.

Proxies and Nominees

If you wish to appoint a proxy (other than the Chair of each of the Meetings) and for the proxy to attend the meeting on your behalf, please do so by completing the enclosed Forms of Proxy or alternatively by visiting the website www.sharevote.co.uk in accordance with the instructions set out on the Forms of Proxy. If you wish to appoint multiple proxies or obtain a Form of Proxy, please call Equiniti on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (the “Shareholder Helpline”) (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

If your shares are held by a nominee and you wish to access the electronic meeting, you will need to contact your nominee immediately. Your nominee will need to have completed a letter of representation and presented this to Clipper’s registrar, Equiniti, no later than 48 hours before the relevant Meeting in order to obtain a unique SRN and PIN number on your behalf, which you can then use to access the electronic meeting. If you are in any doubt about your shareholding (including whether you hold via a nominee), please contact the Company’s registrar Equiniti by emailing: hybrid.help@equiniti.com. Mailboxes are monitored 9.00am to 5.00pm Monday to Friday (excluding public holidays in England & Wales). To avoid any delays accessing the meeting, contact should be made at least 24 hours prior to the meeting date and time. The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

Elections

Scheme Shareholders that hold their Scheme Shares in certificated form or in the Clipper Corporate Sponsored Nominee (the “Nominee”) and who wish to make an election under the Mix and Match Facility, should also complete, sign and return the GREEN Form of Election or the GREEN Form of Instruction (as the case may be) in accordance with the instructions contained in Part Five (Notes for Making Elections) of this document. If you hold your Scheme Shares in uncertificated form and wish to make an election under the Mix and Match Facility, you must do so electronically via the procedure set out in Part Five (Notes for Making Elections) of this document.

Other Important Information

Certain terms used in this document are defined in Part Thirteen (Definitions) of this document.

If you have any questions about this document, the Court Meeting or the General Meeting, or how to complete the Forms of Proxy, GREEN Form of Election or GREEN Form of Instruction please call Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

Numis Securities Limited (“Numis”), which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as financial adviser to Clipper and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than Clipper for providing the protections afforded to clients of Numis nor for providing advice in connection with the matters referred to herein. Neither Numis nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Numis in connection with any matter referred to herein or otherwise.

Hogan Lovells

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Shore Capital Stockbrokers Limited (“Shore Capital”), which is authorised and regulated in the United Kingdom by the FCA, is acting as joint corporate broker exclusively for Clipper and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than Clipper for providing the protections afforded to clients of Shore Capital nor for providing advice in connection with the matters referred to herein. Neither Shore Capital nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Shore Capital in connection with any matter referred to herein or otherwise.

N.M. Rothschild & Sons Limited (“Rothschild & Co”), which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as financial adviser to GXO and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than GXO for providing the protections afforded to clients of Rothschild & Co or its affiliates, nor for providing advice in connection with the Acquisition or any matter or arrangement referred to herein. Neither Rothschild & Co nor any of its subsidiaries, branches or affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with this document any matter referred to or statement contained herein or otherwise.

Barclays Bank PLC, acting through its Investment Bank (“Barclays”), which is authorised in the United Kingdom by the Prudential Regulation Authority (“PRA”) and regulated in the United Kingdom by the PRA and FCA, is acting exclusively as financial adviser to GXO and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than GXO for providing the protections afforded to clients of Barclays or its affiliates, nor for providing advice in connection with the Acquisition or any matter or arrangement referred to herein. Neither Barclays nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Barclays in connection with any matter referred to herein or otherwise.

Apart from the responsibilities and liabilities, if any, which may be imposed on Numis, Shore Capital, Barclays and Rothschild & Co by FSMA or the regulatory regime established thereunder or under the regulatory regime of any jurisdiction where the exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, none of Numis, Shore Capital, Barclays, Rothschild & Co or any person affiliated with any of them assumes any responsibility whatsoever and none of them makes any representation or warranty, express or implied, in relation to the contents of this document, including its accuracy, completeness or verification or for any other statement made or purported to be made by any of them or on their behalf and nothing contained in this document is, or shall be, relied upon as a promise or representation in this respect whether as to the past or the future, in connection with Clipper, the Clipper Group, GXO or the GXO Group, the Acquisition or otherwise. Each of Numis, Shore Capital, Barclays and Rothschild & Co accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability whether arising in tort, contract or otherwise which it might otherwise (save as referred to above) be found to have in respect of this document or any such statement.

Hogan Lovells

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IMPORTANT NOTICE

The release, publication or distribution of this document and/or any accompanying documents (in whole or in part) in or into or from jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such requirements by any person or any other failure to satisfy any applicable laws, regulations or requirements. Neither this document nor any of the accompanying documents do or are intended to constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful.

This document has been prepared for the purpose of complying with English law, the Code, the Market Abuse Regulation, the Disclosure Guidance and Transparency Rules and the Listing Rules, and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions other than England and Wales.

Restricted Shareholders will not be sent a GREEN Form of Election or the GREEN Form of Instruction and will not be entitled to make an election under the Mix and Match Facility.

Copies of certain documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws of that jurisdiction.

The Acquisition will be implemented solely in accordance with this document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the offer document), which contains the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the information contained in this document, the Announcement, the Forms of Proxy and the Form of Election.

This document does not constitute a prospectus or a prospectus exempted document.

This document may be deemed to be solicitation material in respect of the Acquisition, including the issuance of GXO Shares. To the extent GXO effects the Acquisition as a Scheme under English law, the issuance of GXO Shares would not be expected to require registration under the U.S. Securities Act pursuant to an exemption provided by Section 3(a)(10) of the U.S. Securities Act. If, in the future, GXO exercises its right to implement the Acquisition by way of a Takeover Offer it will, to the extent the Takeover Offer is not exempt from the registration requirements of the U.S. Securities Act, file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New GXO Shares under the U.S. Securities Act.

Overseas shareholders

The release, publication or distribution of this document and/or any accompanying documents (in whole or in part) in or into or from jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Clipper Shares in respect of the Scheme at the Meetings, or to execute and deliver the Forms of Proxy (appointing another to vote at the Meetings on their behalf), the GREEN Form of Election or the GREEN Form of Instruction, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.

If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Hogan Lovells

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Notice to U.S. Investors in Clipper

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement under Part 26 of the Companies Act 2006. A scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act and other requirements of U.S. law. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving an English company listed on the London Stock Exchange, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. Financial information relating to Clipper included in this document has been prepared in accordance with accounting principles applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting principles applicable in the United Kingdom.

The New GXO Shares to be issued pursuant to the Acquisition have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New GXO Shares to be issued pursuant to the Acquisition will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. In this event, Clipper Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at https://www.sec.gov/ or by directing a request to GXO’s Investor Relations team at Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.

New GXO Shares issued to persons other than “affiliates” of GXO (defined as certain control persons, within the meaning of Rule 144 under the U.S. Securities Act) will be freely transferable under U.S. law after the Acquisition. Persons (whether or not U.S. persons) who are or will be “affiliates” of GXO within 90 days prior to, or of the Enlarged Group after, the Effective Date will be subject to certain transfer restrictions relating to the New GXO Shares under U.S. law.

Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New GXO Shares to be issued in connection with the Acquisition, or determined if this document is accurate or complete or has passed upon the fairness or the merits of the proposal described herein. Any representation to the contrary is a criminal offence in the United States.

It may be difficult for U.S. investors to enforce their rights and any claim arising out of the U.S. federal securities laws, as Clipper is incorporated under the laws of England and Wales, some or all of its officers and directors may be residents of, and some or all of its assets are or may be located in, a non-U.S. jurisdiction. U.S. investors may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Save as specified in relation to certain of the documents incorporated by reference by paragraph 1 of Part Seven (Financial Information), none of the financial information in this document has been audited in accordance with generally accepted accounting principles in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States). For the purposes of qualifying for the exemption from the registration requirements of the U.S. Securities Act afforded by Section 3(a)(10) thereof, Clipper will advise the Court that its sanctioning of the Scheme will be relied upon by GXO and Clipper as an approval of the Scheme following a hearing on its fairness which all Scheme Shareholders are entitled to attend, in person or through counsel, to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all such Scheme Shareholders.

The receipt of cash and New GXO Shares pursuant to the Acquisition by a U.S. Scheme Shareholder (as defined below) as consideration in accordance with the terms of the Scheme and the Acquisition will be treated as a taxable transaction for U.S. federal income tax purposes and possibly under applicable U.S. state, local, non-U.S. and other tax laws. Scheme Shareholders are urged to consult their independent professional adviser immediately regarding the tax consequences of the Scheme and the Acquisition applicable to them.

The statements contained in this document are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth in this document since such date. Nothing in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Clipper, the Clipper Group, GXO or the GXO Group, except where otherwise stated.

Hogan Lovells

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Forward-looking statements

This document (including information incorporated by reference in this document), oral statements made regarding the Acquisition and other information published by GXO and Clipper include statements which are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including statements with respect to the financial condition, strategies, results of operations and businesses of GXO and Clipper and their respective groups and certain plans and objectives with respect to the Enlarged Group, including, without limitation, GXO’s and Clipper’s 2022 financial targets for organic revenue growth, adjusted EBITDA, depreciation and amortization expense and net capital expenditures and the expected run rate cost synergies for the Enlarged Group. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “would,” “should,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in GXO’s filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; economic conditions generally; supply chain challenges, including labour shortages; competition and pricing pressures; the GXO Group’s and/or the Clipper Group's ability to align the GXO Group’s and/or the Clipper Group’s investments in capital assets, including equipment, service centres and warehouses, to their respective customers’ demands; the GXO Group’s and/or the Clipper Group’s ability to successfully integrate and realise anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect the GXO Group’s and/or the Clipper Group’s financial condition and results; the GXO Group’s and/or the Clipper Group’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the GXO Group’s and/or the Clipper Group’s ability to raise debt and equity capital; litigation; labour matters, including the GXO Group’s and/or the Clipper Group’s ability to manage its subcontractors, and risks associated with labour disputes at the GXO Group’s and/or the Clipper Group’s customers and efforts by labour organizations to organize its employees; risks associated with defined benefit plans for the GXO Group’s and/or the Clipper Group’s current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to the GXO Group’s and/or the Clipper Group’s intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; natural disasters, terrorist attacks or similar incidents; a material disruption of the GXO Group’s and/or the Clipper Group’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the Acquisition, and uncertainties regarding the Acquisition, including the risk that the Acquisition will not produce the desired benefits; a determination by a tax authority that a distribution or certain related Acquisition on transactions should be treated as taxable transactions; expected financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed estimates; and the impact of the separation on GXO’s businesses, operations, relationships with customers, suppliers, employees and other business counterparties, and the risk that the separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on GXO’s resources, systems, procedures and controls, disruption of ongoing business, and diversion of management’s attention from other business concerns. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the GXO Group or the Clipper Group will be realised or, even if substantially realised, that they will have the expected consequences to or effects on us or its business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither GXO nor Clipper undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Profit forecasts or estimates

The FY22 and FY23 Clipper Profit Forecasts are profit forecasts for the purposes of Rule 28 of the Code. The FY22 Clipper Profit Forecast, the assumptions and basis of preparation on which the FY22 Clipper Profit Forecast is based and the Clipper Directors' confirmation, as required by Rule 28.1 of the Code, are set out in Part Ten (Clipper Profit Forecast) of this document. The directors of Clipper have confirmed that the FY23 Clipper Profit Forecast is no longer valid, further details of which are set out in Part Ten (Clipper Profit Forecast) of this document.

Hogan Lovells

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The GXO Profit Forecast is an ordinary course profit forecast for the purposes of Note 2 on Rule 28.1 of the Code. The GXO Profit Forecast, the assumptions and basis of preparation on which the GXO Profit Forecast is based and the GXO Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Part Eleven (GXO Profit Forecast) of this document.

Other than in respect of the FY22 and FY23 Clipper Profit Forecasts and the GXO Profit Forecast no statement in this document is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this document should be interpreted to mean that earnings or earnings per ordinary share, for Clipper or GXO, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Clipper or GXO. For the purposes of Rule 28 of the Code the FY22 Clipper Profit Forecast and the explanation for the FY23 Clipper Profit Forecast no longer being valid as contained in this document are the responsibility of Clipper and the Clipper Directors and the GXO Profit Forecast is the responsibility of GXO and the GXO Directors.

Notice to Canadian Shareholders

The distribution of the New GXO Shares in Canada is being made only on a private placement basis exempt from the requirement that the issuer prepare and file a prospectus with the applicable securities regulatory authorities. GXO is not a reporting issuer in any province or territory in Canada, its securities are not listed on any stock exchange in Canada and there is currently no public market for the New GXO Shares in Canada. GXO currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the New GXO Shares to the public, or listing the New GXO Shares on any stock exchange in Canada. Accordingly, to be made in accordance with securities laws, any resale of the New GXO Shares received as consideration in Canada must be made under available statutory exemptions from registration and prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian shareholders who receive New GXO Shares as consideration are advised to seek legal advice prior to any resale of the New GXO Shares.

Use of Non-GAAP financial information

GXO’s non-GAAP financial measures include: adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, adjusted EBITDA before rent expense (“adjusted EBITDAR”), free cash flow, adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”), organic revenue, organic revenue growth, net leverage and net debt.

These non-GAAP financial measures are provided to enhance the user’s understanding of GXO’s past financial performance and its prospects for the future. GXO’s management team uses these non-GAAP financial measures in assessing GXO’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by GXO to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with GXO’s consolidated financial statements prepared in accordance with U.S. GAAP.

With respect to the non-GAAP financial measures referred to in paragraph 9 of Part One (Letter from the Chairman of Clipper) relating to GXO’s annual results for the year ended 31 December 2021, a reconciliation to the corresponding GAAP measures is included in Part Seventeen (Non-GAAP Reconciliation) of this document.

With respect to GXO’s financial targets for full year 2022 adjusted EBITDA, adjusted EBITDAR, organic revenue growth, and free cash flow, referred to in paragraph 9 of Part One (Letter from the Chairman of Clipper) as well as Part Eleven (GXO Profit Forecast) of this document, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items that GXO excludes from these non-GAAP target measures. The variability of these items may have a significant impact on GXO’s future GAAP financial results and, as a result, GXO is unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Quantified Financial Benefits Statement

Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement set out in Part Sixteen (Quantified Financial Benefits Statement) may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this document generally, should be construed as a profit forecast (other than the FY22 and FY23 Clipper Profit Forecasts and the GXO Profit Forecast) or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Clipper and/or GXO for the relevant preceding financial period or any other period.

Hogan Lovells

- ix -

For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this document is the responsibility of GXO and the GXO Directors.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Exchange rate

Unless otherwise stated, the Announcement Exchange Rate has been used for the purposes of converting £ amounts into $ amounts, and vice versa.

Publication on website

A copy of this document and the other documents required to be published on a website pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on GXO’s website (at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/) and on Clipper’s website (at https://www.clippergroup.co.uk/possible-offer/) by no later than 12 noon London time on the business day following the date of this document. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this document.

Hogan Lovells

- x -

Requesting hard copy documents

In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this document (and any information incorporated into it by reference to another source) in hard copy form free of charge. Such person may also request that all future documents, announcements and information sent to that person in relation to the Acquisition should be in hard copy form. For persons who have received a copy of this document in electronic form or via a website notification, a hard copy of this document will not be sent unless so requested from Clipper by contacting Clipper’s registrar, Equiniti, at Aspect House, Spencer Road, Lancing BN99 6DA or, between 8.30 a.m. and 5.30 p.m. Monday to Friday (except public holidays in England and Wales), on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by Clipper Shareholders, persons with information rights and other relevant persons for the receipt of communications from Clipper may be provided to GXO during the Offer Period where such information is requested under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

This document is dated 17 March 2022.

Hogan Lovells

- xi -

ACTIONS TO BE TAKEN
TO VOTE ON THE ACQUISITION

This section should be read in conjunction with the rest of this document and, in particular, the notices of the Court Meeting and the General Meeting at Part Fourteen (Notice of Court Meeting) and Part Fifteen (Notice of General Meeting) respectively of this document.

IT IS IMPORTANT THAT, FOR THE COURT MEETING IN PARTICULAR, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR REPRESENTATION OF SCHEME SHAREHOLDER OPINION. YOU ARE THEREFORE STRONGLY URGED TO COMPLETE, SIGN AND RETURN YOUR FORMS OF PROXY OR APPOINT A PROXY THROUGH THE CREST ELECTRONIC PROXY APPOINTMENT SERVICE (AS APPROPRIATE) AS SOON AS POSSIBLE.

Voting at the Meetings: BLUE Form of Proxy and YELLOW Form of Proxy

Whether or not you plan to attend the Meetings, you should:

(1)	complete, sign and return the BLUE Form of Proxy for use at the Court Meeting, or alternatively, if you hold your Clipper Shares in CREST, appoint a proxy through the CREST electronic proxy appointment service, so as to be received no later than 2:00 p.m. on 7 April 2022 (or, in the case of an adjourned meeting, not later than 48 hours before the adjourned meeting, excluding any part of a day that is not a business day); and

(2)	complete, sign and return the YELLOW Form of Proxy for use at the General Meeting, or alternatively, if you hold your Clipper Shares in CREST, appoint a proxy through the CREST electronic proxy appointment service, so as to be received no later than 2:15 p.m. on 7 April 2022 (or, in the case of an adjourned meeting, not later than 48 hours before the adjourned meeting, excluding any part of a day that is not a business day).

If the BLUE Form of Proxy for the Court Meeting is not returned by the above time, it may be handed to Equiniti on behalf of the Chairman of the Court Meeting before the start of the Court Meeting. However, in the case of the General Meeting, if the YELLOW Form of Proxy is not returned so as to be received by the time mentioned above and in accordance with the instructions on the Form of Proxy, it will be invalid.

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed (a) service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by Clipper’s registrar, Equiniti (participant ID RA19) not later than 2:00 p.m. on 7 April 2022 in the case of the Court Meeting and not later than 2:15 p.m. on 7 April 2022 in the case of the General Meeting (or, in the case of an adjourned meeting, not later than 48 hours before the adjourned meeting, excluding any part of a day that is not a business day). For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

Hogan Lovells

-xii-

CREST members and, where applicable, their CREST sponsors or voting service provider(s), should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed (a) voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. CREST members and, where applicable, their CREST sponsors or voting service provider(s) are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Clipper may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Regulations.

If you wish to appoint more than one proxy in respect of your shareholding, please contact Equiniti on the number provided below to obtain one or more additional proxy form(s). Alternatively, you may photocopy the enclosed proxy form or, if you are a CREST member, please follow the procedures set out in the CREST Manual.

The completion and return of Forms of Proxy or the submission of a proxy via the CREST electronic proxy appointment service will not prevent you from attending and voting at the Court Meeting and/or General Meeting, or any adjournments of such Meetings, in person (or remotely via the Virtual Meeting Platform) should you wish to do so and are entitled to do so.

To attend the Court Meeting and the General Meeting remotely:

Clipper Shareholders, including those in the Clipper Corporate Sponsored Nominee, will be given the opportunity to remotely attend, submit questions and vote at the Court Meeting and the General Meeting via the Virtual Meeting Platform. Clipper Shareholders may also submit questions to be considered at the relevant Meeting at any time up to 48 hours before the relevant Meeting by emailing investor-relations@clippergroup.co.uk.

For instructions on how to attend the Court Meeting and the General Meeting remotely via the Virtual Meeting Platform, please refer to pages ii to iii of this document and the Virtual Meeting Guide, which is available on Clipper’s website at https://www.clippergroup.co.uk/possible-offer/.

Hogan Lovells

-xiii-

ELECTION UNDER THE MIX AND MATCH FACILITY AND THE DEALING FACILITY

Pursuant to the terms of the Scheme and the Acquisition, all Scheme Shareholders will receive the 690 pence in cash and 0.0359 New GXO Shares in respect of each Scheme Share they hold, UNLESS such Scheme Shareholder actively makes an election under the Mix and Match Facility, either:

•	where their Scheme Shares are held in certificated form (that is, not in CREST), by returning the GREEN Form of Election duly completed;

•	where their Scheme Shares are held in the Clipper Corporate Sponsored Nominee, by returning the GREEN Form of Instruction duly completed; or

•	where their Scheme Shares are held in CREST, by submitting the relevant Electronic Election within CREST (see Part Five (Notes for Making Elections) for more details).

Under the Mix and Match Facility, Scheme Shareholders (other than Restricted Shareholders) may elect to vary the proportions in which they receive New GXO Shares and cash in respect of their Scheme Shares. However, the total number of New GXO Shares to be delivered pursuant to the Acquisition and the maximum aggregate amount of cash to be paid pursuant to the Acquisition will not be varied as a result of elections made under the Mix and Match Facility. Therefore, satisfaction of elections made by Scheme Shareholders under the Mix and Match Facility will depend on the extent to which other Scheme Shareholders make elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro-rata basis. As a result, Scheme Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New GXO Shares or the amount of cash they will receive until settlement of the consideration due to them under the Acquisition

Scheme Shareholders will not be permitted to elect to receive a combination of the Default Option and any other election so made under the Mix and Match Facility in respect of their Scheme Shares, nor will they be permitted to receive the Default Option or any other election made under the Mix and Match Facility in respect of only part of their holding of Scheme Shares. Scheme Shareholders will only be entitled to receive either: (i) the Default Option (if no active election under the Mix and Match Facility is made) in respect of their entire holding of Scheme Shares; or (ii) the specific election(s) so made under the Mix and Match Facility for “More Shares” and/or “More Cash” in respect of their entire holding of Scheme Shares. If a Scheme Shareholder does not actively make an election under the Mix and Match Facility, or is resident in a Restricted Jurisdiction, they will receive the Default Option in respect of their entire holding of Scheme Shares.

For CREST nominees that operate pooled accounts, partial elections made under the Mix and Match Facility for “More Shares” and/or “More Cash” will be permitted as long as the aggregate election under the Mix and Match Facility represents the total number of Scheme Shares held by the party giving the instruction and not only part of that person’s holding of Scheme Shares.

Participation in the Mix and Match Facility has not been extended to Restricted Shareholders, no GREEN Form of Election or GREEN Form of Instruction will be sent to them and they will not be able to make an Electronic Election.

If you hold Scheme Shares in the Clipper Corporate Sponsored Nominee and you wish to make an election under the Mix and Match Facility, please complete the GREEN Form of Instruction and return the GREEN Form of Instruction so as to reach Equiniti, Corporate Actions, Aspect House Spencer Road, Lancing, West Sussex BN99 6DA by the Nominee Deadline using the pre-paid envelope provided for use only in the UK. Instructions on how to complete the GREEN Form of Instruction are printed thereon.

Hogan Lovells

-xiv-

Holders of Scheme Shares in certificated form (not in CREST) making an election under the Mix and Match Facility

If you hold Scheme Shares in certificated form (that is, not in CREST) and you wish to make an election under the Mix and Match Facility, please complete the GREEN Form of Election and return the GREEN Form of Election so as to reach Equiniti, Corporate Actions, Aspect House Spencer Road, Lancing, West Sussex BN99 6DA by the Election Return Time using the pre-paid envelope provided for use only in the UK. Instructions on how to complete the GREEN Form of Election are printed thereon.

Holders of Scheme Shares in uncertificated form (in CREST) making an election under the Mix and Match Facility

If you hold Scheme Shares in uncertificated form (that is, in CREST) and you wish to make an election under the Mix and Match Facility, you may submit your election electronically by taking (or procuring to be taken) the actions set out in Part Five (Notes for Making Elections) of this document to transfer your Scheme Shares using an Electronic Election specifying the required CREST Member Account ID and Equiniti (in its capacity as a CREST participant under the ID 6RA07 and the relevant CREST Member Account ID) as the escrow agent by the Election Return Time.

If you wish to make an election under the Mix and Match Facility by completing a GREEN Form of Election you must rematerialise your Clipper Shares by completing a CREST stock withdrawal form and you may request a GREEN Form of Election by contacting the Shareholder Helpline on the telephone number set out below.

Holders of Scheme Shares in the Clipper Corporate Sponsored Nominee making an election under the Mix and Match Facility

If you hold Scheme Shares in the Clipper Corporate Sponsored Nominee and you wish to make an election under the Mix and Match Facility, please complete the GREEN Form of Instruction and return the GREEN Form of Instruction so as to reach Equiniti, Corporate Actions, Aspect House Spencer Road, Lancing, West Sussex BN99 6DA by two business days prior to the Election Return Time using the pre-paid envelope provided for use only in the UK. Instructions on how to complete the GREEN Form of Instruction are printed thereon.

Restricted Shareholders

Participation in the Mix and Match Facility has not been extended to Restricted Shareholders and no GREEN Form of Election or GREEN Form of Instruction will be sent to them. Further details are set out in paragraph 10 of Part Two (Explanatory Statement) of this document.

Dealing Facility

GXO will, for a period of eight months immediately following the Effective Date (the “Dealing Facility Period”), offer:

•	all Clipper Shareholders who hold their Clipper Shares in certificated form; and

•	all participants in the Clipper Corporate Sponsored Nominee (the “Clipper CSN Participants”),

(together, the “Dealing Facility Shareholders”), the opportunity to participate in a Dealing Facility to sell all (but not some) of their GXO DIs free of dealing costs and commissions. Such eligible Clipper Shareholders entering the GXO CSN Facility will be sent a Dealing Facility Election Form and relevant terms and conditions along with their GXO CSN Facility Statement within 14 days of the Effective Date or, if later, the date of their entry into the GXO CSN Facility.

Hogan Lovells

-xv-

Such Dealing Facility Shareholders who wish to make use of the Dealing Facility in respect of their GXO DIs should do so by completing the Dealing Facility Form, providing all required identity information and signing the Dealing Facility Election Form, once received, in accordance with the instructions printed thereon and within the Dealing Facility Period. The Dealing Facility will not be available to persons who are resident, located, or who have a registered address in the United States, or any Restricted Jurisdiction or who hold New GXO Shares or interests in New GXO Shares outside of the GXO CSN Facility (including any Clipper Shareholders who opt out of the GXO CSN Facility). Further details in respect of the Dealing Facility are set out in paragraph 13 of Part Two (Explanatory Statement) of this document.

Additional Information

If you wish to receive the Default Option, YOU DO NOT NEED TO RETURN the GREEN Form of Election, GREEN Form of Instruction or send an Electronic Election via CREST. You should only complete and return the GREEN Form of Election or GREEN Form of Instruction if you wish to make an election under the Mix and Match Facility.

If you hold Scheme Shares in both certificated and uncertificated form and/or if you hold Scheme Shares in two or more designated accounts and you wish to make an election under the Mix and Match Facility in respect of all such holdings, you must make a separate election in respect of each holding.

Any decision by Scheme Shareholders to make an election under the Mix and Match Facility (other than Restricted Shareholders, who are not entitled to make such an election) should be based on independent financial, tax and legal advice and a full consideration of the Announcement, this document, and the risk factors set out in GXO’s filings with the SEC (as described in paragraph 3 of Part Four (Description of the New GXO Shares) of this document).

Further details on how Scheme Shareholders (other than Restricted Shareholders) can make an election under the Mix and Match Facility are set out in Part Five (Notes for Making Elections) of this document.

The validity (or invalidity) of elections under the Mix and Match Facility, as well as any rounding adjustments required in relation to the relevant number of New GXO Shares, shall be determined in the absolute discretion of Clipper and GXO.

HELPLINE

If you have any questions about this document, the Court Meeting or the General Meeting or how to complete the Forms of Proxy, the GREEN Form of Election or the GREEN Form of Instruction or to appoint a proxy through the CREST electronic proxy appointment service, please call Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Hogan Lovells

-xvi-

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable sets out expected times and dates for the implementation of the Scheme which may be subject to change.

Event	Time and/or date[1]

Publication of this document	17 March 2022

Latest time for lodging Forms of Proxy for the:

Court Meeting (BLUE Form of Proxy)	2:00 p.m. on 7 April 2022[2]

General Meeting (YELLOW Form of Proxy)	2:15 p.m. on 7 April 2022[3]

Voting Record Time	6:30 p.m. on 7 April 2022[4]

Court Meeting	2:00 p.m. on 11 April 2022

General Meeting	2:15 p.m. on 11 April 2022[5]

The following times and dates are indicative only and are subject to change[6]

Election Return Time for the GREEN Form of Instruction	1:00 p.m. on D-3[7]

Election Return Time for the GREEN Form of Election	1.00 p.m. on D-1[8]

Court Hearing to sanction the Scheme	A date expected to be in the summer of 2022 subject to
regulatory clearances (“D”)[9]

Last day of dealings in, and registrations of transfers of,
and disablement in CREST of, Clipper Shares	D+1 business day

[1]	All references in this document to times are to London time unless otherwise stated. The dates and times given are indicative only and are based on Clipper’s and GXO’s current expectations. Such dates and times may be subject to change, including as a result of changes to the regulatory timetable. If any of the expected times and/or dates above change, the revised times and/or dates will be notified to Clipper Shareholders by announcement through a Regulatory Information Service.
[2]	It is requested that BLUE Forms of Proxy for the Court Meeting be lodged not later than 2:00 p.m. on 7 April 2022 or, in the case of an adjourned meeting, not later than 48 hours before the time appointed for the Court Meeting, excluding any part of a day that is not a business day. BLUE Forms of Proxy not so lodged may be handed to Equiniti on behalf of the Chairman of the Court Meeting, or emailed to proxyvotes@equiniti.com, before the start of the Court Meeting.
[3]	YELLOW Forms of Proxy for the General Meeting must be lodged not later than 2:15 p.m. on 7 April 2022 or, in the case of an adjourned meeting, 48 hours before the time appointed for the General Meeting, excluding any part of a day that is not a business day.
[4]	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the relevant adjourned meeting will be 6.30 p.m. on the day which is two business days before the date of the adjourned Meeting.
[5]	Or as soon as the Court Meeting shall have concluded or been adjourned.
[6]	These times and dates are indicative only and will depend, amongst other things, on the date upon which: (i) the Conditions are satisfied or (if capable of waiver) waived; (ii) the Court sanctions the Scheme; and (iii) the Court Order is delivered to the Registrar of Companies.
[7]	The Election Return Time will be announced by Clipper and/or GXO at the same time as the announcement of the date of the Court Hearing, via a Regulatory Information Service, as soon as reasonably practicable once the date of the Court Hearing has been established. The Election Withdrawal Deadline will be the later of (i) the Election Return Time and (ii) such other time and date as GXO and Clipper may agree.
[8]	The Election Return Time will be announced by Clipper and/or GXO at the same time as the announcement of the date of the Court Hearing, via a Regulatory Information Service, as soon as reasonably practicable once the date of the Court Hearing has been established. The Election Withdrawal Deadline will be the later of (i) the Election Return Time and (ii) such other time and date as GXO and Clipper may agree.
[9]	It is expected that the Court Hearing will take place as soon as reasonably practicable following the satisfaction or waiver of the last of the Regulatory Conditions to be satisfied or waived.

Hogan Lovells

-xvii-

Scheme Record Time	6.00 p.m. on D+1 business day

Suspension of listing of, and dealings in, Clipper Shares	7.30 a.m. on D+2 business days

Effective Date	D+2 business day

De-listing of Clipper Shares	By 7.00 a.m. on D+3 business days

New GXO Shares listed and commencement	By 9.30 a.m. (New York time)
of dealings in the New GXO Shares on the NYSE	on D+5 business days

New GXO Shares registered through DRS (in	D+5 business days
respect of GXO Shares held by former
certificated Clipper Shareholders outside the GXO CSN Facility)

GXO DIs credited to CREST accounts (in respect	On or soon after D+5 business days
of Scheme Shares held in uncertificated form only)
and GXO CSN Facility accounts credited

Latest date for despatch of statements of entitlement relating to	Within 14 calendar days of the
New GXO Shares held through the GXO CSN Facility and DRS (in	Effective Date
respect of Scheme Shares held in certificated form only)

Latest date for despatch of cheques in respect of cash consideration	Within 14 calendar days of
and for settlement of cash consideration through CREST or other	the Effective Date
form of payment

Long Stop Date	28 November 2022[10]

[10]	This is the latest date by which the Scheme may become Effective unless GXO and Clipper agree (and the Panel and, if required, the Court permit) a later date.

Hogan Lovells

Hogan Lovells

Part One

LETTER FROM THE CHAIRMAN OF CLIPPER

(Incorporated in England and Wales with registered number 03042024)

Directors:	Registered office:

Steve Parkin (Chairman)	Clipper Logistics Group, Gelderd Road,
Tony Mannix (Chief Executive Officer)	Leeds, West Yorkshire
David Hodkin (Chief Financial Officer)	England, LS12 6LT
Christine Cross (Senior Independent Non-Executive Director)
Stuart Watson (Independent Non-Executive Director)
Dino Rocos (Independent Non-Executive Director)

17 March 2022

To the holders of Clipper Shares and, for information only, to holders of options under the Clipper Share Schemes and persons with information rights

Dear Shareholder

RECOMMENDED CASH AND SHARE OFFER FOR CLIPPER BY GXO

1.	Introduction

On 28 February 2022, the boards of Clipper and GXO announced that they had agreed the terms of a recommended Acquisition of Clipper by GXO, in the form of a recommended offer, for the entire issued and to be issued ordinary share capital of Clipper. It is intended that the Acquisition will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. The Scheme requires, amongst other things, the approval of the Scheme Shareholders and the sanction of the Court.

I am writing to you today to set out the background to the Acquisition and the reasons why the Clipper Directors consider the financial terms of the Acquisition to be fair and reasonable and are unanimously recommending that you vote in favour of the Acquisition. I draw your attention to the letter from Numis set out in Part Two (Explanatory Statement) of this document, which gives details about the Acquisition, and to the additional information set out in Part Twelve (Additional Information of Clipper and GXO) of this document.

In order to approve the terms of the Acquisition, Scheme Shareholders will need to vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting, to be held on 11 April 2022 at the offices of Numis Securities Limited, 45 Gresham Street, London, England, EC2V 7BF. Details of the actions you are asked to take are set out in paragraph 14 of Part Two (Explanatory Statement) of this document. The recommendation of the Clipper Directors is set out in paragraph 19 of this letter.

2.	Summary of the Terms of the Acquisition

The Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Clipper and Scheme Shareholders under Part 26 of the Companies Act.

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Acquisition consideration

Under the terms of the Acquisition, which will be subject to the Conditions and further terms and conditions set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document, Clipper Shareholders will be entitled to receive:

for each Clipper Share held:	690 pence in cash and 0.0359 of a New GXO Share

in respect of their entire holding of Clipper Shares (the “Default Option”). Based on the Agreed Value of a GXO Share, the Acquisition values each Clipper Share at 920 pence and values Clipper’s existing issued and to be issued share capital at approximately £965 million on a fully diluted basis.

The Agreed Value of a GXO Share is determined by GXO’s trailing 3-month volume weighted average price of US$86.20 and the trailing 3-month average USD/GBP exchange rate of 0.7432 as of the date of the Announcement. On this basis, 0.0359 New GXO Shares is equivalent to 230 pence and accordingly, together with 690 pence in cash, the Acquisition values each Clipper Share at 920 pence.

Based on the value of 920 pence per Clipper Share, the Acquisition represents:

•	a premium of 49.1 per cent. to Clipper’s share price of 617 pence at the close of business on 27 January 2022, the last business day before GXO’s proposal was made to Clipper;

•	a premium of 31.7 per cent. to 699 pence, being the 3-month average volume weighted price per Clipper Share up to 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO;

•	a premium of 18.4 per cent. to Clipper’s share price of 777 pence at the close of business on 18 February 2022; and

•	an implied enterprise value / 2022 adjusted EBIT (IAS 17 basis) multiple of 13.6x when factoring in full annual run-rate cost synergies and 27.0x pre-synergies.

Based on GXO’s closing share price of US$68.76 and the USD/GBP exchange rate of 0.7668 on 15 March 2022 (being the latest practicable date prior to the publication of this document), the terms of the Acquisition value each Clipper Share at 879 pence, valuing Clipper’s existing issued and to be issued share capital at approximately £922 million on a fully diluted basis and representing a premium of 13.2 per cent. to Clipper’s share price of 777 pence at the close of business on 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO.

If, after the date of the Announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of the Clipper Shares, GXO reserves the right to reduce the value implied under the terms of the Acquisition at such date by the amount of such dividend and/or distribution and/or return of capital. In such circumstances, to the extent possible, the cash component of the consideration would be reduced by an amount up to the amount of such dividend and/or distribution and/or return of capital.

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The Acquisition will include a Mix and Match Facility, allowing Scheme Shareholders to elect to vary the proportions in which they receive New GXO Shares and cash in respect of their Scheme Shares. However, the total number of New GXO Shares to be delivered pursuant to the Acquisition and the maximum aggregate amount of cash to be paid pursuant to the Acquisition will not be varied as a result of elections made under the Mix and Match Facility. Satisfaction of elections made by Scheme Shareholders under the Mix and Match Facility will depend on the extent to which other Scheme Shareholders make elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro-rata basis (the “Pro-Rata Scale Down”). As a result, Scheme Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New GXO Shares or the amount of cash they will receive until settlement of the consideration due to them under the Acquisition.

Pursuant to the terms of their irrevocable undertakings, Steve Parkin, David Hodkin, Tony Mannix, Gurnaik Chima, George Turner and Sean Fahey have each irrevocably undertaken to elect to receive 50 per cent. New GXO Shares in respect of their entire beneficial holdings of Scheme Shares representing, in aggregate, approximately 23.3 per cent. of the existing issued ordinary share capital of Clipper. These irrevocable undertakings remain binding in the event of a competing offer. As a result of these elections, there will be more cash available, in the aggregate, to other Scheme Shareholders who elect to vary the proportions in which they receive New GXO Shares and cash in respect of their Scheme Shares under the Mix and Match Facility than as compared to if these undertakings had not been made.

Please refer to paragraph 2 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections) of this document. for further details on the Mix and Match Facility.

The New GXO Shares will be issued credited as fully paid and will rank pari passu in all respects with shares of GXO common stock issued and outstanding at the time the New GXO Shares are issued pursuant to the Acquisition, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. The New GXO Shares will be authorised for listing on the New York Stock Exchange subject to official notice of issuance.

The Scheme Shares will be acquired by GXO (and/or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the Effective Date or thereafter attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any), declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Scheme Shares.

As explained in paragraphs 5 (Irrevocable undertakings) and 19 (Recommendation) below, each of the Clipper Shareholder Directors has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, in the event that the Acquisition is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Scheme Shares representing, in aggregate, approximately 15.8 per cent. of the existing issued ordinary share capital of Clipper. In addition, each of the Clipper Shareholder Directors (save for Stuart Watson) has irrevocably undertaken to elect to receive 50 per cent. New GXO Shares in respect of their entire beneficial holdings of Scheme Shares, on the terms summarised in paragraph 8 of Part Twelve (Additional Information of Clipper and GXO) of this document.

3.	Update on the Acquisition

The Acquisition is subject to the full terms and conditions set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document. Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document, the Scheme is expected to become Effective in the summer of 2022. An expected timetable of principal events is set out on pages xvi and xvii of this document.

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4.	Background to and reasons for the Clipper Board recommendation

Since the initial public offering of Clipper in May 2014, Clipper has undergone a period of significant transformation and growth. Clipper's reported revenues have grown from £201 million for the year to 30 April 2014 to £696 million for FY21 and underlying EBIT increased from £9.6 million to £31.4 million (on an IAS 17 basis) over the same period. This was driven by strong organic growth supported by carefully targeted acquisitions to add complementary business services and geographies. This strong financial performance has resulted in a significant increase in Clipper’s market capitalisation from £100 million at the time of its initial public offering to £796 million on 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO.

Through the Covid pandemic, Clipper has demonstrated its ability and agility and the robustness of its business model to deliver growth. Clipper’s full end to end range of services within e-commerce has enabled it to capitalise on the continued shift to e-commerce both in the UK and across Europe.

The UK is one of the most dynamic geographies in Europe for e-commerce, creating a number of world-leading online retailers and service providers. While the UK economy is still growing strongly, it is the Clipper Directors’ belief that the greatest opportunity for Clipper lies in growing its presence in Europe and entering North America. The Clipper Directors consider that such growth is achievable on a standalone basis but not without risk. Organic growth in these geographies will require meaningful investments in technology, operations and people. Major overseas acquisitions carry greater transaction execution and integration risk when compared with Clipper’s acquisitions to date and may require funding through either significantly increased levels of debt or through dilutive equity issuance. Furthermore, it may take several years before the benefits of such investments become apparent and for their value to be reflected in Clipper's share price. Over the last 12 months Clipper has assessed a number of potential acquisition opportunities in North America, including one specific larger opportunity where Clipper reached the final round of a competitive auction process. The potential transaction would have constituted a Class 1 transaction for the purposes of the listing rules which in turn requires a number of additional workstreams that placed it at a strategic disadvantage versus private trade buyers or private equity particularly in terms of the timing and deliverability of Clipper’s offer. The Clipper Directors believe it is critical to enter North America through M&A, and that any acquisition must have sufficient scale to provide the platform to offer national distribution immediately. To date Clipper has not been successful in entering the North American space through M&A and there can be no certainty that it will be able to achieve this over the medium term.

The Clipper Directors believe that a combination with GXO strengthens Clipper’s UK and European offering and addresses its international strategic ambitions immediately, which will be for the benefit of Clipper stakeholders as a whole.

Whilst the Clipper Directors remain confident that Clipper's strategy can deliver attractive returns for Clipper Shareholders as an independent company, they recognise that there are risks to, as well as uncertainty as to the timing and the delivery of, these returns.

The Clipper Directors also recognise the limited liquidity of Clipper Shares makes it challenging for Clipper Shareholders to monetise their holdings should they so wish. The offer provides the opportunity to realise a large proportion of Clipper Shareholders’ investment at a compelling valuation in cash, whilst also having the opportunity to benefit in the potential future upside of the Enlarged Group through the New GXO Share component.

Based on the value of 920 pence per Clipper Share, the Acquisition represents:

•	a premium of 49.1 per cent. to Clipper’s share price of 617 pence at the close of business on 27 January 2022, the last business day before GXO’s proposal was made to Clipper;

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•	a premium of 31.7 per cent. to 699 pence, being the 3-month average volume weighted price per Clipper Share up to 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO;

•	a premium of 18.4 per cent. to Clipper’s share price of 777 pence at the close of business on 18 February 2022; and

•	an implied enterprise value / 2022 adjusted EBIT (IAS 17 basis) multiple of 13.6x when factoring in full annual run-rate cost synergies and 27.0x pre-synergies.

The Clipper Directors note that the implied enterprise value / 2022 adjusted EBIT (IAS 17 basis) multiple pre-synergies is at a highly attractive level when compared to other relevant comparable transactions in the logistics sector.

In addition to the financial terms of the Acquisition, in its evaluation of GXO as a suitable owner of Clipper from the perspective of all stakeholders, the Clipper Directors have also taken into account GXO’s intentions for the business, management and employees and other stakeholders of Clipper. The Clipper Directors welcome GXO’s intention that, following completion of the Acquisition, the existing contractual and statutory employment rights, including in relation to pensions, of all Clipper management and employees will be fully safeguarded in accordance with applicable law. Furthermore, GXO is committed to fostering Clipper’s entrepreneurial approach for the benefit of both businesses which is core to Clipper’s culture and success.

The Clipper Board notes that GXO has stated that the Enlarged Group is expected to fully realise pre-tax run-rate cost synergies of approximately £36 million by the end of the third year post completion of the Acquisition. The Clipper Directors are reassured that GXO will be adopting a “best of both” approach in several areas including in operations, and believe that the Enlarged Group will provide existing Clipper management and employees with attractive opportunities to succeed as part of a larger global business.

The Clipper Directors welcome GXO’s confirmation that they recognise the importance of R&D and technology to Clipper’s business and look forward to working with GXO to implement “best in class” practices in the Enlarged Group.

Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Acquisition on Clipper is not yet available, the Clipper Directors are unable to express a more detailed opinion on the impact of the Acquisition on Clipper management, employees and offices, save for as set out in paragraph 11 of the Announcement (and duplicated in paragraph 4 of Part Two (Explanatory Statement) of this document).

Accordingly, following careful consideration of the above factors, the Clipper Directors unanimously recommend the offer to Clipper Shareholders and unanimously believe that the Clipper Shareholders should have the opportunity to approve the Acquisition, as the Clipper Directors have committed to do in respect of their Clipper Shares (where applicable).

Steve Parkin, the Executive Chairman of Clipper, is committed to helping ensure a smooth transition.

Each of the Clipper Shareholder Directors (save for Stuart Watson) together with George Turner, Gurnaik Chima and Sean Fahey (the “Individual Shareholders”) has irrevocably undertaken to elect to receive 50 per cent. New GXO Shares in respect of their entire beneficial holdings of Scheme Shares. Such elections were a condition to the cash and share offer made by GXO in respect of Clipper’s entire issued and to be issued share capital.

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Clipper Shareholders should consider their own personal circumstances when deciding to elect to vary the proportion in which they receive New GXO Shares and cash under the Mix and Match Facility and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice in light of their own particular circumstances and investment objectives before deciding whether to make an election under the Mix and Match Facility. Any decision should also be based on a full consideration of this document, the Announcement and other relevant information.

5.	Irrevocable undertakings

GXO has received irrevocable undertakings (including from Steve Parkin, Executive Chairman of Clipper, as well as the other Clipper Shareholder Directors) to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (and, if the Acquisition is subsequently structured as a Takeover Offer, to accept any Takeover Offer made by GXO) in respect of 23,840,455 Clipper Shares, representing approximately 23.3 per cent. of the existing issued ordinary share capital. This includes:

a.	undertakings from the Clipper Shareholder Directors in respect of their entire holdings amounting to 16,172,752 Clipper Shares representing approximately 15.8 per cent. of Clipper’s existing issued ordinary share capital; and

b.	undertakings from George Turner, Gurnaik Chima and Sean Fahey in respect of their entire holdings amounting to 7,667,703 Clipper Shares representing approximately 7.5 per cent. of Clipper’s existing issued ordinary share capital.

The irrevocable undertakings will cease to be binding only if:

a.	GXO announces it does not intend to make or proceed with the Acquisition;

b.	the Scheme lapses or is withdrawn; or

c.	a competing offer for the entire issued and to be issued share capital of Clipper becomes or is declared unconditional or, if proceeding by way of scheme of arrangement, becomes effective, and will remain binding in the event that a higher competing offer for Clipper is made.

GXO has received irrevocable undertakings (including from Steve Parkin, Executive Chairman of Clipper as well as certain other Clipper Shareholder Directors) to elect to receive 50 per cent. of their consideration in the form of New GXO Shares in respect of 23,840,455 Clipper Shares representing, in aggregate, approximately 23.3 per cent. of the existing issued ordinary share capital of Clipper. These irrevocable undertakings remain binding in the event of a competing offer. As a result of these elections, there will be more cash available, in the aggregate, to other Scheme Shareholders who elect to vary the proportions in which they receive New GXO Shares and cash in respect of their Scheme Shares under the Mix and Match Facility than as compared to if these undertakings had not been made. Please refer to paragraph 2 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections) of this document. for further details on the Mix and Match Facility.

Further details of these irrevocable undertakings are set out paragraph 8 of Part Twelve (Additional Information of Clipper and GXO) of this document.

6.	Information on Clipper

Clipper, which is listed on the premium segment of the Main Market of the London Stock Exchange, is an omni-channel retail logistics specialist, which provides value-added, consultancy-led services to its blue-chip client base. Clipper is a UK leader in its areas, with a long-standing customer base in e-fulfilment, fashion, and high-value logistics. Clipper is highly regarded by its customer base for the innovative and high-quality logistics solutions it provides, putting the customer at the forefront of its thinking. Clipper’s logistics service offerings broadly comprise of e-fulfilment and returns management services, high-value product warehousing and distribution, and retail logistics services. Through its full end-to-end logistics service, Clipper is well positioned to enable its retail customers to accelerate online penetration as well as continuing to support retailers’ off-line presence.

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For the six months ended 31 October 2021, 68 per cent. of Clipper’s logistics revenue was generated from e-fulfilment and returns management activities and for FY21, 93 per cent. of revenue within UK logistics was derived from open book or minimum volume guarantee contracts, giving the business a high level of contractual certainty.

Clipper has developed specialist services to support its customers in their ever-complex supply chains and to ensure that product is ready for sale in the most efficient and cost-effective manner. It has developed a high value-add electronic product repair capability, which Clipper complemented with the acquisition of Netherlands-based CE Repair as announced on 29 November 2021.

In addition to its presence in the UK, Clipper has an increasing presence in mainland Europe, with operations in Poland, Germany, the Republic of Ireland, the Netherlands and Belgium.

For FY21, Clipper generated revenue of £696 million, underlying EBITDA of £43 million on an IAS 17 basis and £82 million on an IFRS 16 basis, underlying EBIT of £31 million on an IAS 17 basis and £40 million on an IFRS 16 basis. As at 31 October 2021, Clipper had net debt of £11 million on an IAS 17 basis.

7.	Information on GXO

GXO is the largest pure-play contract logistics provider in the world and an innovator in the logistics industry. It was a spin-off from XPO Logistics, Inc in August 2021 and is now separately listed on the New York Stock Exchange with a market capitalisation of US$7.9 billion as at close of business on 15 March 2022.

GXO provides high-value-add warehousing and distribution, order fulfilment, e-commerce, reverse logistics, and other supply chain services differentiated by its ability to deliver technology-enabled, customised solutions at scale. GXO’s revenue is diversified across numerous verticals and customers, including many multinational corporations.

GXO’s customers rely on it to move their goods with high efficiency through their supply chains – from the moment inbound goods arrive at GXO’s logistics sites, through fulfilment and distribution and, in an increasing number of cases, the management of returned products. GXO’s customer base includes many blue-chip leaders in sectors that demonstrate high growth or durable demand over time, with significant growth potential through customer outsourcing of logistics services.

As part of its growth strategy, GXO intends to develop additional business in consumer and other verticals where it already has deep expertise, prominent customer relationships and a strong track record of successful performance. GXO also intends to expand into new verticals by leveraging its capacity and technological strengths, and by marketing the benefits of its platform for warehouse operations. GXO uses this technology to manage advanced automation, labour productivity, safety and the complex flow of goods within sophisticated logistics environments.

GXO is an industry leader in ESG with a “AA” rating from MSCI. Its environmental targets include 100 per cent. carbon neutral by 2040 and a 30 per cent. greenhouse gas emission reduction by 2030 versus 2019.

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During calendar year 2021, GXO won contracts with approximately US$5 billion in lifetime contract value, which are expected to add approximately US$830 million of incremental revenue in 2022. At December 2021, its pipeline reached an all-time high of US$2.5 billion, of which 49 per cent. was in e-commerce. Growth in e-commerce accelerated during the fourth quarter of 2021, with e-commerce revenue for the quarter growing by 45 per cent. year-on-year (compared to 22 per cent. for the third quarter) and reverse logistics revenue for the quarter growing by 28 per cent. year-on-year (compared to 21 per cent. for the third quarter).

Over the course of 2021, GXO successfully increased the proportion of revenue from open book contracts from 33 per cent. to 38 per cent., enabling improved return on capital.

For the year ended 31 December 2021, GXO generated revenue of US$7.9 billion and net income attributable to common shareholders of US$153 million. Additional information on GXO’s latest financial results can be found at https://investors.GXO.com/.

As at the close of business on 15 March 2022, GXO’s issued share capital consisted of 114,764,787 common stock, par value $0.01 per share. The International Securities Identification Number for GXO’s common stock is US36262G1013.

8.	Clipper Trading Update

On 9 December 2021, Clipper released its interim results for the six months ended 31 October 2021, which included the following update on trading and prospects:

•	Trading continues to be strong, and the Clipper Group is on track to meet the Clipper Board's full year guidance.

•	We remain positive in the Clipper Group's outlook for the current year and the longer-term and believe the Clipper Group is well positioned to achieve further growth both in the UK and internationally, with strong tailwinds and significant further M&A activity.

•	The Clipper Group continues to insulate against impact from changes in labour availability, mitigating against these changes through its ongoing focus on the creation of local jobs; innovative recruitment processes detailed later in the report; prioritisation of workforce wellbeing and the use of retention bonuses.

Immediately prior to the announcement on 9 December 2021 the updated Clipper compiled consensus included on the Clipper website for FY22 EBIT was £37.0m and £46.2m on an IAS 17 and IFRS 16 basis respectively. The statement from Clipper in bold above sets an expectation for EBIT for FY22 of £37.0m and £46.2m on an IAS 17 and IFRS 16 basis respectively (the “FY22 Clipper Profit Forecast”). The Clipper Directors confirm that at the date of this document there has been no change to the FY22 Clipper Profit Forecast. Further details of the FY22 Clipper Profit Forecast can be found in Part Ten (Clipper Profit Forecast) of this document.

Current trading for Clipper continues to be in line with statements made in Clipper’s half year results published for the six month period ending 31 October 2021. However, January 2022 begun with a number of macroeconomic factors effecting consumer and business sentiment, including, higher inflation, rising interest rates and increased energy costs. In the last few weeks consumer and business sentiment has been further aggravated by the outbreak of war in Ukraine. As a result, the Clipper Directors are increasingly cautious that consumers disposable income and retail demand may be impacted over the medium term.

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9.	GXO Trading Update

On 15 February 2022, GXO released its results for the fourth financial quarter of 2021 and the full financial year ended 31 December 2021. In that announcement, the board of GXO stated that:

“Full Year 2021 Results

Revenue increased to $7.9 billion, compared with $6.2 billion for the same period in 2020. Operating income was $151 million, compared with $16 million for 2020. Net income attributable to common shareholders was $153 million, compared with a $31 million loss in 2020. Diluted earnings per share was $1.32, compared with a loss of $0.27 for 2020.

Adjusted net income attributable to common shareholders was $242 million, compared with $63 million for 2020. Adjusted diluted earnings per share was $2.09, compared with adjusted diluted earnings per share of $0.55 for 2020.

Pro forma adjusted EBITDA increased to $633 million for 2021, compared with $457 million of pro forma adjusted EBITDA for 2020. The company reported adjusted EBITDA of $611 million, compared with $417 million for 2020.

2022 Guidance

GXO announced its full year 2022 financial outlook as follows:

•	Organic revenue growth of 8% to 12%;

•	Adjusted EBITDA of $707 million to $742 million (previously $705 million to $740 million);

•	Adjusted EBITDAR of $1.5 billion to $1.6 billion (previously approximately $1.5 billion);

•	Free Cash Flow of approximately 30% of adjusted EBITDA;

•	Depreciation and amortization expense between $260 million and $280 million; and

•	Net capital expenditures of approximately 3% of sales.”

There has been no material change to the business and current trading of GXO since 31 December 2021. The “2022 Guidance” referred to above is described in more detail in Part Eleven (GXO Profit Forecast).

10.	Clipper Share Schemes

The effect of the Scheme in relation to options and awards outstanding under the Clipper Share Schemes is described in paragraph 12 of Part Two (Explanatory Statement) of this document.

11.	Financing

The cash consideration payable by GXO under the terms of the Acquisition will be funded through third party debt incurred by GXO.

GXO has obtained commitments from certain financial institutions to provide the cash consideration payable by GXO in connection with the Acquisition and the transactions related thereto, pursuant to a bridge facility agreement dated 28 February 2022 with Barclays Bank PLC as administrative agent and other parties thereto, and arranged by Barclays Bank PLC and Citibank, N.A. (the “Bridge Facility Agreement”).

GXO intends to obtain permanent financing prior to the closing of the Acquisition to replace some or all of the debt financing available under the Bridge Facility Agreement.

Further information on the financing of the Acquisition is set out in paragraph 10 of Part Twelve (Additional Information of Clipper and GXO) of this document.

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In accordance with Rule 24.8 of the Code, Rothschild & Co, in its capacity as lead financial adviser to GXO is satisfied that sufficient resources are available to GXO to enable it to satisfy in full the cash consideration payable to Clipper Shareholders under the terms of the Acquisition.

12.	Dividends

No dividend is currently contemplated by Clipper to be declared, approved, made or paid from the date of this document and before the Effective Date. If any dividend or other distribution (including any return of capital) is authorised, declared, made or paid by Clipper in respect of a Clipper Share, on or after the date of the Announcement and before the Effective Date, GXO reserves the right to reduce the cash consideration by the amount of all or part of any such dividend or distribution. If GXO exercises the right to reduce the cash consideration by the amount of all or any part of any such dividend or distribution, the Clipper Shareholders will be entitled to receive and retain such dividend or distribution.

No dividend is currently contemplated by GXO to be declared, approved, made or paid from the date of this document and before the Effective Date.

13.	Dealing Facility

GXO will, for the Dealing Facility Period, offer all Dealing Facility Shareholders the opportunity to participate in a Dealing Facility to sell all (but not some) of their GXO DIs free of dealing costs and commissions. Such Dealing Facility Shareholders entering the GXO CSN Facility will be sent a Dealing Facility Election Form and relevant terms and conditions along with their GXO CSN Facility Statement within 14 days of the Effective Date or, if later, the date of their entry into the GXO CSN Facility.

Such Dealing Facility Shareholders who wish to make use of the Dealing Facility in respect of their GXO DIs should do so by completing the Dealing Facility Form, providing all required identity information and signing the Dealing Facility Election Form, once received, in accordance with the instructions printed thereon and within the Dealing Facility Period.

You will not be eligible to use the Dealing Facility if:

a.	save for the Clipper CSN Participants, you hold Clipper Shares in uncertificated form (that is, in CREST) immediately prior to the Scheme Record Time;

b.	you are not eligible to enter the GXO CSN Facility (including those holders who opt out of the GXO CSN Facility) and receive your New GXO Shares in the DRS; or

c.	you are resident, located, or have a registered address in the United States, or any Restricted Jurisdiction.

14.	Cancellation of Listing of Clipper Shares

Your attention is drawn to paragraph 8 of Part Two (Explanatory Statement) of this document in relation to GXO’s intentions regarding the de-listing of, and cancellation of trading in, Clipper Shares following the Effective Date.

Clipper is currently listed on the Official List and, as explained in paragraph 8 of Part Two (Explanatory Statement) below, a request will be made to the London Stock Exchange to cancel trading in Clipper Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Clipper Shares on the Official List, in each case with effect from or shortly following the Effective Date. Clipper will be re-registered as a private company following the Effective Date.

The Enlarged Group will be listed on the NYSE.

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None of the statements in this paragraph 14 are “post-offer undertakings” for the purposes of Rule 19.5 of the Code.

15.	Actions to be Taken by Clipper Shareholders

Notices convening the Court Meeting and the General Meeting are set out at the end of this document. You will find enclosed with this document a BLUE Form of Proxy for use at the Court Meeting and a YELLOW Form of Proxy for use at the General Meeting.

Whether or not you intend to attend either Meeting, you are requested to complete and return both the enclosed Forms of Proxy for the Court Meeting (BLUE) and for the General Meeting (YELLOW) in accordance with the instructions printed on the forms, make an electronic appointment of a proxy or submit a proxy via CREST as soon as possible.

A GREEN Form of Election or GREEN Form of Instruction also accompanies this document. A GREEN Form of Election should be completed by Scheme Shareholders (other than Restricted Shareholders) who hold Scheme Shares in certificated form and who wish to elect under the Mix and Match Facility. If you hold your Clipper Shares in uncertificated form and wish to elect under the Mix and Match Facility, you must do so electronically via the procedure set out in Part Five (Notes for Making Elections) of this document.

A GREEN Form of Instruction should be completed by Scheme Shareholders (other than Restricted Shareholders) who hold Scheme Shares in the Clipper Corporate Sponsored Nominee and who wish to make an election under the Mix and Match Facility.

Participation in the Mix and Match Facility has not been extended to Restricted Shareholders and no GREEN Form of Election or GREEN Form of Instruction will be sent to them. Further details are set out in paragraph 10 of Part Two (Explanatory Statement).

If you are a Restricted Shareholder, you will not be sent a GREEN Form of Election or GREEN Form of Instruction and will not be entitled to make an election under the Mix and Match Facility.

Further details of the approvals being sought at the Court Meeting and the General Meeting and the actions to be taken by Clipper Shareholders in respect of the Acquisition are set out in paragraph 14 of Part Two (Explanatory Statement) of this document.

Details relating to the de-listing of the Clipper Shares and settlement of the New GXO Shares and of the cash consideration offered by GXO are included in paragraph 8 of Part Two (Explanatory Statement) of this document.

16.	Overseas Shareholders

Overseas Shareholders of Clipper Shares should refer to Part Eight (Additional Information for Overseas Shareholders) of this document, which contains important information relevant to such holders.

The attention of Restricted Shareholders is drawn to Part Five (Notes for Making Elections) of this document.

17.	The Scheme and the Meetings

The Acquisition is being implemented by way of a Court-sanctioned scheme of arrangement between Clipper and the Scheme Shareholders under Part 26 of the Companies Act, although GXO reserves the right to elect to implement the Acquisition by way of a Takeover Offer (subject to Panel consent, where necessary, and the terms of the Co-operation Agreement). The Scheme is an arrangement between Clipper and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, amongst other things, an application by Clipper to the Court to sanction the Scheme, which will involve the Scheme Shares being transferred to GXO, in consideration for which Scheme Shareholders will receive cash and New GXO Shares (on the basis described in paragraph 2 above).

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To become effective, the Scheme requires, amongst other things, the approval of a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person (or remotely via the Virtual Meeting Platform) or by proxy at the Court Meeting, representing not less than 75% in value of the Scheme Shares held by such Scheme Shareholders present and voting at the Court Meeting (or any adjournment of the Court Meeting) and the passing of the special resolutions necessary to implement the Scheme at the General Meeting. Following the Court Meeting and the General Meeting and the satisfaction (or, where applicable, waiver) of the other Conditions, the Scheme must also be sanctioned by the Court. The Scheme will only become Effective upon a copy of the Court Order being delivered to the Registrar of Companies.

Upon the Scheme becoming Effective, it will be binding on all Clipper Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting. GXO reserves the right (in their absolute discretion) to elect to implement the Acquisition by way of a Takeover Offer (subject to Panel consent, where necessary, and the terms of the Co-operation Agreement).

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholders’ opinion. You are therefore strongly urged to complete, sign and return your Forms of Proxy or appoint a proxy through the CREST electronic proxy appointment service (as appropriate) as soon as possible.

The Scheme can only become Effective if all Conditions to the Scheme have been satisfied (unless, where applicable, the relevant Condition is waived).

Clipper will announce the details of the votes of the Meetings as required by the Code through a Regulatory Information Service as soon as practicable after the conclusion of the Meetings and, in any event, by no later than 8.00 a.m. on the business day following the Meetings.

Further details of the Scheme and the Meetings are set out in paragraph 5 of Part Two (Explanatory Statement) of this document.

18.	United Kingdom and United States Taxation

The Acquisition will be effected by GXO (and/or its nominee) acquiring all of the issued and to be issued ordinary shares in the share capital of Clipper. GXO intends to remain U.S. domiciled for tax purposes.

Your attention is drawn to Part Nine (United Kingdom and United States Taxation) of this document relating to United Kingdom and United States taxation which contains a summary of limited aspects of the UK and US tax treatment of the Scheme. Although this document contains certain tax-related information, it does not constitute tax advice and does not purport to be a complete analysis of all potential UK and U.S. tax consequences of the Scheme or disposing of Clipper Shares.

If you are in any doubt about your own tax position or you are subject to taxation in any jurisdiction other than the UK or the U.S., you should consult an appropriately qualified independent professional adviser immediately.

19.	Recommendation

The Clipper Directors, who have been so advised by Numis as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Clipper Directors, Numis has taken into account the commercial assessments of the Clipper Directors. Numis is providing independent financial advice to the Clipper Directors for the purposes of Rule 3 of the Code.

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Accordingly, the Clipper Directors recommend unanimously that Clipper Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings (or in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer), as each of the Clipper Shareholder Directors has irrevocably undertaken to do in respect of their entire beneficial holdings of Scheme Shares. In addition, the Individual Shareholders have irrevocably undertaken to vote in favour of the resolutions relating to the Scheme at the Meetings in respect of their respective entire beneficial holding of Scheme Shares.

The Clipper Shareholder Directors’ and the Individual Shareholders' irrevocable commitments are in respect of, in aggregate, 23,840,455 Clipper Shares, representing approximately 23.3% of the existing issued ordinary share capital of Clipper on the Latest Practicable Date.

In addition, each of the Clipper Shareholder Directors (save for Stuart Watson) and the Individual Shareholders has irrevocably undertaken to elect to receive 50 per cent. New GXO Shares in respect of their entire beneficial holdings of Scheme Shares, on the terms summarised in paragraph 8 of Part Twelve (Additional Information of Clipper and GXO) of this document. Such elections were a condition to the cash and share offer made by GXO in respect of Clipper’s entire issued and to be issued share capital.

Clipper Shareholders should consider their own personal circumstances when deciding to elect to vary the proportion in which they receive New GXO Shares and cash under the Mix and Match Facility and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice in light of their own particular circumstances and investment objectives before deciding whether to elect under the Mix and Match Facility. Any decision should also be based on a full consideration of this document, the Announcement and other relevant information.

20.	Further Information

Your attention is drawn to further information contained in Part Two (Explanatory Statement), Part Three (Conditions to the Implementation of the Scheme and to the Acquisition), Part Six (The Scheme of Arrangement) and Part Twelve (Additional Information of Clipper and GXO) of this document which provide further details concerning the Scheme.

You are advised to read the whole of this document and not just rely on the summary information contained in this letter.

Yours faithfully,

Steve Parkin
Chairman
Clipper Logistics plc

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Part Two

EXPLANATORY STATEMENT

(In compliance with section 897 of the Companies Act)

Numis Securities Limited

45 Gresham Street, London, England, EC2V 7BF

17 March 2022

To the holders of Clipper Shares and, for information only, to holders of options or awards under the Clipper Share Schemes and persons with information rights

Dear Shareholder

RECOMMENDED CASH AND SHARE OFFER FOR CLIPPER BY GXO

1.	Introduction

On 28 February 2022, the boards of Clipper and GXO announced that they had agreed the terms of a recommended cash and share offer by GXO for Clipper, in the form of a recommended offer by GXO, for the entire issued and to be issued ordinary share capital of the Company. It is intended that Acquisition will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. The Scheme requires, amongst other things, the approval of the Scheme Shareholders and the sanction of the Court.

Your attention is drawn to the letter from the Chairman of Clipper set out in Part One (Letter from the Chairman of Clipper) of this document, which forms part of this Explanatory Statement. The letter contains, amongst other things: (a) a summary of the terms of the Acquisition; and (b) the background to and reasons for the unanimous recommendation by the Clipper Directors to Clipper Shareholders to vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting.

The Clipper Directors, who have been so advised by Numis as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Clipper Directors, Numis has taken into account the commercial assessments of the Clipper Directors. Numis is providing independent financial advice to the Clipper Directors for the purposes of Rule 3 of the Code.

Accordingly, the Clipper Directors recommend unanimously that Clipper Shareholders vote in favour of the Scheme at the Court Meeting and the resolution relating to the Acquisition at the General Meeting, as each of the Clipper Shareholder Directors have irrevocably undertaken to do in respect of their own beneficial holdings of Scheme Shares.

We have been authorised by the Clipper Directors to write to you to explain the terms of the Acquisition and the Scheme and to provide you with other relevant information. In giving our advice, Numis is advising the Clipper Directors in relation to the Acquisition and is not acting for any Clipper Director in their personal capacity nor for any Clipper Shareholder in relation to the Acquisition. Numis will not be responsible to any such person for providing the protections afforded to their clients or for advising any such person in relation to the Acquisition. In particular, Numis will not owe any duties or responsibilities to any particular Clipper Shareholder concerning the Acquisition. Please note that dates and timings set out in this document are indicative only and may be subject to change.

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This Explanatory Statement contains a summary of the provisions of the Scheme. The terms of the Scheme are set out in full in Part Six (The Scheme of Arrangement) of this document. Your attention is also drawn to the other parts of this document, which are deemed to form part of this Explanatory Statement, including Part One (Letter from the Chairman of Clipper), the Conditions and certain further terms set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) and the additional information set out in Part Twelve (Additional Information of Clipper and GXO) of this document. For overseas holders of Clipper Shares, your attention is drawn to Part Eight (Additional Information for Overseas Shareholders) of this document, which forms part of this Explanatory Statement.

2.	Summary of the terms of the Acquisition and the Scheme

The Acquisition

The Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Clipper and Scheme Shareholders under Part 26 of the Companies Act (although GXO reserves the right (with the consent of the Panel) to implement the Acquisition by way of a Takeover Offer). Following the Scheme becoming effective, the entire issued share capital of Clipper will be held by GXO.

Under the terms of the Acquisition, which is subject to the Conditions and further terms and conditions set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document, Clipper Shareholders will be entitled to receive:

for each Clipper Share held:	690 pence in cash
and
0.0359 of a New GXO Share

in respect of their entire holding of Scheme Shares. Based on the Agreed Value of a GXO Share, the Acquisition values each Clipper Share at 920 pence and values Clipper’s existing issued and to be issued share capital at approximately £965 million on a fully diluted basis.

The Agreed Value of a GXO Share is determined by GXO’s trailing 3-month volume weighted average price of US$86.20 and the trailing 3-month average USD/GBP exchange rate of 0.7432 as of the date of the Announcement. On this basis, 0.0359 New GXO Shares is equivalent to 230 pence and accordingly, together with 690 pence in cash, the Acquisition values each Clipper Share at 920 pence.

Based on the value of 920 pence per Clipper Share, the Acquisition represents:

•	a premium of 49.1 per cent. to Clipper’s share price of 617 pence at the close of business on 27 January 2022, the last business day before GXO’s proposal was made to Clipper;

•	a premium of 31.7 per cent. to 699 pence, being the 3-month average volume weighted price per Clipper Share up to 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO;

•	a premium of 18.4 per cent. to Clipper’s share price of 777 pence at the close of business on 18 February 2022; and

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•	an implied enterprise value / 2022 adjusted EBIT (IAS 17 basis) multiple of 13.6x when factoring in full annual run-rate cost synergies and 27.0x pre-synergies.

Based on GXO’s closing share price of US$68.76 and the USD/GBP exchange rate of 0.7668 on 15 March 2022 (being the latest practicable date prior to the publication of this document), the terms of the Acquisition value each Clipper Share at 879 pence, valuing Clipper’s existing issued and to be issued share capital at approximately £922 million on a fully diluted basis and representing a premium of 13.2 per cent. to Clipper’s share price of 777 pence at the close of business on 18 February 2022, the last business day before Clipper announced it had reached agreement on the key terms of a possible cash and share offer from GXO.

The Mix and Match Facility

Under the terms of the Acquisition, subject to the Scheme becoming Effective and subject to the provisions regarding fractional entitlements set out below in this paragraph 2 of this Part Two (Explanatory Statement) of this document, Scheme Shareholders will receive 690 pence in cash and 0.0359 New GXO Shares in respect of each Scheme Share they hold at the Scheme Record Time. Pursuant to the Mix and Match Facility, eligible Scheme Shareholders (other than Restricted Shareholders) may elect to vary the proportions in which they receive New GXO Shares and cash in respect of their holdings in Scheme Shares, subject to the elections being made by other Scheme Shareholders.

The total number of New GXO Shares to be delivered pursuant to the Acquisition and the maximum aggregate amount of cash to be paid pursuant to the Acquisition will not be varied as a result of elections made under the Mix and Match Facility. Satisfaction of elections made by Scheme Shareholders under the Mix and Match Facility will depend on the extent to which other Scheme Shareholders make elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro-rata basis. As a result, Scheme Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New GXO Shares or the amount of cash they will receive until settlement of the consideration due to them under the Acquisition.

Valid Mix and Match Elections, which, subject to such election capturing a Scheme Shareholder’s entire holding of Scheme Shares, may include elections for both more cash and more shares in respect of any proportion of Scheme Shares a Scheme Shareholder holds, will be satisfied (subject to other valid Mix and Match Elections) on the following basis:

In exchange for every 690 pence in cash
a Scheme Shareholder may (subject to other valid
Mix and Match Elections) receive:	approximately 0.1077 New GXO Shares

OR

In exchange for each 0.0359 New GXO Shares
a Scheme Shareholder may (subject to other valid
Mix and Match Elections) receive:	230 pence in cash

The basis for making Mix and Match Elections under the Mix and Match Facility has been determined with reference to the Agreed Value of a GXO Share, which was determined by GXO’s trailing 3-month volume weighted average price of US$86.20 and the trailing 3-month average USD/GBP exchange rate of 0.7432, in each case for the period up to the date of the Announcement.

The table below shows, for illustrative purposes only, the possible outcomes for a Scheme Shareholder who holds 1,000 Scheme Shares and, pursuant to the Mix and Match Facility, validly elects to receive: (i) the “More Cash” option in respect of 100% of their Scheme Shares; (ii) the “More Shares” option in respect of 100% of their Scheme Shares; (iii) the “More Shares” option in respect of 50% of their Scheme Shares and the “More Cash” option in respect of the remaining 50% of their Scheme Shares; or (iv) does not make (or is deemed not to have made) any valid Mix and Match Election under the Mix and Match Facility. The table also assumes that, where a valid Mix and Match Election has been made for either cash or New GXO Shares, such election can be satisfied in full and no Pro-Rata Scale Down needs to occur.

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Election	Cash (£)	New GXO Shares*
100% “More Cash”	9,200	0
100% “More Shares”	0	143.6
50% “More Shares”, 50% “More Cash”	4,600	71.8
No Election	6,900	35.9

* Figures shown in this table are rounded for illustration purposes, and do not take into account the effect of the provisions regarding fractional entitlements set out in this paragraph 2 of this Part Two (Explanatory Statement) of this document. Actual amounts may vary.

Scheme Shareholders making a Mix and Match Election for all cash consideration under the Mix and Match Facility may still receive New GXO Shares as consideration under the Acquisition if the Mix and Match Elections to receive more cash consideration exceed those to receive more New GXO Shares in a proportion greater than 3:1. Participation in the Mix and Match Facility has not been extended to Restricted Shareholders, and no GREEN Form of Election or GREEN Form of Instruction will be sent to them. Accordingly, the Mix and Match Election will not be available to any such persons, and any purported Mix and Match Election by any of them shall be void.

For CREST nominees that operate pooled accounts, partial elections made under the Mix and Match Facility for “More Shares” and/or “More Cash” will be permitted as long as the aggregate election under the Mix and Match Facility represents the total number of Scheme Shares held by the party giving the instruction and not only part of that person’s holding of Scheme Shares.

Elections under the Mix and Match Facility will not affect the entitlements of those Scheme Shareholders who do not make a Mix and Match Election, who will receive the Default Option.

Details on how and when Scheme Shareholders can make an election under the Mix and Match Facility are set out in Part Five (Notes for Making Elections) of this document.

Fractional entitlements

Fractions of New GXO Shares will not be issued to Clipper Shareholders. Instead, Clipper Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in GBP (rounded up to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of GXO Shares on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by GXO) on the last business day prior to the Effective Date based on the exchange rate derived from Bloomberg BGN FX Rate as at 5:00 p.m. ET on the last business day prior to the Effective Date.

Conditions

The Acquisition and, accordingly, the Scheme are subject to a number of conditions set out in full in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document.

The Scheme will require approval by Scheme Shareholders at the Court Meeting and Clipper Shareholders at the General Meeting and the sanction of the Court at the Court Hearing. The Meetings and the nature of the approvals required to be given at them are described in more detail in paragraph 5.2 (Clipper Meetings) of this Part Two (Explanatory Statement) below. All Scheme Shareholders are entitled to attend the Court Hearing in person or through representation to support or oppose the sanctioning of the Scheme.

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The Scheme can only become Effective if all Conditions to the Scheme, including shareholder approvals and the sanction of the Court, have been satisfied (unless, where applicable, the relevant Condition is waived).

The Scheme will become Effective upon a copy of the Court Order being delivered to the Registrar of Companies. Subject to the sanction of the Scheme by the Court, this is expected to occur in the summer of 2022. Unless the Scheme becomes Effective by no later than the Long Stop Date, the Scheme will not become Effective and the Acquisition will not proceed (unless extended with the agreement of GXO, Clipper and the Panel and, if required, the approval of the Court).

3.	Background to and reasons for the Acquisition

The GXO Board believes the combination with Clipper will create significant shareholder value.

GXO has observed closely, and been consistently impressed by, Clipper’s development over a number of years and believes Clipper has built an exceptional reputation in end-to-end e-commerce logistics solutions for the retail industry. Through innovation and close collaboration with its customers, Clipper has established outstanding capabilities across e-fulfilment, returns management, repairs, refurbishment and resale, providing bespoke solutions to ensure its partners meet their own commitments to their end consumers.

The Acquisition is a compelling strategic combination which significantly increases the opportunities for both businesses in the high-growth e-commerce/e-fulfilment area.

Materially enhances service offering across complementary geographies and end markets

The GXO Board believes the combination will accelerate significantly top-line growth due to exciting cross-selling opportunities.

Combining GXO’s and Clipper’s complementary service offerings and capabilities, including its technology returns and repairs expertise, enables GXO to enhance and strengthen its proposition to an expanded universe of clients in the fast-growing e-commerce/e-fulfilment area.

Additionally, the combination will expand GXO’s geographic presence in Germany and Poland and vertical presence in life sciences, which are key growth areas.

The highly complementary service offerings, customer portfolios, and footprints in the UK and Europe will enable significant cross-selling of capabilities across a larger combined customer base.

Highly complementary operating platforms and a natural cultural fit

The combination offers significant productivity opportunities, taking advantage of certain operational overlap.

The GXO Board believes that bringing together two natural partners with a very strong cultural fit will ensure a smooth and rapid integration process and an excellent foundation for future accelerated growth. GXO is committed to fostering Clipper’s entrepreneurial approach for the benefit of the Enlarged Group and its employees and intends to safeguard the existing employment rights, including pension rights of Clipper employees.

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Clipper is proud to have established strong connections with local community organisations and universities. These are highly valuable to the wider Clipper Group and will provide the Enlarged Group with access to wider labour pools and to more effectively manage any talent shortages.

Strengthens ESG leadership position

The Acquisition enhances GXO’s ESG leadership position given Clipper’s reverse logistics and circular economy offerings and its robust internal targets to minimise carbon emissions and waste.

Creates significant synergies, financial benefits and shareholder value

The Acquisition unlocks very significant synergies. The GXO Board expects:

•	Annualised EBIT run rate cost synergies of £36 million (pre-tax), based on procurement, and other operational overlap that can be realised by the end of the third year post completion of the Acquisition; and

•	Compelling revenue synergies as a result of the significant opportunity to cross sell capabilities across a large, combined customer base.

While synergies are expected from combining operations and support functions as well as functional support areas, GXO expects overall headcount will increase long-term as part of ongoing efforts to grow its UK operations.

As a result, the GXO Board expects the Acquisition:

•	to be immediately enhancing to underlying earnings per share, excluding synergies, and on a pro-forma basis double digit enhancing including full run-rate cost synergies; and

•	to cover GXO’s cost of capital by the end of the third year post completion of the Acquisition.

In addition, GXO believes the structure of the Acquisition will allow GXO to maintain its investment grade credit rating.

4.	Intentions with regards to the Business, Management and Employees of Clipper and the Enlarged Group

Business of the Clipper Group

GXO believes that the Acquisition has a compelling strategic and financial rationale, will create significant value for all stakeholders and is consistent with GXO’s long-term growth strategy. GXO believes that there is a strong strategic fit between Clipper’s and GXO’s businesses based on highly complementary service offerings, customer portfolios, and footprints in the UK and Europe. The Enlarged Group will benefit from significant cross-selling opportunities, increased presence in key target growth areas as well as an enhanced offering. GXO is confident in the overall prospects of Clipper's business and its long term value.

Prior to the Announcement, consistent with market practice, GXO has been granted access to Clipper's senior management for the purposes of high-level due diligence. This has enabled GXO to develop a preliminary strategy for the Enlarged Group, however it intends to undertake a full evaluation of the Clipper Group in the 12 months following completion of the Acquisition in order to formulate detailed plans regarding the impact of the Acquisition.

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The GXO Directors expect pre-tax run-rate cost synergies for the Enlarged Group of approximately £36 million to be realised by the end of the third year post completion of the Acquisition. The principal sources of these synergies are as follows:

•	approximately 54 per cent. from combining UK operations and support functions, including the removal of costs associated with Clipper’s status as a listed company, in the UK;

•	approximately 19 per cent. from combining operations in other geographies and support functions in those geographies;

•	approximately 17 per cent. from fleet procurement and maintenance savings; and

•	approximately 10 per cent. from other cost and procurement savings.

It is envisaged that the realisation of the identified cost synergies will result in non recurring integration costs of approximately £30 million in aggregate over the first 3 years post completion of the Acquisition.

Potential areas of dis-synergy have also been considered and were determined by GXO management to be immaterial for the analysis. The expected synergies will accrue as a direct result of the success of the Acquisition and would not be achieved on a standalone basis.

In addition to these quantified cost synergies, the GXO Directors believe that significant further value can be created through additional opportunities, including cross-selling opportunities and opportunities arising as a result of the creation of a combined business with a global footprint that more closely matches the footprint of its customers and their needs for innovative products.

These statements of identified synergies and estimated costs savings relate to future actions and circumstances which by their nature involve risks, uncertainties and contingencies. As a consequence, the identified synergies and estimated cost savings referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. For the purposes of Rule 28 of the Code, these statements of potential quantified synergies are the responsibility of GXO in its capacity as offeror. Part Sixteen (Quantified Financial Benefits Statement) to this document includes a copy of this Quantified Financial Benefits Statement and the supporting bases of belief. Each of Rothschild & Co and KPMG LLP have given and not withdrawn their consent to the publication of their respective reports in the form and context in which they are included.

These statements are not intended as a profit forecast and should not be interpreted as such.

Following the Announcement, GXO intends to undertake a full evaluation of the Clipper Group. While the parameters of the review have not yet been finalised, GXO expects that it will last up to 12 months and involve an evaluation of business expansion and cross-selling opportunities, establishment of preliminary ideas for jointly developed new capabilities, a review of Clipper’s procurement operations and its asset base, as well as analysis of duplicated areas and functions where GXO may be able to streamline and implement “best in class” practices in the Enlarged Group.

GXO understands the importance of R&D and technology to Clipper’s business. It does not intend to make any material changes to the R&D and technology functions of either Clipper or GXO.

Management and employees

GXO attaches great importance to the skill and experience of the Clipper Group’s management and employees and recognises their important contribution to the success that has been achieved by Clipper. As such, GXO expects the Clipper Group’s management and employees to continue to contribute to the success of the Enlarged Group following completion of the Acquisition. GXO expects the Clipper Group’s management and employees will benefit from greater opportunities as a result of being part of the Enlarged Group.

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GXO has not yet begun to carry out the evaluation referred to above and has not reached any conclusions as to its likely outcome or made any decisions in relation to any specific actions that may be taken as a result of this evaluation. GXO therefore cannot be certain what impact there will be on the employment of, and the balance of skills and functions of, the management and employees of the Enlarged Group, beyond an anticipated reduction in the proportion of employees based in operations, support functions and functional support areas within the Enlarged Group’s overall workforce. Proposals regarding incentivisation arrangements for management and employees of the Clipper Group may also be considered as part of the evaluation referred to above. However, no discussions related to such incentivisation arrangements have yet taken place.

GXO intends to safeguard the existing employment rights and pensions rights of the management and employees of the Enlarged Group in accordance with applicable law and does not intend to make any material change in the conditions of employment of the management and employees of the Enlarged Group.

Clipper does not operate or contribute to any defined benefit pension schemes in respect of its employees. It does, however, operate certain defined contribution pension plans. GXO does not intend to make any changes to the eligibility rules or contribution rates that currently apply under Clipper’s defined contribution pension plans. GXO intends to comply with all applicable law in connection with the provision of retirement benefits.

The existing non-executive directors of Clipper will resign from office as directors of Clipper with effect from the Effective Date.

Headcount

The GXO Board recognises that in order to achieve the expected benefits of the Acquisition, operational and administrative restructuring will be required following completion of the Acquisition. The steps for such a restructuring are not yet known, but it is anticipated that headcount reductions would total less than 0.5 per cent. across the Enlarged Group (including in particular from combining operations and support functions as well as functional support areas and specifically roles currently supporting Clipper’s status as a public listed company).

GXO will aim to retain the best talent across the Enlarged Group and to adopt a “best of both” approach in several areas including in operations. The finalisation and implementation of any restructuring, integration and workforce reductions will be subject to detailed and comprehensive planning as part of the evaluation to be undertaken in the 12 months after the Effective Date, and would be subject to appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group. GXO would commence this engagement process long enough before any final decision is taken to implement any job reductions so as to ensure that relevant legal obligations are complied with. Where opportunities arise as part of an open recruitment exercise, GXO would look to encourage affected employees to apply for alternative positions within the Enlarged Group and prioritise, to the extent possible, their applications.

Business locations and fixed assets

The Enlarged Group will benefit from a strengthened presence in the UK and Europe based on complementary footprint. Following completion of the Acquisition, GXO intends to maintain Clipper’s office in Leeds but the Enlarged Group’s headquarters will be located at GXO’s head office which will continue to be in Greenwich, Connecticut, USA. Upon completion of the Acquisition, as part of its full evaluation of the Clipper Group, GXO will review all of Clipper’s sites, offices and places of business. Where overlap and duplication are identified, locations of business may be consolidated or repurposed to allow for better amalgamation of Clipper and GXO into the Enlarged Group and to facilitate the integration of Clipper employees. GXO does not intend to redeploy any of Clipper’s fixed assets as a result of the Acquisition.

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Trading facilities

Clipper is currently listed on the Official List and, as explained in paragraph 8 below, GXO intends to make a request to the London Stock Exchange to cancel trading in Clipper Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Clipper Shares on the Official List, in each case with effect from or shortly following the Effective Date. Clipper will be re-registered as a private company following the Effective Date.

None of the statements in this paragraph 4 are "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

5.	The Scheme and the Clipper Shareholder Meetings

5.1	The Scheme

It is intended that the Acquisition will be effected by means of a Court-approved scheme of arrangement between Clipper and the Scheme Shareholders under Part 26 of the Companies Act. The terms of the Scheme are set out in full in Part Six (The Scheme of Arrangement) of this document.

The purpose of the Scheme is to provide for GXO to acquire the entire issued and to be issued ordinary share capital of Clipper. This would be achieved by the transfer of the Scheme Shares to GXO on the basis set out in this document, in consideration for which the Scheme Shareholders who are on the register of members of Clipper at the Scheme Record Time will receive the consideration on the basis set out in this document.

5.2	Clipper Meetings

The Scheme will require, amongst other things, the approval of Scheme Shareholders at the Court Meeting and Clipper Shareholders at the separate General Meeting, both of which will be held on 11 April 2022 at the offices of Numis Securities Limited, 45 Gresham Street, London, England, EC2V 7BF and through the electronic facilities that are being made available via the Virtual Meeting Platform. The Court Meeting is being held at the direction of the Court to seek the approval of Scheme Shareholders for the Scheme. The General Meeting is being convened to seek the approval of Clipper Shareholders to enable the Clipper Directors to implement the Scheme and to amend the Clipper Articles as described in paragraph 5.3 below. The Scheme is set out in full at Part Six (The Scheme of Arrangement) of this document.

Notices of both the Court Meeting and the General Meeting are set out in Part Fourteen (Notice of Court Meeting) and Part Fifteen (Notice of General Meeting) respectively of this document. Entitlement to attend and vote at these meetings and the number of votes which may be cast at each meeting will be determined by reference to the register of members of Clipper at the Voting Record Time.

If the Scheme becomes Effective, it will be binding on all Clipper Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and irrespective of whether or not they voted in favour of the resolutions at such Meetings).

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Any Clipper Shares which GXO or any other member of the GXO Group (or their respective nominees) may acquire prior to the Court Meeting or the General Meeting are not Scheme Shares and therefore no member of the GXO Group (or its nominees) is entitled to vote at the Court Meeting in respect of the Clipper Shares held or acquired by it.

Save as set out in this document, all holders of Clipper Shares whose names appear on the register of members of Clipper at the Voting Record Time, or if any such Meeting is adjourned, on the register of members at 6.30 p.m. on the date which is two business days before the date set for such adjourned Meeting, will be entitled to attend and vote at the Court Meeting and the General Meeting, in respect of the Clipper Shares registered in their name at the relevant time.

Court Meeting

The Court Meeting has been convened with the permission of the Court for 2:00 p.m. on 11 April 2022 for Scheme Shareholders on the register of members of Clipper at the Voting Record Time to consider and, if thought fit, approve the Scheme.

At the Court Meeting (or any adjournment of the Court Meeting), voting will be by poll and each Scheme Shareholder present in person (or remotely via the Virtual Meeting Platform) or by proxy will be entitled to one vote for each Scheme Share held at the Voting Record Time. The approval required for the Scheme at the Court Meeting is a majority in number of those Scheme Shareholders present and voting (and entitled to vote) in person (or remotely via the Virtual Meeting Platform) or by proxy, representing 75% or more in value of the Scheme Shares voted by such Scheme Shareholders.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of Scheme Shareholders.

Whether or not you intend to attend and/or vote at the Meetings in person (or remotely via the Virtual Meeting Platform), you are therefore strongly advised to sign and return your BLUE Form of Proxy, by post or transmit a proxy appointment and voting instruction (electronically, online or through CREST) for the Court Meeting as soon as possible. The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction electronically, online, through CREST or by any other procedure described in this document) will not prevent you from attending, asking questions (or, in the case of the Court Meeting, submitting any objections) and voting at the Court Meeting or the General Meeting, if you are entitled to and wish to do so.

If the BLUE Form of Proxy for the Court Meeting is not lodged by 2:00 p.m. on 7 April 2022, it may be emailed to proxyvotes@equiniti.com any time prior to the commencement of the Court Meeting.

General Meeting

In addition, the General Meeting has been convened for 2:15 p.m. on 11 April 2022 (or as soon thereafter as the Court Meeting has been concluded or adjourned) to consider and, if thought fit, pass the Special Resolution necessary to implement the Scheme and certain related matters.

The Special Resolution is proposed to:

(a)	authorise the Clipper Directors to take all such actions as are necessary or appropriate for implementing the Scheme; and

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(b)	amend the Clipper Articles in the manner described in paragraph 5.3 below.

Voting in person (or remotely via the Virtual Meeting Platform) at the General Meeting will be by poll and each Clipper Shareholder, including those in the Clipper Corporate Sponsored Nominee, present remotely or by proxy will be entitled to one vote for each Scheme Share held as at the Voting Record Time. The approval required for the Special Resolution to be passed is at least 75% of the votes cast on such resolution (in person, remotely or by proxy).

If the YELLOW Form of Proxy for the General Meeting is not lodged by 2:15 p.m. on 7 April 2022 using one of the methods listed above, it will be invalid.

Clipper will announce the details of the votes at the Meetings as required under the Code through a Regulatory Information Service as soon as practicable after the conclusion of the Meetings and also published on Clipper’s website https://www.clippergroup.co.uk/possible-offer/ once the votes have been counted and verified.

Court Hearing

The Court Hearing to sanction the Scheme is currently expected to take place in the summer of 2022, as soon as reasonably practicable following the satisfaction or waiver of the last of the Regulatory Conditions to be satisfied or waived. All Clipper Shareholders are entitled to attend the Court Hearing in person or through Counsel to support or oppose the sanctioning of the Scheme.

Following the sanction of the Scheme by the Court, the Scheme will become Effective in accordance with its terms upon a copy of the Court Order being delivered to the Registrar of Companies. This is currently expected to occur in the summer of 2022. Clipper will make an announcement through a Regulatory Information Service as soon as practicable following the Scheme becoming Effective.

It is intended that, shortly after this time, Clipper will become a private limited company under the relevant provisions of the Companies Act.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme at the Court Meeting.

Unless the Scheme becomes Effective by no later than the Long Stop Date, the Scheme will not become Effective and the Acquisition will not proceed.

5.3	Amendments to the Clipper Articles

The Special Resolution contains provisions to amend the Clipper Articles to ensure that any Clipper Shares issued (other than to GXO, its nominees or any member of the GXO Group) (i) between the General Meeting and the Scheme Record Time will be subject to the Scheme; and (ii) after the Scheme Record Time will automatically be acquired by GXO on the same terms as under the Scheme (other than terms as to timings, formalities and the availability of the Mix and Match Facility). These provisions will avoid any person (other than a member of the GXO Group) holding and retaining Clipper Shares after dealings in such shares have ceased on the London Stock Exchange.

The notice of General Meeting in Part Fifteen (Notice of General Meeting) of this document seeks the approval of Clipper Shareholders for such amendments.

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5.4	Entitlement to vote at the Meetings

Save as set out in this document, each Clipper Shareholder who is entered in Clipper’s register of members or is a Clipper Shareholder in the Clipper Corporate Sponsored Nominee at the Voting Record Time will be entitled to attend, speak and vote in person (or remotely via the Virtual Meeting Platform) at the Meetings. If either Meeting is adjourned, only those Clipper Shareholders on the register of members at 6.30 p.m. on the date which is two business days before the date set for the adjourned Meeting will be entitled to attend and vote.

Each eligible Clipper Shareholder, including those in the Clipper Corporate Sponsored Nominee, is entitled to appoint a proxy or proxies to attend and, on a poll, to vote instead of him or her. The completion and return of a Form of Proxy or the appointment of a proxy or proxies electronically shall not prevent a Clipper Shareholder from attending, voting and speaking in the Meetings, including those in the Clipper Corporate Sponsored Nominee, and in each case at any adjournment thereof if such shareholder wishes and is entitled to do so. If you are in any doubt as to whether or not you are permitted to vote at the Meetings, please call Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Further information on the actions to be taken is set out in paragraph 14 below.

5.5	Modifications to the Scheme

The Scheme contains a provision for Clipper and GXO jointly to consent (on behalf of all persons concerned) to any modification of, or addition to, the Scheme or to any condition which the Court may approve or impose. The Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of any such modification, addition or condition. It would be for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in those circumstances.

In accordance with the Code, modifications or revisions to the Scheme may only be made: (i) more than 14 days prior to the date of the Meetings (or, in the case of adjournment(s), not later than 48 hours (excluding any part of a day that is not a business day) before the time fixed for the adjourned Meeting(s)) or (ii) at a later date, with the consent of the Panel. The implementation of the Acquisition by way of a Takeover Offer as an alternative to the Scheme is not a modification or revision for the purposes of this paragraph.

6.	Offer-related Arrangements

Summaries of the offer-related arrangements entered into in connection with the Acquisition are set out in paragraph 7.3 of Part Twelve (Additional Information of Clipper and GXO) of this document. These agreements have been made available on GXO’s website (at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/) and on Clipper’s website (at https://www.clippergroup.co.uk/possible-offer/).

7.	The Clipper Directors and the Effect of the Scheme on their Interests

The names of the Clipper Directors and details of their interests in the ordinary share capital of Clipper are set out in Part Twelve (Additional Information of Clipper and GXO) of this document.

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In common with the other participants in the Clipper Share Schemes, Clipper Directors will be able to exercise their options over Clipper Shares under the Clipper Share Schemes, to the extent such options are vested (where applicable) and are exercisable in accordance with their terms (including as regards the exercise of discretion by the Clipper Remuneration Committee).

GXO has received irrevocable commitments to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from the Clipper Shareholder Directors, and from the Individual Shareholders, in each case in respect of their entire holding of Scheme Shares. These irrevocable commitments are in respect of, in aggregate, 23,840,455 Scheme Shares, representing approximately 23.3% of the existing issued ordinary share capital of Clipper on the Latest Practicable Date. David Hodkin, Steve Parkin, Tony Mannix and the Individual Shareholders have also given irrevocable undertakings to elect to receive 50 per cent. of their consideration in the form of New GXO Shares.

Save as set out in this document, the effect of the Scheme on the interests of Clipper Directors does not differ from its effect on the like interests of any other Scheme Shareholder.

8.	De-Listing of Clipper Shares, Listing of GXO Shares and Settlement of consideration

8.1	De-listing

Shortly before the Scheme becomes Effective, Clipper will make an application for the cancellation of the listing of Clipper Shares on the premium listing segment of the Official List and for the cancellation of trading of the Clipper Shares on the London Stock Exchange’s Main Market for listed securities, in each case to take effect from or shortly after the Effective Date. No transfers of Clipper Shares will be registered after the date on which dealings in Clipper Shares on the Main Market of the London Stock Exchange cease other than to GXO (or as GXO may otherwise direct) pursuant to the Clipper Articles, as proposed to be amended by Special Resolution at the General Meeting as described in paragraph 5.3 above.

On the Effective Date, share certificates in respect of Scheme Shares will cease to be valid. Such share certificates should be destroyed or, at the request of Clipper, delivered up to Clipper, or to any person appointed by Clipper to receive the same. In addition, as from the Scheme Record Time, each holding of Clipper Shares credited to any stock account in CREST will be disabled and all Clipper Shares will be removed from CREST in due course.

8.2	Listing of GXO Shares

A supplemental listing application will be made by or on behalf of GXO to the NYSE for the listing of New GXO Shares on the NYSE. It is expected that, subject to the Scheme becoming Effective, the New GXO Shares will commence trading on the NYSE by 9.30 a.m. New York time on the first business day following the Effective Date.

8.3	Settlement – cash consideration

Subject to the Scheme becoming Effective (and except as provided in Part Eight (Additional Information for Overseas Shareholders) of this document), settlement of the cash consideration to which any Clipper Shareholder is entitled under the Scheme will be effected in the following manner:

Scheme Shares in uncertificated form (that is, in CREST)

Where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, except with the consent of the Panel, settlement of cash consideration to which such Scheme Shareholder is entitled will be paid by Clipper’s Registrar through CREST in Pounds Sterling as soon as practicable after the Effective Date (and in any event within 14 calendar days or within such other time period as may be approved by the Panel), in accordance with the CREST payment arrangements.

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As from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST will be disabled and all Scheme Shares will be removed from CREST in due course.

GXO reserves the right to pay any cash consideration to all or any Scheme Shareholders who hold Scheme Shares in uncertificated form at the Scheme Record Time in the manner referred to in the paragraph below if, for any reason, it wishes to do so or, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this paragraph 8.3.

Scheme Shares in uncertificated form (that is, in CREST) held by the Clipper Corporate Sponsored Nominee

Where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in the Clipper Corporate Sponsored Nominee, settlement of cash consideration to which the Scheme Shareholder is entitled will be made by the Clipper Corporate Sponsored Nominee by cheque in Pounds Sterling.

Cheques in respect of cash consideration will be despatched by first class post, or by international standard post, if overseas at the risk of the person entitled thereto as soon as practicable after the Effective Date. Cheques will be sent to Scheme Shareholders at the address held by the Clipper Corporate Sponsored Nominee at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in respect of the joint holding concerned.

Scheme Shares in certificated form (that is, not in CREST)

Where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, except with the consent of the Panel, settlement of cash consideration to which the Scheme Shareholder is entitled will be made by Clipper’s Registrar by cheque in Pounds Sterling.

Cheques in respect of cash consideration will be despatched by first class post, or by international standard post, if overseas (or by such other method as may be approved by the Panel) at the risk of the person entitled thereto as soon as practicable (and in any event within 14 calendar days or within such other time period as may be approved by the Panel) after the Effective Date. Cheques will be sent to Scheme Shareholders at the address appearing in Clipper’s register of members at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in such register in respect of the joint holding concerned.

On the Effective Date, each certificate representing a holding of Clipper Shares subject to the Scheme will cease to be valid. Following settlement of the consideration to which a Scheme Shareholder is entitled under the Scheme, Scheme Shareholders will be bound on the request of Clipper either (i) to destroy such Clipper Share certificates; or (ii) to return such Clipper Share certificates to Clipper, or to any person appointed by Clipper, for cancellation.

Scheme Shares acquired by employees (including directors) under the Clipper Share Schemes

In the case of Scheme Shares acquired by employees of the Clipper Group on or around the same time as the Scheme becomes Effective pursuant to the exercise of options under the Clipper Share Schemes, cash consideration shall be paid to Clipper on behalf of the relevant employee to enable payment directly into the applicable bank account as soon as reasonably practicable after the Effective Date in accordance with the letters to be sent to them under Rule 15 of the Code and subject to any deductions that may be required to be made for income tax and/or employee social security payments.

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8.4	Settlement – New GXO Shares

Subject to the Scheme becoming Effective (and except as provided in Part Eight (Additional Information for Overseas Shareholders) of this document), settlement of the New GXO Shares to which any Clipper Shareholder is entitled under the Scheme will be effected in the following manner:

Scheme Shares in uncertificated form (that is, in CREST)

Unlike Clipper Shares, the GXO Shares are not capable of being held, transferred or settled through the CREST settlement systems. For this reason, Scheme Shareholders who hold their Clipper Shares in uncertificated form through CREST (“Clipper CREST Shareholders”) (directly or through a broker or other nominee with a CREST account) at the Scheme Record Time will not be issued New GXO Shares directly, but will instead be issued with such number of GXO DIs as is equivalent to the number of New GXO Shares they would otherwise have received under the terms of the Scheme.

The GXO DIs will reflect the same economic rights as are attached to the New GXO Shares. However, whilst the holders of GXO DIs will have an interest in the underlying New GXO Shares, they will not be registered holders of the New GXO Shares. Instead, Cede & Co will hold New GXO Shares, with CTCNA holding book entry interests representing New GXO Shares in a DTC account on behalf of the relevant holder(s), as described below.

As part of the Scheme, the New GXO Shares to be issued to the Clipper CREST Shareholders will be issued by GXO (via instructions to its Transfer Agent (the equivalent of a registrar in the UK)) to Cede & Co., as nominee for DTC, with a subsequent issuance by DTC of book-entry interests being credited to CTCNA in DTC. CTCNA will hold such interests as nominee for the DI Depositary. The DI Depositary will then issue the GXO DIs in CREST to the Clipper CREST Shareholders. New GXO Shares to which Scheme Shareholders will be entitled under the Scheme will be delivered, held and settled in CREST under the terms of a GXO DI Deed Poll, which will be created and issued by the DI Depositary on GXO’s instructions. This service operates through Computershare, as the DI Depositary, holding the book entry interest in New GXO Shares through its custodian, CTCNA, which is a DTC participant. The GXO DIs may be held, transferred, and settled exclusively through CREST. The GXO DI Deed Poll, which will be entered into in due course, will be made available upon request to the DI Depositary.

GXO has entered into arrangements with Computershare and the Transfer Agent pursuant to which Computershare will be instructed to credit the appropriate stock account in CREST of the relevant Scheme Shareholder with such relevant Scheme Shareholder’s entitlement to GXO DIs as soon as practicable after the Effective Date and in any event within 14 days thereof.

Notwithstanding the above, GXO reserves the right to settle all or part of the consideration due to Clipper CREST Shareholders by issuing a DRS reflecting Clipper CREST Shareholders’ ownership of the GXO Shares if, for any reason outside GXO’s control, it is not able to effect settlement in accordance with the procedures described above. However, it will be possible for arrangements to be made, following receipt by Clipper CREST Shareholders of their DRS, for such shares to be credited to a DTC account. In such circumstances, the relevant information about this process will be provided with Clipper CREST Shareholders’ DRS book-entry account statement of ownership.

Holders of GXO DIs through CREST will be able to cancel their GXO DIs by submitting an instruction in respect of the underlying New GXO Shares through CREST to the DI Depositary, which includes the account information of their nominated DTC participant to which the DTC book entry interests representing New GXO Shares should be delivered, in accordance with the rules and practices of Computershare, CREST and DTC.

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Any existing GXO CDI held through the CREST Depositary, CREST International Nominees Limited, will be transferred to the CTCNA on behalf of the DI Depositary in advance of the Effective Date, for which Euroclear will issue the relevant notice.

With effect from close of trading on the last day of dealings in Clipper Shares prior to the Effective Date, each holding of Scheme Shares credited to any stock account in CREST will be disabled and all Scheme Shares will be removed from CREST.

Scheme Shares in uncertificated form (that is, in CREST) held by the Clipper Corporate Sponsored Nominee on behalf of Clipper CSN Participants

Settlement of the New GXO Share consideration to which Clipper CSN Participants are entitled will be satisfied in the manner described in the above paragraph for Scheme Shares in uncertificated form (that is, in CREST)., resulting in the Clipper Corporate Sponsored Nominee initially holding GXO DIs on behalf of Clipper CSN Participants. The Clipper Corporate Sponsored Nominee will, subject to a Clipper CSN Participant being eligible to enter into the GXO CSN Facility (and not electing to opt out of it), transfer the number of GXO DIs it receives on behalf of each Transferring Clipper CSN Participant to the GXO CSN Facility.

Equiniti will also arrange to sell any fractional GXO DIs due to each Clipper CSN Participant and issue cheques in respect of any fractional entitlement. The cheques will be despatched by first class post, or by international standard post, if overseas at the risk of the person entitled thereto as soon as practicable and following settlement. Cheques will be sent to the relevant Clipper CSN Participants to the addresses held by the Clipper Corporate Sponsored Nominee at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in respect of the joint holding concerned.

Prior to completion of the Acquisition, Computershare and Equiniti will agree the manner and timing of the transfer of the Transferring Clipper CSN Participants’ GXO DIs into the GXO CSN Facility, and this will be communicated to the Clipper CSN Participants in advance of the Effective Date.

Following the transfer of the GXO DIs held by the Transferring Clipper CSN Participants into the GXO CSN Facility (details of which are included in the terms and conditions in relation to the GXO CSN Facility enclosed with this document), the GXO DIs representing the New GXO Shares to which a Transferring Clipper CSN Participant becomes entitled under the Scheme will be credited to an account of a nominee of Computershare within CREST, as nominee for and on behalf of such holders. Such Transferring Clipper CSN Participants will receive a statement of entitlement from Computershare detailing their holding of GXO DIs and explaining how they may deal in their GXO DIs through the GXO CSN Facility including details of ongoing services and details of the special Dealing Facility, where eligible. Clipper CSN Participants may, however, opt out of this GXO CSN Facility.

Information about the terms and conditions of this nominee arrangement are enclosed with this document, and will be available on GXO’s website at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/ (subject to certain access restrictions), at least until the expiry of the Dealing Facility Period. Clipper CSN Participants who wish to opt out of the nominee arrangement should contact Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). Lines are open from 8.30 a.m. to 5.30 p.m. Monday to Friday (except English and Welsh public holidays). The GXO CSN Facility described above will not apply to Clipper CSN Participants that have validly opted out, or that are ineligible to participate because they are resident in a jurisdiction outside of a GXO CSN Permitted Jurisdiction in which Computershare cannot lawfully offer or operate (or does not have the requisite permit or licence to offer or operate) such GXO CSN Facility, or for any other reason (the “Remaining Clipper CSN Participants”). Such Remaining Clipper CSN Participants will remain in the Clipper Corporate Sponsored Nominee which, shortly following the Effective Date, will close and any GXO DIs held through the Clipper Corporate Sponsored Nominee will be transferred such that the Remaining Clipper CSN Participants will hold the New GXO Shares represented by the GXO DIs they held through the Clipper Corporate Sponsored Nominee directly through DRS and the name of each such Remaining Clipper CSN Participant will be entered as the registered owner of the relevant number of New GXO Shares.

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DRS is a method of recording ownership of GXO Shares in book-entry form which enables the Transfer Agent (the equivalent of a registrar in the UK) to maintain those shares electronically in GXO’s records on behalf of the relevant Remaining Clipper CSN Participant without the need for a physical share certificate to be issued. The DRS method of share recording is commonly used in the United States. Shares held in DRS have the same rights and privileges as shares of the relevant entity held in certificated form.

Remaining Clipper CSN Participants who ultimately receive New GXO Shares through DRS will be sent a book-entry account statement of ownership evidencing such Clipper Shareholder’s ownership of New GXO Shares by the Transfer Agent shortly after, and in any event within 14 days of, the closure of the Clipper Corporate Sponsored Nominee. Along with the statement of ownership, such Remaining Clipper CSN Participants will also be sent further information about DRS, including further details on how the New GXO Shares can be held, transferred or otherwise traded through DRS. Proxy materials, annual reports and other shareholder communications will be mailed from GXO and/or its voting agent directly to the Remaining Clipper CSN Participants who hold their New GXO Shares through DRS.

Remaining Clipper CSN Participants holding New GXO Shares through DRS who wish to dispose of any of their New GXO Shares may do so by contacting the Transfer Agent, or any broker or custodian that is a DTC participant. The dealing services provided by and fees chargeable by different brokers may change from time to time and will vary between each broker and custodian. Any dividends paid on the New GXO Shares held through DRS will be paid to holders of New GXO Shares by cheque, provided that a holder of New GXO Shares may, if such holder so wishes and subject to certain limitations, contact the Transfer Agent requesting that payment in respect of dividends or other distributions (if any) on such New GXO Shares be made directly to such holder’s bank account (assuming, in each case, that such person remains a holder of New GXO Shares as of any relevant dividend record date). Further information will be sent together with the statement of ownership. The Remaining Clipper CSN Participants who receive New GXO Shares through DRS, but subsequently wish to hold the New GXO Shares through a DTC participant, may instruct their DTC broker to transfer their New GXO Shares into such DTC participant’s account. Details of the manner in which such instructions may be given are available from the Transfer Agent upon request, by contacting the Transfer Agent.

Clipper Shares in certificated form

As the New GXO Shares will have a listing on the New York Stock Exchange, Clipper Shareholders who hold their Clipper Shares in certificated form may find that holding and trading the New GXO Shares directly involves US market practices and formalities that may be unfamiliar to such holders. In addition, dealing with the Transfer Agent (the equivalent of a registrar in the UK) in a different jurisdiction and time zone may also prove inconvenient in certain circumstances. In light of the foregoing, GXO will arrange for a nominee of Computershare to provide the GXO CSN Facility in which it will act in the UK as nominee for such holders who have a registered address in a GXO CSN Permitted Jurisdiction.

Under the GXO CSN Facility (details of which are included in the terms and conditions in relation to the GXO CSN Facility enclosed with this document), GXO DIs representing the New GXO Shares to which a Clipper Shareholder who holds their Clipper Shares in certificated form becomes entitled under the Scheme will be credited to an account of a nominee of Computershare within CREST, as nominee for and on behalf of such holders. Such Clipper Shareholder who holds their Clipper Shares in certificated form will receive a statement of entitlement from Computershare detailing their holding of GXO DIs and explaining how they may deal in their GXO DIs through the GXO CSN Facility including details of ongoing services and details of the special Dealing Facility, where eligible. Clipper Shareholders who hold their Clipper Shares in certificated form may, however, opt out of this GXO CSN Facility.

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Information about the terms and conditions of this nominee arrangement are enclosed with this document, and will be available on GXO’s website at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/ (subject to certain access restrictions), at least until the expiry of the Dealing Facility Period. Holders of Clipper Shares in certificated form who wish to opt out of the nominee arrangement should contact Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). Lines are open from 8.30 a.m. to 5.30 p.m. Monday to Friday (except English and Welsh public holidays). The GXO CSN Facility described above will not apply to Clipper Shareholders that have validly opted out, or that are ineligible to participate because they are resident in a jurisdiction in which Computershare cannot lawfully offer or operate (or does not have the requisite permit or licence to offer or operate) such GXO CSN Facility, or for any other reason. The New GXO Shares to which such holders become entitled will be allotted and issued to them directly through DRS by the Transfer Agent and the name of each such Clipper Shareholder will be entered as the registered owner of the relevant number of New GXO Shares.

DRS is a method of recording ownership of GXO Shares in book-entry form which enables the Transfer Agent (the equivalent of a registrar in the UK) to maintain those shares electronically in GXO’s records on behalf of the relevant Clipper Shareholder without the need for a physical share certificate to be issued. The DRS method of share recording is commonly used in the United States. Shares held in DRS have the same rights and privileges as shares of the relevant entity held in certificated form.

Clipper Shareholders who receive their New GXO Shares through DRS will be sent a book-entry account statement of ownership evidencing such Clipper Shareholder’s ownership of New GXO Shares by the Transfer Agent shortly after, and in any event within 14 days of, the Effective Date. Along with the statement of ownership, such Clipper Shareholders will also be sent further information about DRS, including further details on how the New GXO Shares can be held, transferred or otherwise traded through DRS. Proxy materials, annual reports and other shareholder communications will be mailed from GXO and/or its voting agent directly to the Clipper Shareholders who hold their New GXO Shares through DRS.

Persons holding New GXO Shares through DRS who wish to dispose of any of their New GXO Shares may do so by contacting the Transfer Agent, or any broker or custodian that is a DTC participant. The dealing services provided by and fees chargeable by different brokers may change from time to time and will vary between each broker and custodian. Any dividends paid on the New GXO Shares held through DRS will be paid to holders of New GXO Shares by cheque, provided that a holder of New GXO Shares may, if such holder so wishes and subject to certain limitations, contact the Transfer Agent requesting that payment in respect of dividends or other distributions (if any) on such New GXO Shares be made directly to such holder’s bank account (assuming, in each case, that such person remains a holder of New GXO Shares as of any relevant dividend record date). Further information will be sent together with the statement of ownership. Clipper Shareholders who hold their Clipper Shares in certificated form and who receive New GXO Shares through DRS, but subsequently wish to hold the New GXO Shares through a DTC participant, may instruct their DTC broker to transfer their New GXO Shares into such DTC participant’s account. Details of the manner in which such instructions may be given are available from the Transfer Agent upon request, by contacting the Transfer Agent.

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8.5	General

All documents and remittances sent to, from, by or on behalf of Clipper Shareholders will be sent entirely at their own risk.

On the Effective Date each certificate representing a holding of Scheme Shares will cease to be a valid document of title and should be destroyed or, at the request of Clipper, delivered up to Clipper, or to any person appointed by Clipper to receive the same. At the Scheme Record Time, entitlements to Scheme Shares held within CREST will be disabled and all Scheme Shares will be removed from CREST in due course.

Except with the consent of the Panel and subject to the provisions of paragraph 8.6 below, settlement of the consideration to which any Clipper Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which GXO might otherwise be, or claim to be, entitled against such Clipper Shareholder.

8.6	Return of Value

No dividend is currently contemplated by Clipper to be declared, approved, made or paid from the date of the Announcement and before the Effective Date. If any dividend or other distribution (including any return of capital) is authorised, declared, made or paid by Clipper in respect of a Clipper Share, on or after the date of the Announcement and before the Effective Date, GXO reserves the right to reduce the cash consideration by the amount of all or part of any such dividend or distribution. If GXO exercises the right to reduce the cash consideration by the amount of all or any part of any such dividend or distribution, the Clipper Shareholders will be entitled to receive and retain such dividend or distribution.

9.	United Kingdom and United States Taxation

The Acquisition will be effected by GXO (and/or its nominee) acquiring all of the issued and to be issued ordinary shares in the share capital of Clipper. GXO intends to remain U.S. domiciled for tax purposes.

Your attention is drawn to Part Nine (United Kingdom and United States Taxation) of this document relating to United Kingdom and United States taxation which contains a summary of limited aspects of the UK and US tax treatment of the Scheme. Although this document contains certain tax-related information, it does not constitute tax advice and does not purport to be a complete analysis of all potential UK and U.S. tax consequences of the Scheme or disposing of Clipper Shares.

If you are in any doubt about your own tax position or you are subject to taxation in any jurisdiction other than the UK or the U.S., you should consult an appropriately qualified independent professional adviser immediately.

10.	Restricted Shareholders

The availability of the Scheme and the Acquisition to Restricted Shareholders may be affected by the laws of the relevant jurisdictions. Restricted Shareholders will not be entitled to participate in the Mix and Match Facility. Restricted Shareholders should inform themselves about and should observe any applicable legal requirements. It is the responsibility of all Restricted Shareholders to satisfy themselves as to the full compliance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such requirements by any person or any other failure to satisfy any applicable laws, regulations or requirements.

Restricted Shareholders will not be sent a GREEN Form of Election or GREEN Form of Instruction and will not be entitled to elect to make an election under the Mix and Match Facility.

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11.	Overseas Shareholders

Overseas Shareholders should refer to Part Eight (Additional Information for Overseas Shareholders) of this document, which contains important information relevant to such holders.

Unless otherwise determined by GXO or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a jurisdiction where to do so would violate the laws in that jurisdiction.

Accordingly, copies of certain documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

It is currently anticipated that all Scheme Shareholders will receive either the Default Option or, if eligible to make an election under the Mix and Match Facility (and not resident in a Restricted Jurisdiction), the proportion of New GXO Shares and cash in respect of their holdings of Scheme Shares as they so elect under the Mix & Match Facility. However, the total number of New GXO Shares to be delivered pursuant to the Acquisition and the maximum aggregate amount of cash to be paid pursuant to the Acquisition will not be varied as a result of elections made under the Mix and Match Facility. To the extent that an election made under the Mix and Match Facility cannot be satisfied in full as a consequence of the Maximum Cash and Share Thresholds, they will be scaled down on a pro-rata basis. As a result, Scheme Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New GXO Shares or the amount of cash they will receive until settlement of the consideration due to them under the Acquisition. In such a case, the New GXO Shares which would otherwise have been issued to the relevant Scheme Shareholder would be issued to a nominee appointed by GXO on behalf of such holder on terms that the nominee shall, as soon as practicable following the Effective Date, sell the New GXO Shares so issued with the net proceeds of such sale being remitted to such shareholder. As above, however, it is not currently envisaged that this mechanism will be required, as it is anticipated that all Scheme Shareholders will receive New GXO Shares pursuant to either the Default Option or any election so made under the Mix and Match Facility.

As such, while the ability to elect under the Mix and Match Facility will not be made available to Scheme Shareholders in Restricted Jurisdictions, it is anticipated that such Scheme Shareholders will be entitled to receive the GXO Shares component of the Default Option. However, the availability of New GXO Shares under the Acquisition to Clipper Shareholders who are resident in a Restricted Jurisdiction may be affected by the laws of such jurisdictions. Accordingly, the Scheme contains provisions under which, in certain circumstances, GXO may determine, in its sole discretion, that no New GXO Shares shall be allotted and issued to any such Scheme Shareholder. In such a case, the New GXO Shares which would otherwise have been issued to the relevant Scheme Shareholder would be issued to a nominee appointed by GXO on behalf of such holder on terms that the nominee shall, as soon as practicable following the Effective Date, sell the New GXO Shares so issued with the net proceeds of such sale being remitted to such shareholder.

12.	Clipper Share Schemes

Holders of options over Clipper Shares under the Clipper Share Schemes will be contacted separately regarding the effect of the Acquisition on their rights, and appropriate proposals will be made and communicated directly to such participants in accordance with Rule 15 of the Code on or around the date of this document.

In summary, and without prejudice to the communications that will be made directly to relevant Clipper Share Scheme participants, it is intended that:

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(i)	outstanding vested options under the Clipper PSP will be exercisable in full in connection with the Acquisition in accordance with their terms;

(ii)	upon the Court sanctioning the Scheme, outstanding unvested options under the Clipper PSP will vest and be exercisable to the extent determined by the Clipper Remuneration Committee in accordance with their terms; and

(iii)	options granted under the Clipper Sharesave Plan will be exercisable in accordance with their terms for a period of six months from the earlier of the maturity date of the relevant linked savings contract and the Court’s sanction of the Scheme (and, where applicable, participants shall be permitted to accrue further savings following the Effective Date in accordance with the terms of the Clipper Sharesave Plan).

Where the extent to which options vest depends on determinations to be made by the Clipper Remuneration Committee, further details of these determinations will be communicated to relevant optionholders prior to the Court Hearing.

Options which vest and are exercised will be satisfied by the issue or transfer of Clipper Shares. Where Clipper Shares are in issue at the Scheme Record Time they will be Scheme Shares which are subject to the Scheme. Where Clipper Shares are not in issue at the Scheme Record Time, they will be acquired by GXO or transferred at GXO’s direction under the Clipper Articles as amended pursuant to the resolution to be proposed at the General Meeting.

It has been agreed with GXO that to the extent holders of options granted under the Clipper Sharesave Plan in 2021 or 2022 are subject to income tax liabilities if they exercise such options in connection with the Acquisition (including where such exercise takes place as a consequence of but following the Court’s sanction of the Scheme), Clipper will make a payment to the relevant option holder to compensate them for any such tax liability.

In addition to options over Clipper Shares, there are a small number of cash awards that have been granted under the Clipper PSP to Steve Parkin and David Hodkin as set out at paragraph 3.2 of Part Twelve (Additional Information of Clipper and GXO) of this document. Upon the Court’s sanction of the Scheme, these will be exercisable and, if so exercised, will be settled in cash by Clipper on their terms. The settlement of these cash awards will not involve the issue or transfer of Clipper Shares.

13.	Dealing Facility

GXO will, for the Dealing Facility Period, offer all Dealing Facility Shareholders the opportunity to participate in a Dealing Facility to sell all (but not some) of their GXO DIs free of dealing costs and commissions. Such eligible Dealing Facility Shareholders entering the GXO CSN Facility will be sent a Dealing Facility Election Form and relevant terms and conditions along with their GXO CSN Facility Statement within 14 days of the Effective Date or, if later, the date of their entry into the GXO CSN Facility. The Dealing Facility will be made available for the Dealing Facility Period and will be available only to persons who enter the GXO CSN Facility. The Dealing Facility will not be available to holders through CREST who are not entering into the GXO CSN Facility or those receiving New GXO Shares in DRS (including any Clipper Shareholders who opt out of the GXO CSN Facility).

An ordinary course dealing service provided by Computershare will also be available to all holders of GXO DIs within the GXO CSN Facility (including after the Dealing Facility ceases to be offered). The Dealing Facility cannot be used to buy additional New GXO Shares and/or GXO DIs. Persons wanting to sell their GXO DIs are not obliged to sell them through the Dealing Facility. Persons wanting to use the Dealing Facility may also be required by applicable anti-money laundering laws to provide evidence of their identity prior to any sale being placed.

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The terms and conditions of the Dealing Facility and a Dealing Facility Election Form will be despatched to those eligible Dealing Facility Shareholders within 14 days of the Effective Date or, if later, the date of their entry into the GXO CSN Facility, along with their GXO CSN Facility Statement and a pre-paid envelope. Dealing Facility Shareholders who are eligible to make use of, and who elect to use, the Dealing Facility by completing the Dealing Facility Election Form, once received, and returning it in accordance with the instructions printed thereon and within the Dealing Facility Period will have their GXO DIs sold in accordance with the terms and conditions which they will receive for this Dealing Facility. Once received by Computershare, validly completed Dealing Facility Election Forms will be irrevocable. Unlike successful Mix and Match Elections for cash, no assurance can be given as to the price that will be received, or the exchange rate, for the GXO DIs sold through the Dealing Facility. In the absence of bad faith or wilful default, none of Computershare, Clipper or GXO shall have any liability for any loss arising out of the terms of any such sale or the use of the Dealing Facility by Dealing Facility Shareholders. Dealing Facility Shareholders who sell through the Dealing Facility will be sent the proceeds of such sale in pounds sterling by cheque through the post to the address held on the GXO CSN Facility register by Computershare.

14.	Actions to be Taken

Clipper Shareholders will find enclosed with this document a BLUE Form of Proxy to be used in connection with the Court Meeting and a YELLOW Form of Proxy to be used in connection with the General Meeting. If you hold Clipper Shares in CREST, you may instead appoint a proxy by completing and transmitting a CREST Proxy Instruction to Clipper’s Registrar.

Attendance at the Meetings

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Meetings, you are therefore strongly advised to sign and return your BLUE Form of Proxy by post or transmit a proxy appointment and voting instruction (electronically, online or through CREST) for the Court Meeting as soon as possible. The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction electronically, online, through CREST or by any other procedure described in this document) will not prevent you from asking questions, attending and voting at the Court Meeting or the General Meeting, if you are entitled to and wish to do so.

If the BLUE Form of Proxy for the Court Meeting is not lodged by 2:00 p.m. on 7 April 2022, it may be emailed to proxyvotes@equiniti.com any time prior to the commencement of the Court Meeting. In the case of the General Meeting, if the YELLOW Form of Proxy for the General Meeting is not lodged by 2:15 p.m. on 7 April 2022 using one of the methods listed above, it will be invalid.

A GREEN Form of Election or a GREEN Form of Instruction also accompanies this document. The GREEN Form of Election should be completed by Scheme Shareholders (other than Restricted Shareholders) who hold Scheme Shares in certificated form and who wish to make an election under the Mix and Match Facility. If you hold your Clipper Shares in uncertificated form and wish to make an election under the Mix and Match Facility, you must do so electronically via the procedure set out in Part Five (Notes for Making Elections) of this document.

If you hold your Clipper Shares in the Clipper Corporate Sponsored Nominee you will not receive a GREEN Form of Election. Instead you will receive a GREEN Form of Instruction.

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Participation in the Mix and Match Facility has not been extended to Restricted Shareholders and no GREEN Form of Election or GREEN Form of Instruction will be sent to them. Further details are set out in paragraph 10 of this Part Two (Explanatory Statement).

Restricted Shareholders will not be sent a GREEN Form of Election or GREEN Form of Instruction and will not be entitled to make an election under the Mix and Match Facility.

Your attention is drawn to pages xi to xii (Actions to be Taken to Vote on the Acquisition) of this document, which set out in detail the action you should take in relation to the Acquisition and the Scheme.

Dealing Facility

GXO will, for the Dealing Facility Period, offer Dealing Facility Shareholders the opportunity to participate in a Dealing Facility to sell all (but not some) of their GXO DIs free of dealing costs and commissions. Such eligible Dealing Facility Shareholders entering the GXO CSN Facility will be sent a Dealing Facility Election Form and relevant terms and conditions along with their GXO CSN Facility Statement within 14 days of the Effective Date or, if later, the date of their entry into the GXO CSN Facility.

Such Dealing Facility Shareholders who wish to make use of the Dealing Facility in respect of their New GXO DIs should do so by completing the Dealing Facility Form, providing all required identity information and signing the Dealing Facility Election Form, once received, in accordance with the instructions printed thereon and within the Dealing Facility Period. The Dealing Facility will not be available to persons who are resident, located, or who have a registered address in the United States, or any Restricted Jurisdiction or who receive New GXO Shares or interests in New GXO Shares outside of the GXO CSN Facility (including any Clipper Shareholders who opt out of the GXO CSN Facility).

Further details in respect of the Dealing Facility are set out in paragraph 13 of this Part Two (Explanatory Statement).

Shareholder Helpline

If you have any questions relating to this document, the Meetings, how to complete or submit the Forms of Proxy, the GREEN Form of Election or the GREEN Form of Instruction please call Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

15.	Further Information

The terms of the Scheme are set out in full in Part Six (The Scheme of Arrangement) of this document. Further information regarding Clipper and GXO is set out in Part Twelve (Additional Information of Clipper and GXO) of this document. Documents published and available for inspection are listed in paragraph 17 of Part Twelve (Additional Information of Clipper and GXO) of this document.

Yours faithfully,

Stuart Skinner
Managing Director

Stuart Ord
Managing Director

For and on behalf of
Numis Securities Limited

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Part Three

CONDITIONS TO THE IMPLEMENTATION OF
THE SCHEME AND TO THE ACQUISITION

Part A: Conditions to the Scheme and Acquisition

Long-Stop Date

1.	The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective, subject to the provisions of the Code, by no later than the Long-Stop Date.

Scheme approval

2.	The Scheme will be conditional upon:

(a)	(i) its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders (or each of the relevant classes thereof, if applicable) present and voting and entitled to vote, either in person or by proxy, at the Court Meeting (or at any separate class meeting, if applicable), or at any adjournment thereof; and (ii) the Court Meeting (and any separate class meeting, if applicable) and any adjournment thereof being held on or before 3 May 2022 (or such later date (if any) as GXO and Clipper may agree, with the consent of the Panel and/or approval of the Court, if such consent and/or approval is required);

(b)	(i) all resolutions necessary to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment thereof; and (ii) the General Meeting and any adjournment thereof being held on or before 3 May 2022 (or such later date (if any) as GXO and Clipper may agree, with the consent of the Panel and/or approval of the Court, if such consent and/or approval is required); and

(c)	(i) the sanction of the Scheme by the Court without modification or with modification on terms acceptable to GXO and Clipper and the delivery of a copy of the Court Order to the Registrar of Companies; and (ii) the Court Hearing being held on or before 3 May 2022 (or such later date (if any) as GXO and Clipper may agree, with the consent of the Panel and/or approval of the Court, if such consent and/or approval is required).

In addition, GXO and Clipper have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

NYSE Listing of New GXO Shares

3.	GXO or its agent having received receipt of a confirmation from NYSE (and such confirmation not having been withdrawn) that the New GXO Shares have been approved for listing on the NYSE, subject to official notice of issuance.

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Official authorisations and regulatory clearances

Competition and Markets Authority clearance

4.	The Competition and Markets Authority or, as the case may be, the Secretary of State adopting and formally notifying to the parties all decisions and approvals necessary to clear the Acquisition and to permit the Acquisition and any matters arising therefrom to proceed (and, to the extent relevant, all conditions or obligations contained in such decisions and approvals necessary for clearance of the Acquisition having been satisfied or complied with).

Polish competition authority clearance

5.	The President of the Polish Office of Competition and Consumer Protection (Prezes Urzędu Ochrony Konkurencji i Konsumentów) adopting a decision approving the Acquisition on terms reasonably satisfactory to GXO; or permitting the Acquisition on terms reasonably satisfactory to GXO, or the period set out in the Polish Act dated 16 February 2007 on Competition and Consumers Protection having expired without a decision being taken by the President of the Polish Office of Competition and Consumer Protection prohibiting the Acquisition.

National security and investment clearances

6.	In so far as any public interest, foreign investment or national security laws, rules or regulations (including the National Security and Investment Act 2021) are effective as at the date of the Announcement and before the Effective Date, and such laws, rules or regulations would apply to the Acquisition, all approvals as are legally required, or in the reasonable opinion of GXO advisable, pursuant to such laws, rules or regulations to permit the Acquisition to occur have been obtained.

General Third Party official authorisations and regulatory clearances

7.	Excluding filings, applications, obligations, notifications, waiting and other time periods, and clearances relating to those antitrust, merger control or national security or foreign investment screening referred to in Conditions 4 to 6, all notifications to and filings with, Third Parties which are necessary or are reasonably considered appropriate by GXO having been made, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in each case in connection with the Scheme or Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Clipper or any other member of the Wider Clipper Group by any member of the Wider GXO Group or the carrying on by any member of the Wider Clipper Group of any material aspect of its business.

8.	No Third Party having intervened (other than any Third Party having intervened in respect of those antitrust, merger control or national security or foreign investment screening referred to in Conditions 4 to 6, in respect of which those aforementioned conditions shall apply) and there not continuing to be outstanding any statute, regulation or order of any Third Party (other than any statute, regulation or order of any Third Party relating to those antitrust, merger control or national security or foreign investment screening referred to in Conditions 4 to 6, in respect of which those aforementioned conditions shall apply) in each case which is or is likely to be material in the context of the Wider GXO Group or Wider Clipper Group or the Acquisition which would or would reasonably be expected to:

(a)	make the Scheme or the Acquisition or, in each case, its implementation or the acquisition or proposed acquisition by GXO or any member of the Wider GXO Group of any shares or other securities in, or control or management of, Clipper or any member of the Wider Clipper Group void, illegal or unenforceable in any jurisdiction, or otherwise directly or indirectly materially restrain, prevent, prohibit, restrict or delay the same or impose additional material conditions or obligations with respect to the Scheme or the Acquisition or such acquisition, or otherwise materially impede, challenge or interfere with the Scheme or Acquisition or such acquisition, or require material amendment to the terms of the Scheme or Acquisition or the acquisition or proposed acquisition of any Clipper Shares or the acquisition of control or management of Clipper or the Wider Clipper Group by GXO or any member of the GXO Group;

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(b)	materially limit or delay, or impose any material limitations on, the ability of any member of the Wider GXO Group or any member of the Wider Clipper Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider Clipper Group or any member of the Wider GXO Group;

(c)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider GXO Group of any shares or other securities in any member of the Clipper Group;

(d)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider GXO Group or by any member of the Wider Clipper Group of all or a material part of their respective businesses, assets or properties or materially limit the ability of any of them to conduct any of their respective businesses or to own or control any of their respective assets or properties or any part thereof;

(e)	except pursuant to the implementation of the Acquisition or, if applicable, sections 974 to 991 of the Companies Act, require any member of the Wider GXO Group or of the Wider Clipper Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of either group owned by any third party;

(f)	materially adversely limit the ability of any member of the Wider GXO Group or of the Wider Clipper Group to conduct or integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider GXO Group or of the Wider Clipper Group;

(g)	result in any member of the Wider Clipper Group or the Wider GXO Group ceasing to be able to carry on business under any name under which it presently does so; or

(h)	otherwise materially adversely affect any or all of the business, assets, profits, financial or trading position or prospects of any member of the Wider Clipper Group or of the Wider GXO Group,

and all applicable waiting and other time periods during which any Third Party could intervene under the laws of any relevant jurisdiction having expired, lapsed or been terminated.

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9.	All Authorisations which are necessary in any relevant jurisdiction for or in respect of the Scheme or Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Clipper or any other member of the Wider Clipper Group by any member of the Wider GXO Group or the carrying on by any member of the Wider Clipper Group of its business having been obtained from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider Clipper Group has entered into contractual arrangements in each case where the absence of such Authorisation would have a material adverse effect on the Clipper Group taken as a whole and all such Authorisations remaining in full force and effect and there being no notice or intimation of any intention to revoke, suspend, restrict, modify or not to renew any of the same.

Certain matters arising as a result of any arrangement, agreement etc.

10.	Except as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider Clipper Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject, which, in each case as a consequence of the Scheme or Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control of, Clipper or any other member of the Wider Clipper Group by any member of the Wider GXO Group or otherwise, would or would reasonably be expected to result in, (in any case to an extent which is or would be material and adverse in the context of the Wider Clipper Group taken as a whole):

(a)	any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider Clipper Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity date or repayment date or the ability of any member of the Wider Clipper Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited;

(b)	other than in the ordinary course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Clipper Group;

(c)	any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider Clipper Group thereunder, being terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising thereunder;

(d)	any asset or interest of any member of the Wider Clipper Group being or falling to be disposed of or charged or ceasing to be available to any member of the Wider Clipper Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider Clipper Group otherwise than in the ordinary course of business;

(e)	any member of the Wider Clipper Group ceasing to be able to carry on business under any name under which it presently does so;

(f)	the creation of material liabilities (actual or contingent) by any member of the Wider Clipper Group other than in the ordinary course of business;

(g)	the rights, liabilities, obligations or interests of any member of the Wider Clipper Group under any such arrangement, agreement, licence, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated or adversely modified or affected; or

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(h)	the financial or trading position or the value of any member of the Wider Clipper Group being prejudiced or adversely affected,

and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit or other instrument, would be reasonably likely to result in any of the events or circumstances which are referred to in paragraphs (a) to (h) of this Condition 10 in any case to an extent which is or would be material and adverse in the context of the Clipper Group taken as a whole.

11.	Since 30 April 2021 and except as Disclosed no member of the Wider Clipper Group having:

(a)	issued or agreed to issue, or authorised the issue of, additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or transferred or sold any shares out of treasury, other than (i) as between Clipper and wholly-owned subsidiaries of Clipper; and/or (ii) any shares issued or shares transferred from treasury upon the exercise of any options, granted under or in connection with any of the Clipper Share Schemes;

(b)	purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital to an extent which (other than in the case of Clipper) is material in the context of the Clipper Group taken as a whole;

(c)	recommended, declared, paid or made any dividend or other distribution whether payable in cash or otherwise or made any bonus issue (other than to Clipper or a wholly-owned subsidiary of Clipper);

(d)	except as between Clipper and its wholly-owned subsidiaries or between such wholly-owned subsidiaries made or authorised any change in its loan capital;

(e)	(other than any acquisition or disposal in the ordinary course of business or a transaction between Clipper and a wholly-owned subsidiary of Clipper or between such wholly-owned subsidiaries) merged with, demerged or acquired any body corporate, partnership or business or acquired or disposed of or transferred, mortgaged, charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same (in each case to an extent which is material and adverse in the context of the Clipper Group taken as a whole);

(f)	issued or authorised the issue of, or made any change in or to, any debentures or (except in the ordinary course of business or except as between Clipper and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) incurred or increased any indebtedness or liability (actual or contingent) which in any case is material and adverse in the context of the Clipper Group taken as a whole;

(g)	entered into, varied, or authorised any material agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

(i)	is of a long term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude; or

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(ii)	is reasonably likely to restrict the business of any member of the Wider Clipper Group; or

(iii)	is other than in the ordinary course of business,

and which in any case is material in the context of the Clipper Group taken as a whole;

(h)	except as between Clipper and its wholly-owned subsidiaries or between such wholly-owned subsidiaries entered into, implemented, effected or authorised any merger, demerger, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement in respect of itself or another member of the Wider Clipper Group otherwise than in the ordinary course of business which in any case is material in the context of the Clipper Group taken as a whole;

(i)	entered into or materially varied the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider Clipper Group which is material and adverse in the context of the Wider Clipper Group taken as a whole;

(j)	(other than in respect of a member which is dormant or which is solvent at the relevant time) taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any material part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction which in any case is material in the context of the Clipper Group taken as a whole;

(k)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business in any case with a material adverse effect on the Clipper Group taken as a whole;

(l)	other than claims between Clipper and its wholly-owned subsidiaries or between such wholly-owned subsidiaries, waived or compromised any claim, otherwise than in the ordinary course of business, which is material in the context of the Clipper Group taken as a whole;

(m)	other than in connection with the Scheme, made any alteration to its memorandum or articles of association which is material in the context of the Acquisition;

(n)	made or agreed or consented to:

(i)	any material change:

-	to the terms of the trust deeds constituting the pension scheme(s) established for its directors, employees or their dependants; or

-	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder; or

-	the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined; or

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-	the basis upon which the liabilities (including pensions) or such pension schemes are funded, valued or made,

in each case, which has an effect that is material in the context of the Clipper Group taken as a whole, or

(ii)	any change to the trustees including the appointment of a trust corporation;

(o)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Clipper Group in a manner which is material in the context of the Clipper Group taken as a whole, other than in the ordinary course or in accordance with the terms of the Acquisition or as agreed by the Panel or GXO; or

(p)	entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition 11.

No adverse change, litigation or regulatory enquiry

12.	Since 30 April 2021 and except as Disclosed:

(a)	there having been no adverse change or deterioration in the business, assets, financial or trading positions or profit or prospects of any member of the Wider Clipper Group which in any case is material in the context of the Clipper Group taken as a whole, save in consequence of the proposed Acquisition or of the process leading to the Acquisition;

(b)	no contingent or other liability of any member of the Wider Clipper Group having arisen or become apparent or increased (other than in the ordinary course of business) which in any case is material and adverse in the context of the Clipper Group taken as a whole;

(c)	(other than as a result of or in connection with the Acquisition) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Clipper Group is or may become a party (whether as plaintiff, defendant or otherwise) having been threatened in writing, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider Clipper Group which in any case would be likely to have a material adverse effect in the context of the Clipper Group taken as a whole; and

(d)	(other than as a result of or in connection with the Acquisition) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened in writing, announced, implemented, instituted by or against or remaining outstanding against or in respect of any member of the Wider Clipper Group which in any case would reasonably be expected to have an adverse effect that is material in the context of the Clipper Group taken as a whole;

(e)	on or after the date of the Announcement, and other than with the consent of GXO, no action having been taken or proposed by any member of the Wider Clipper Group, or having been approved by Clipper Shareholders or consented to by the Panel, which requires or would require the approval of Clipper Shareholders in a general meeting under Rule 21.1 of the Code; and

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(f)	no member of the Wider Clipper Group having conducted its business in breach of any applicable laws and regulations which in any case is material in the context of the Clipper Group taken as a whole.

No discovery of certain matters

13.	GXO not having discovered:

(a)	(except as Disclosed) that any financial or business or other information concerning the Wider Clipper Group disclosed at any time by or on behalf of any member of the Wider Clipper Group, whether publicly, to any member of the Wider GXO Group or otherwise, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading and which was not subsequently corrected before 28 February 2022 by disclosure either publicly or otherwise to GXO to an extent which in any case is material in the context of the Clipper Group taken as a whole;

(b)	that any member of the Wider Clipper Group is subject to any liability (actual or contingent) which is not disclosed in Clipper’s annual report and accounts for FY21, which has not been Disclosed and which in any case is material in the context of the Clipper Group taken as a whole; or

(c)	any information which has not been Disclosed and which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Clipper Group to an extent which is material in the context of the Clipper Group taken as a whole.

14.	GXO not having discovered other than Disclosed:

(a)	that any past or present member of the Wider Clipper Group has not complied with any applicable legislation or regulations of any jurisdiction with regard to the use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, or that there has otherwise been any such use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission (whether or not this constituted a non-compliance by any person with any legislation or regulations and wherever the same may have taken place) which, in any case, would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider Clipper Group which in any case is material in the context of the Clipper Group taken as a whole;

(b)	that there is, or is likely to be, any material liability, whether actual or contingent, to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Clipper Group or any other property or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant authority or third party or otherwise which in any case is material in the context of the Clipper Group taken as a whole; or

(c)	that circumstances exist whereby a person or class of persons would be likely to have a claim in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Wider Clipper Group which is or would be material in the context of the Clipper Group taken as a whole.

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Anti-corruption, sanctions and criminal property

15.	GXO not having discovered other than Disclosed that:

(a)	(i) any past or present member, director, officer or employee of the Wider Clipper Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other anti-corruption legislation applicable to the Wider Clipper Group or (ii) any person that performs or has performed services for or on behalf of the Wider Clipper Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation; or

(b)	to an extent which is or would reasonably be expected to be material in the context of the Wider Clipper Group taken as a whole, any asset of any member of the Wider Clipper Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(c)	any past or present member, director, officer or employee of the Clipper Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (i) any government, entity or individual in respect of which U.S. or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S. or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury & Customs; or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states, which in each case would cause any member of Clipper Group to be in breach of any economic sanctions laws applicable to the Clipper Group; or

(d)	a member of the Clipper Group has engaged in any transaction which would cause GXO to be in breach of any law or regulation upon its acquisition of Clipper, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

For the purpose of these Conditions:

(i)	“Third Party” means any central bank, government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, authority, court, trade agency, association, institution or professional or environmental body in any relevant jurisdiction, including, for the avoidance of doubt, the Panel;

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(ii)	a Third Party shall be regarded as having “intervened” if it has decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and “intervene” shall be construed accordingly; and

(iii)	“Authorisations” means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, provisions and approvals, in each case, of a Third Party.

Part B: Waiver and Invocation of the Conditions

1.	Subject to the requirements of the Panel, GXO reserves the right in its sole discretion to waive all or any of the Conditions set out in Part A of this Part Three except Conditions 2(a)(i), 2(b)(i) and 2(c)(i) and 3 which cannot be waived. The deadlines in any of Conditions 2(a)(ii), 2(b)(ii) and 2(c)(ii) may be extended to such later date as may be agreed in writing by GXO and Clipper (with the consent of the Panel and/or approval of the Court, if such consent and/or approval is required). If any of Conditions 2(a)(ii), 2(b)(ii) or 2(c)(ii) is not satisfied by the deadline specified in the relevant Condition, GXO shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked the relevant Condition, waived the relevant deadline or agreed with Clipper to extend the relevant deadline.

2.	GXO shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of Conditions 4 to 15 in Part A of this Part Three by a date earlier than the Long-Stop Date, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are, at such earlier date, no circumstances indicating that any Condition may not be capable of fulfilment.

3.	Subject to paragraph 4 below, under Rule 13.5(a) of the Code, GXO may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to GXO in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise.

4.	The Conditions set out in paragraphs 1, 2 and 3 of Part A of this Part Three (and any Takeover Offer acceptance condition adopted on the basis specified in Part C of this Part Three) will not be subject to Rule 13.5(a) of the Code:

5.	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by GXO.

6.	The Scheme will not become effective unless the Conditions have been fulfilled or (to the extent capable of waiver) waived or, where appropriate, have been determined by GXO to be or remain satisfied by no later than the Long-Stop Date.

7.	If the Panel requires GXO to make an offer or offers for any Clipper Shares under the provisions of Rule 9 of the Code, GXO may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

8.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition

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Part C: Implementation by way of Takeover Offer

GXO reserves the right to elect to implement the Acquisition by way of a Takeover Offer, subject to the Panel’s consent and (where relevant) to the terms of the Co-operation Agreement. In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable and subject to and in accordance with the terms of the Co-operation Agreement, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Acquisition, including (without limitation and subject to the consent of the Panel) an acceptance condition that is set at 75 per cent. (or such other percentage (being more than 50 per cent.) as GXO may decide (subject to the Panel’s consent)) (i) in nominal value of the shares to which such Takeover Offer relates; and (ii) of the voting rights attaching to those shares.

Part D: Certain further terms of the Acquisition

1.	Clipper Shares will be acquired by GXO fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the Effective Date, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital made, on or after the Effective Date.

2.	If, on or after the date of the Announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of the Scheme Shares, GXO reserves the right (without prejudice to any right of GXO, with the consent of the Panel, to invoke Condition 11(c) in Part A of this Part Three), to reduce the value implied under the terms of the Acquisition by an amount up to the amount of such dividend and/or distribution and/or return of capital, in which case any reference in the Announcement or in this document to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. In such circumstances, to the extent possible, the cash component of the consideration would be reduced by an amount up to the amount of such dividend and/or distribution and/or return of capital. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable and it is: (i) transferred pursuant to the Acquisition on a basis which entitles GXO to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph. Any exercise by GXO of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

3.	Fractions of New GXO Shares will not be issued to Clipper Shareholders. Instead, Clipper Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in GBP (rounded up to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of GXO Shares on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by GXO) on the last business day prior to the Effective Date based on the exchange rate derived from Bloomberg BGN FX Rate as at 5:00 p.m. ET on the last business day prior to the Effective Date.

4.	The New GXO Shares will be issued credited as fully paid and will rank pari passu in all respects with shares of GXO common stock issued and outstanding at the time the New GXO Shares are issued pursuant to the Acquisition, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New GXO Shares to be listed.

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5.	The Acquisition will be subject, inter alia, to the Conditions and certain further terms which are set out in this Part Three and those terms which will be set out in this Document and such further terms as may be required to comply with the Listing Rules and the provisions of the Code.

6.	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in this document.

7.	The Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme, and any proxies will be governed by English law and be subject to the jurisdiction of the courts of England and Wales. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the FCA.

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Part Four

DESCRIPTION OF THE NEW GXO SHARES

1.	GXO

GXO is the issuer of the GXO Shares. GXO is the largest pure-play contract logistics provider in the world and an innovator in the logistics industry.

GXO is organised and existing under the laws of the State of Delaware, United States, and in accordance with the Delaware General Corporation Law (“DGCL”). Under the GXO Certificate of Incorporation, the purpose of GXO is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

GXO is headquartered in Two American Lane, Greenwich, CT 06831 United States and has I.R.S Employer Identification number, 86-2098312.

GXO’s legal entity identifier is 5114412.

Malcolm Wilson is the chief executive officer of GXO.

Major shareholders of GXO

As at the Latest Practicable Date, in so far as is known to GXO, the following persons are interested in 5% or more of GXO’s voting rights:

Names	Number of GXO Shares	Percentage of GXO Shares	Percentage of GXO Shares immediately following the Effective Date[11]
Bradley S. Jacobs[12]	12,304,190	10.7%	10.4%
BlackRock, Inc.	11,129,353	9.7%	9.4%
The Vanguard Group	10,254,938	8.9%	8.7%
Orbis Investment Management Limited[13]	8,327,031	7.3%	7.0%

Except as described above, as at the date of this document, GXO and the GXO Directors are not aware of any other person who, directly or indirectly, jointly or severally, exercises or could exercise control over GXO.

Statutory Auditors

11      Assumes the issue of the maximum number of New GXO Shares that may be issued pursuant to the terms of the Acquisition of 3,765,996.

12      This number includes the shares indirectly owned by Bradley Jacobs as a result of being the managing member of Jacobs Private Equity, LLC and 388,489 shares held directly by Bradley Jacobs.

13      This number includes the shares held by Orbis Investment Management Limited, Orbis Investment Management (U.S.), L.P. and Allan Gray Australia Pty Limited.

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GXO’s auditors are KPMG LLP (US). KPMG LLP (US) is registered with the Public Corporation Accounting Oversight Board (United States).

2.	New GXO Shares

GXO could be required to issue up to 3,765,996 GXO Shares pursuant to the Acquisition.

The securities which GXO intends to issue under the Acquisition are common stock with a par value of USD 0.01 per share whose ISIN is US36262G1013. A supplemental listing application will be made for the listing of New GXO Shares on the NYSE. Immediately following admission of the New GXO Shares to listing and trading on the NYSE, GXO will have one class of share in issue, being the GXO Shares. The GXO Shares are denominated in U.S. dollars. On the NYSE, GXO trades under ticker symbol “GXO”.

GXO has 114,764,787 shares of common stock outstanding as of the Latest Practicable Date, which does not include:

•	any GXO Shares that may be issued to Clipper Shareholders pursuant to the Acquisition; and

•	up to 8,882,262 GXO Shares available to be granted under the GXO 2021 Omnibus Incentive Compensation Plan as of the Latest Practicable Date.

The GXO Board has the authority to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the GXO Shareholders. As at the Latest Practicable Date, there was no preferred stock outstanding.

3.	Risk Factors

The attention of Clipper Shareholders is drawn to the principal risks and uncertainties of GXO set out in GXO's filings with the SEC, including Item 1A of Part II of GXO’s quarterly report on Form 10-K for its fiscal quarter ended 30 September 2021 and any subsequent reports on Forms 10-K, 10-Q and 8-K.

4.	Rights attaching to GXO Shares

Voting rights

Each GXO shareholder shall be entitled to one vote for each GXO Share held. Each GXO shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorise another person to act as its proxy.

Each nominee for a director shall be elected director by the affirmative vote of the majority of the votes cast at a meeting of shareholders with respect to such nominee at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for the election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, the determination of which shall be made by GXO’s secretary on the following grounds: (1) GXO’s secretary receives one or more notices that a shareholder has nominated a person for election to the GXO Board in compliance with the advance notice requirements set out in the GXO by laws; and (2) such nomination(s) has not been withdrawn by such shareholder on or before the tenth (10th) day before GXO first mails its notice of such meeting to the shareholders. For the purposes of this relevant section of the GXO by laws, election by “the affirmative vote of the majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

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Acquisition and transfer restrictions

Any transfer of GXO Shares that would be in breach of applicable securities law is restricted.

Dividends

The holders of the GXO Shares shall be entitled to receive, when, as and if declared by the GXO Board, dividends and other distributions out of the assets of GXO which are by law available for such purposes. Dividends shall be payable either in cash, in property or in shares of capital stock.

Rights in respect to capital

In the event of any liquidation, dissolution or winding up of GXO, the holders of the GXO Shares shall be entitled to receive, pro rata, all of the remaining assets of GXO available for distribution to its shareholders.

Pre-emptive, conversion and redemption rights

No pre-emptive rights attach to the GXO Shares, nor are they convertible or redeemable.

Dividend policy

The payment of any dividends in the future, and the timing and amount thereof, is within the discretion of the GXO Board. The GXO Board's decisions regarding the payment of dividends will depend on many factors, such as GXO's financial condition, earnings, capital requirements, debt service obligations, restrictive covenants in its debt, industry practice, legal requirements, regulatory constraints and other factors that the GXO Board deems relevant. GXO's ability to pay dividends will depend on its ongoing ability to generate cash from operations and on its access to the capital markets. GXO cannot guarantee that it will pay a dividend in the future or continue to pay any dividends if and when it commences paying dividends.

Clipper Shareholders will not be entitled to receive dividends declared prior to the completion of the Acquisition which have a record date prior to the completion of the Acquisition in respect of the New GXO Shares issued in connection with the Acquisition.

5.	GXO DIs and GXO Shares held through DRS

Paragraph 8.4 of Part Two (Explanatory Statement) sets out details of how the New GXO Shares will be held via, in respect of current Clipper CREST Shareholders, GXO DIs and, in respect of current holders of certificated Clipper Shares, DRS.

6.	Comparison of Shareholders’ Rights

The rights of the Clipper Shareholders are governed by English law, the Listing Rules and the Clipper Articles. The rights of the GXO Shareholders are governed by Delaware law, the NYSE Rules and GXO’s certificate of incorporation and bylaws. The following is a comparison and summary of the material differences between the rights of the Clipper Shareholders and those of the GXO Shareholders arising from differences between English and Delaware law, between the Listing Rules and the NYSE Rules, and between the Clipper Articles and GXO’s certificate of incorporation and bylaws.

This is a summary only and therefore does not contain all the information that may be important to you. For more complete information, you should read the NYSE Rules, GXO’s certificate of incorporation and bylaws, the Listing Rules and the Clipper Articles.

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GXO Shares	Clipper Shares
Rights of Purchase and Redemption
Under the Delaware General Corporation Law (“DGCL”), any corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer, otherwise dispose of, pledge, use and otherwise deal in and with its own shares except when the capital of the corporation is impaired, or such purchase or redemption would cause any impairment to the capital of the corporation. A corporation, other than a nonstock corporation may, at any time, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition, thereby reducing the capital of the corporation.

The Financial Conduct Authority requires that where a company has issued shares that are admitted to the Official List and are convertible into a class of shares to be repurchased, the holders of the convertible shares must first pass a “special resolution” (see “Resolutions of Shareholders” below) approving any repurchase at a separate class meeting.

The Clipper Articles indicate that where a company purchases its own shares, there is no requirement on the Company or the Board to select the shares to be purchased rateably or in any manner as between the holders of shares of the same or different share classes or in accordance with their rights to dividends or capital.

The Financial Conduct Authority requires that purchases of 15 per cent. or more of any class of a company’s share capital must be by way of a tender offer to all shareholders of that class.

Amendment to Governing Provisions

Under the DGCL, an amendment to the bylaws of any corporation requires the vote of the stockholders entitled to vote on such amendment, unless the certificate of incorporation of such corporation confers such right upon the board of directors. GXO’s certificate of incorporation and bylaws authorize the board of directors of GXO to adopt, amend or repeal the bylaws by a majority vote at any meeting of the board of directors or by written consent. GXO’s bylaws also authorize the stockholders of GXO to alter, amend or repeal the bylaws at a meeting of the stockholders, by affirmative vote of a majority of the outstanding shares of capital stock of GXO entitled to vote generally for the election of directors.

Under the DGCL, an amendment to the certificate of incorporation of any corporation requires (1) the approval and recommendation of the board of directors, (2) the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment and (3) the affirmative vote of a majority of the outstanding stock of each class of stock entitled to vote on the amendment. GXO’s certificate of incorporation reserves the right to amend, alter, change or repeal any provision contained therein for the corporation.

Under English law, Clipper Shareholders may, by “special resolution”, alter, delete, substitute, amend or add to its articles of association. The Board of Clipper is not authorised to change the Clipper Articles.

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Right to Dividends

GXO’s certificate of incorporation and bylaws state that holders of common stock of GXO are entitled to receive dividends as may be declared by the board of directors from time to time, but only after payment of any dividends required to be paid on outstanding shares/preferred stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of GXO, the common stockholders will be entitled to share rateably in all assets of GXO remaining after all debts and other liabilities and any amounts owed to the holders of preferred stock, if any, are paid. Under the DGCL, the directors of every corporation (subject to any restrictions contained in the certificate of incorporation) may declare and pay dividends upon shares of its capital stock either: (1) out of its surplus (the excess of the net assets over the capital of the corporation) or (2) in the case that there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

If the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

English law requires dividends to be paid only out of the profits of the Company available for distribution and additionally restricts a public company such as the Company from making a distribution if that would reduce the amount of net assets of that company below the aggregate amount of its called up share capital and certain undistributable reserves.

The Company may, upon recommendation by the Board of Clipper, declare a dividend to be paid by ordinary resolution at a general meeting of the Clipper Shareholders. The Board may also, from time to time, pay the Clipper Shareholders interim dividends, if justified by the profits of the Company available for distribution.

Under the Clipper Articles, the Board may also pay a fixed dividend payable on any preferential shares half-yearly or otherwise on fixed dates, if justified by the profits of the Company available for distribution. If at any time the share capital of Clipper becomes split into different classes and an interim dividend is payable, no interim dividend shall be paid on deferred or non-preferential shares if, at the time of payment, any dividend on preferential shares is in arrears.

Appraisal Rights

Under the DGCL, any stockholder who is involved in a merger transaction and who has neither voted in favour of the merger or consolidation nor consented to such merger or consolidation in writing shall be entitled to an appraisal of the fair value of the stockholder’s shares of stock by the Delaware Court of Chancery. Appraisal rights will not be available for shares of any class or series of stock, which at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or as of immediately prior to the execution of the agreement of merger), were either: (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders.

Further, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. However, appraisal rights are available to such stockholders if the holders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except: (1) shares of the stock of the corporation surviving or resulting from the merger; (2) shares of stock of any of any other corporation which will be either listed on a national securities exchange or held of record by more than 2,000 holders; (3) cash in lieu of fractional shares; or (4) any combination of (1) – (3).

Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

English law does not generally provide for appraisal rights.

However, in the event of a compulsory acquisition or “squeeze-out” under the Companies Act 2006 where (a) a takeover offer is made for the shares of a company incorporated in the United Kingdom, and (b) the offeror has acquired or unconditionally contracted to acquire at least 90 per cent. in value of the shares of any class to which the offer relates representing at least 90 per cent. of the voting rights carried by those shares, the offeror may, within three months beginning on the day after the last day on which the offer could be accepted, require shareholders who did not accept the offer to transfer their shares to the offeror on the terms of the offer. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the required transfer was given by the offeror.

The English courts may, on receiving such an application, order (a) that the offeror is not entitled and bound to acquire the shares to which the notice relates, or (b) that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

A minority shareholder is entitled, in circumstances similar to the “squeeze-out” described above, to require the offeror to acquire his or her shares on the terms of the takeover offer.

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Pre-emptive Rights

Under the DGCL, stockholders do not have any pre-emptive rights to subscribe to additional issues of stock of the corporation or any securities convertible into such stock unless such right is expressly granted to stockholders in the certificate of incorporation of the corporation. GXO’s certificate of incorporation does not provide for pre-emptive, subscription, redemption or conversion rights.

English law provides for statutory pre-emption rights that apply on an allotment of equity securities for cash. Such rights can be disapplied by a special resolution passed by shareholders at a shareholders’ meeting.
Convening of and Attendance at Shareholders’ Meetings

GXO’s bylaws state that the annual meeting of the stockholders of GXO may be held on such date, at such time and in such manner as may be fixed by resolution of the board of directors. GXO’s bylaws also state that special meetings of the stockholders may only be called by or at the direction of (1) the chairman of the board of directors, or (2) the board of directors pursuant to a resolution adopted by a majority of the total number of directors which GXO would have if there were no vacancies.

Under the DGCL, meetings of stockholders may be held at such place, either within or outside the state of Delaware, as may be designated by or in the manner provided in the certificate of incorporation or bylaws or as determined by the board of directors. If authorized by the board of directors, meetings may be held by means of remote communication. Special meetings of the stockholders may be called by the board of directors or by such person(s) as may be authorized by the certificate of incorporation.

Under English law, a shareholders’ meeting may be called by the Board of Clipper whenever they think fit, subject to the relevant notice requirements.

The Company is required to hold an Annual General Meeting every year within six months from the date following the Company’s accounting reference date (i.e. 30 April).

Shareholders holding at least five per cent. of the paid-up capital of the Company carrying voting rights (excluding any paid-up capital held as treasury shares) may require the Board of Clipper to call a shareholders’ meeting.

The notice requirement for public traded companies such as the Company (unless the conditions in the paragraph below are satisfied) is at least 21 clear days’ notice prior to an Annual General Meeting and any other shareholders’ meeting. The Clipper Articles require not more than 28 days’ notice be given.

For shareholders’ meetings (other than Annual General Meetings) the requirement is reduced to at least 14 clear days’ notice if, among other conditions, a special resolution of shareholders is passed at the immediately preceding Annual General Meeting or at a shareholders’ meeting held since that Annual General Meeting reducing the period of notice to not less than 14 clear days’ notice.

The Clipper Articles allow for general meetings to be partially (but not wholly) held by means of electronic facilities.

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Resolutions of Shareholders

Under the DGCL, unless otherwise provided in the certificate of incorporation of a corporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder. The corporation may provide, in its certificate of incorporation, that stockholders are allowed to cumulate votes at elections of directors. GXO’s certificate of incorporation does not allow cumulative voting in the election of directors.

Under the DGCL, the certificate of incorporation or the bylaws of a corporation may specify the number of shares necessary to be present at a meeting in order to constitute a quorum. However, in no event shall a quorum consist of less than 1/3 of the shares entitled to vote at the meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than 1/3 of the shares of such class or series or classes or series.

Under the DGCL, in the absence of such specification in the certificate of incorporation or bylaws of the corporation: (1) a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders; (2) in all matters other than the election of directors, the affirmative vote of the majority of shares entitled to vote on the subject matter shall be the act of the stockholders; (3) directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of directors; and (4) where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series shall be the act of such class or series or classes or series.

Under GXO’s bylaws, the holders of a majority of the outstanding shares of capital stock of the corporation shall constitute a quorum except that when specified business is to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

“Special resolutions” generally involve proposals for major changes to a company, such as to alter its capital structure, change or amend the rights of shareholders, permit the company to issue new shares for cash without applying the shareholders’ pre-emptive rights, amend its articles of association, etc. Under English law, a special resolution means a resolution passed by a majority of not less than 75 per cent. of the shareholders or holders of 75 per cent. of the shares (depending on whether the vote is by a show of hands or by a poll) present in person or by proxy and entitled to vote at the meeting. For a resolution to be regarded as a special resolution, the notice of the meeting must specify the intention to propose the resolution as a special resolution.

Proposals relating to the ordinary course of the company’s business, such as the election of directors or payment of dividends, would generally be the subject of an “ordinary resolution.” Under English law, an ordinary resolution means a resolution that is passed by a simple majority of shareholders or holders of a simple majority of the shares (depending on whether the vote is by a show of hands or by a poll) present in person or by proxy and entitled to vote at the meeting.

The Clipper Articles allow for the Company to issue new shares of any class by ordinary resolution, subject to restrictions in English law (e.g. the disapplication of pre-emption rights as discussed above).

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Exclusive and Non-Transferable Powers of Shareholders’ Meeting

Under the DGCL, stockholders have the right to elect the board of directors. A sale, lease or exchange of all or substantially all of the corporation’s assets or property or dissolution of the corporation must be approved by a majority of the outstanding stock of the corporation entitled to vote.

GXO’s bylaws provide that the stockholders have the right to elect the board of directors and remove such directors for cause, both by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation. GXO’s certificate of incorporation provides that the holders of outstanding shares of common stock of the corporation have the right to vote on all matters, including the election of directors. In an uncontested election, the affirmative vote of a majority of the votes cast (the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election) by stockholders present at a stockholder meeting at which a quorum is present. In a contested election, a plurality of the votes cast at a stockholder meeting at which a quorum is present will be required for the election of directors.

The following matters, among others, require shareholder approval and for a UK listed company therefore have to be exclusively approved at a shareholders’ meeting:

Matters requiring special resolution:

i.      amendments to Clipper’s Articles;

ii.     reducing the notice period required to call a shareholders’ meeting (other than the Annual General Meeting) from 21 clear days to not less than 14 clear days;

iii.    reduction of the Company’s capital; and

iv.    disapplication (or renewal of disapplication) of pre-emption rights where directors are acting under a general authority to allot.

Matters requiring ordinary resolution:

i.      removal of Clipper Directors;

ii.     approval of Clipper Directors’ long-term service contracts;

iii.    approvals of loans, quasi-loans, credit transactions, substantial property transactions etc. with Clipper Directors and their connected persons;

iv.    approval of the Clipper Directors’ remuneration report;

v.     authority to make market purchases of Clipper Shares;

vi.    authorisation of political donations or expenditure;

vii.   appointment and removal of the Company’s auditors;

viii.  fixing remuneration of the Company’s auditors; and

ix.     authority to Clipper Directors to allot Clipper Shares.

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Shareholder Proposals

GXO’s bylaws provide that the stockholders of GXO do not have the power to call a special meeting of the stockholders or to request that the secretary of the corporation call a special meeting. (See section titled Convening of and Attendance at Shareholders’ Meetings).

For any nominations or any other business to be properly brought at an annual meeting, stockholders must give timely notice and updates thereof in writing to the secretary of the corporation.

Clipper Shareholders representing at least five per cent. of the total voting rights of all shareholders having a right to vote at a meeting of Clipper Shareholders can require the Board of Clipper to call such a meeting. The requirement must state the general nature of the business to be dealt with at the meeting and may include the text of the resolution to be passed at the meeting.

Clipper Shareholders representing (i) at least five per cent. of the total voting rights of all Clipper Shareholders having a right to vote at the meeting, or (ii) at least 100 Clipper Shareholders who have paid up an average sum, per Clipper Shareholder, of at least £100 and have a right to vote at the meeting may require the Company to circulate a statement of not more than 1,000 words with respect to a matter referred to in a proposed resolution to be dealt with at that meeting, or other business to be dealt with at that meeting.

Shareholder Suits
Under the DGCL, a stockholder of any corporation may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. The stockholder initiating such action must have been a stockholder of the corporation at the time of the transaction related to the action or such stockholder’s stock thereafter devolved upon him or her by operation of law. Before initiating the suit, the stockholder is required to make a demand to the board of directors in order to give the board an opportunity to decide whether the suit is in the best interests of the of corporation. In cases where demand would be futile due to the interests of a majority of the board in the matter, demand is excused.

The Companies Act 2006 provides limited circumstances in which a shareholder of a company may bring a derivative claim on behalf of the company. Such a claim may only be brought in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of the company. It is immaterial whether the cause of action arose before or after the person seeking to bring the claim became a shareholder of the company. A person seeking to bring a derivative claim must first obtain the permission of the court to do so. There are specified grounds on which the court must refuse to grant permission to continue the claim, as well as specified grounds that the court must take into consideration.

The Companies Act 2006 also permits a shareholder to apply to the court for relief on the grounds that (i) the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim, or (ii) an actual or proposed act or omission of the company (including an act or omission on its behalf) is or would be so prejudicial.

If the court is satisfied that the application is well founded, it may make such order as it thinks fit for giving relief in respect of the matters complained of.

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Rights of Inspection

Under the DGCL, all stockholders of a corporation have the right to inspect, during the usual business hours of the corporation for any proper purpose, and to make copies and extracts from:

i.      stock ledger;

ii.     list of stockholders;

iii.    other books and records;

iv.    the books and records of a subsidiary of the corporation, to the extent that the corporation has actual possession and control of such records of such subsidiary or the corporation could obtain such records through the exercise of control of such subsidiary, provided that as of the date of the making of the demand:

a.     the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and

b.     the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

The register and index of names of Clipper Shareholders must be open to inspection (i) for free, by its shareholders, and (ii) for a fee by any other person. In both cases, the documents may be copied for a fee.

The Clipper Shareholders may also inspect, without charge, during business hours (i) minutes of meetings of the shareholders and obtain copies of the minutes for a fee, (ii) the director register, and (iii) service contracts of Clipper Directors.

In addition, the published annual accounts and auditors report of the Company are required to be available for Clipper Shareholders at a Clipper Shareholders’ meeting and a Clipper Shareholder is entitled to a copy of these accounts.

The Clipper Articles provide that no Clipper Shareholder shall have any right to inspect any accounting records or other book or document of the Company except as conferred by law or authorised by the Board of Clipper or by the Company in general meeting.

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Disclosure of Interests

Neither the DGCL nor GXO’s certificate of incorporation or bylaws require disclosures by stockholders of their interests except in connection with a stockholder’s notice regarding a nomination for the board of directors.

Under Section 13(d)(1) of the U.S. Exchange Act, any person who, directly or indirectly, acquires more than five percent of equity securities of a corporation must, within ten days of such acquisition, file with the SEC, a Schedule 13D containing the information specified therein and send a copy of the Schedule 13D to the corporation and to each securities exchange on which the corporation’s common stock is traded. Amendments to Schedule 13D representing changes in co-ownership or intentions with respect to the corporation must be filed promptly.

GXO is required by the rules of the SEC to disclose in its proxy statement relating to its annual meeting of stockholders, the identity and number of shares of GXO voting securities beneficially owned by:

i.      each of its directors:

ii.     its principal executive officer;

iii.    its principal financial officer;

iv.    each of its three most highly compensated executive officers other than its principal executive officer and its principal financial officer;

v.     all of its directors and executive officers as a group; and

vi.    any beneficial owner of 5% or more of GXO’s voting securities of which GXO is aware.

The Disclosure and Transparency Rules require shareholders, subject to certain exceptions, to notify the Company in writing within two days of becoming aware that they have acquired a material interest in the Company, being three per cent. or more of the total issued Clipper Shares carrying voting rights. Thereafter, shareholders must also notify the Company within two days of any increase or decrease by which their interest crosses a one per cent. threshold as well as any decrease that reduces the shareholders’ holding below the three per cent. threshold.

Pursuant to the Companies Act 2006, the Company may also send a notice to any person whom the Company knows or believes to be interested in Clipper Shares requiring that person to confirm whether he or she has such an interest and if so provide details of that interest or any other interest in Clipper Shares of which he or she is aware.

Directors and connected persons share ownership.

The Company is required by the Listing Rules to disclose in its annual report the identity and share interests of its directors and any persons connected with them, as defined in the Companies Act 2006, and of any person with an interest of three per cent. or more of its shares which has been notified to the Company under the Disclosure and Transparency Rules.

Persons discharging managerial responsibilities (primarily directors and senior executives), and their connected persons, must notify the Company in writing of the occurrence of all transactions conducted on their own account in the shares of the Company, or derivatives or any other financial instruments relating to those shares within four business days of the day on which the transaction occurred. The notification must contain specified information, including the name of the person involved, the type of transaction, the date on which it occurred, and the price and volume of the transaction. The Company must notify a RNS (which will make the information public) of any information notified to it in accordance with these provisions. The notification to a RNS must be made as soon as possible, and in any event by no later than the end of the business day following the receipt of the information by the Company.

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Directors’ Duties

GXO’s Bylaws state that the business and affairs of GXO shall be managed by or under the direction of the board of directors. The board of directors may exercise all such powers of GXO and do all such lawful acts and things as are not by statute or by GXO’s certificate of incorporation or bylaws required to be exercised or done by the stockholders.

Under the DGCL, directors of a corporation are subject to the fiduciary duties of care and loyalty:

i.      the duty of care requires informed decision making based on material information that is reasonably available to the directors; and

ii.     the duty of loyalty requires that the directors always act on a disinterested and independent basis, in good faith and with an honest belief that the action is in the best interests of the corporation and its stockholders.

Under the Companies Act 2006, Clipper must act in accordance with its articles of association and only exercise powers for the purposes for which they are conferred.

Each Clipper Director has a duty to act in the way the director considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole. Apart from this, each Clipper Director also has the following duties:

i.      to exercise independent judgment;

ii.     to exercise the same standard of care, skill and diligence that would be exercised by a reasonably diligent person with (a) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as the director in relation to the Company, and (b) the general knowledge, skill and experience that the director actually has;

iii.    to avoid situations in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company;

iv.    to declare any of his or her direct or indirect interest in a proposed transaction or arrangement with the Company; and

v.     not to accept a benefit from a third-party, where the benefit is given by reason of the director’s position, and there is a reasonable likelihood of a conflict of interest arising.

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Transactions with Interested Parties

Under the DGCL, contracts or transactions between a corporation and its directors or officers shall not be void or voidable solely for that reason, or solely because the director or officer is present at, or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

i.      the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

ii.     the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

iii.    the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Under the DGCL, a corporation is generally prohibited from entering into a business combination with a stockholder who owns at least 15% of the outstanding voting stock of the corporation (an “interested stockholder”), for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

i.      prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

ii.     upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

iii.    at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A corporation has the right to elect, in its certificate of incorporation, not to be governed by the section of the DGCL that contains the foregoing restrictions. GXO’s has not, in its certificate of incorporation, expressly elected not to be governed by these restrictions, therefore, these provisions apply to GXO.

Subject to certain exceptions, English law imposes various restrictions and procedural requirements on transactions between the Company (including its subsidiaries) and a related party.

The definition of a related party includes a director of the Company and a substantial shareholder (i.e., any person who is entitled to exercise, or to control the exercise of, ten per cent. or more of the votes able to be cast on all or substantially all matters at shareholders’ meetings of the Company).

Certain tests are used to assess the impact of the related party transaction on the listed company (“class tests”).

The Company’s obligations would depend on the result of the class tests and range from no action being required; to obtaining an independent adviser’s confirmation that the terms of the transaction are fair and reasonable and disclosing the details of such transactions in the Company’s next annual published accounts; to requiring the publication of a shareholder circular and obtaining the prior consent of the Clipper Shareholders before entering into such a transaction.

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Reporting Requirements

As a U.S. public company and large accelerated filer, GXO must file with the SEC, among other reports and notices:

i.      an annual report on form 10-K within 60 days after the end of the fiscal year;

ii.     a quarterly report on form 10-Q within 40 days after the end of the fiscal quarter;

iii.    current reports on form 8-K within 4 days of the occurrence of specified corporate events, which include, among other things:

a.     entry into or termination of a material definitive agreement;

b.     completion of an acquisition or disposition of assets;

c.     unregistered sales of equity securities of the corporation; and

d.     changes in control of the corporation.

The Company is required to notify the FCA and/or the Registrar of Companies of:

i.      any major new developments relating to its business which are not public knowledge and may lead to a substantial movement in its share price;

ii.     notifications received by it from persons holding an interest in three per cent. or more of any class of the Company’s share capital;

iii.    any changes in the Board of Clipper;

iv.    any purchase or redemption by it of its own equity securities;

v.     interests of directors in its shares or debentures; and

vi.    changes in its capital structure.

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Part Five

NOTES FOR MAKING ELECTIONS

Scheme Shareholders, including those in the Clipper Corporate Sponsored Nominee, wishing to make an election under the Mix and Match Facility

If you wish to receive the Default Option (690 pence in cash and 0.0359 of a New GXO Share for each Scheme Share that you hold at the Scheme Record Time) YOU DO NOT NEED TO RETURN the GREEN Form of Election, GREEN Form of Instruction or send an Electronic Election.

Scheme Shareholders wishing to make an election under the Mix and Match Facility (other than Restricted Shareholders) to elect, subject to certain limitations and conditions, to vary the proportions in which they receive New GXO Shares and cash in respect of their Scheme Shares, please follow the instructions below.

If you hold Scheme Shares in certificated form (that is, not in CREST) and you wish to make an election under the Mix and Match Facility:

•	You must complete and sign the GREEN Form of Election in accordance with the instructions printed thereon and return it, either by post using the reply-paid envelope provided (if posted within the UK only) or by hand (during normal business hours only) to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, so as to be received by no later than the Election Return Time or such later time (if any) to which the right to make an election may be extended. A reply-paid envelope, for use in the UK only, is enclosed for your convenience. The instructions printed on, or deemed incorporated in, the GREEN Form of Election will be deemed to form part of the terms of the Scheme.

•	The Election Return Time will be announced by Clipper via a Regulatory Information Service as soon as reasonably practicable once the date of the Court Hearing has been established, with such announcement being made available on GXO’s website (at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/ and on Clipper’s website (at https://www.clippergroup.co.uk/possible-offer/).

If you hold Scheme Shares in the Clipper Corporate Sponsored Nominee and you wish to make an election under the Mix and Match Facility:

•	You must complete the GREEN Form of Instruction as applicable in accordance with the instructions printed thereon and return it, either by post using the reply paid envelope provided (if posted within the UK only) or by hand (during normal business hours only) to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, so as to be received by no later than the Nominee Deadline or such later time (if any) to which the right to make an election may be extended. A reply-paid envelope, for use in the UK only, is enclosed for your convenience. The instructions printed on, or deemed incorporated in, the Form of Instruction will be deemed to form part of the terms of the Scheme.

•	The Election Return Time will be announced by Clipper via a Regulatory Information Service as soon as reasonably practicable once the date of the Court Hearing has been established, with such announcement being made available on GXO’s website (at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/ and on Clipper’s website (at https://www.clippergroup.co.uk/possible-offer/). The deadline for those in the Clipper Corporate Sponsored Nominee to return their completed GREEN Form of Instruction will be the Nominee Deadline.

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If you hold Scheme Shares in uncertificated form (i.e., in CREST) and you wish to make an election under the Mix and Match Facility:

•	You should NOT complete a GREEN Form of Election or a GREEN Form of Instruction BUT INSTEAD should take (or procure to be taken) the actions set out below to transfer the Scheme Shares in respect of which you wish to make an election to the relevant Equiniti escrow account, using a Transfer to Escrow instruction (“TTE Instruction”) specifying Equiniti (in its capacity as a CREST participant under the ID 6RA07) as the escrow agent, so that the Electronic Election instruction settles no later than the Election Return Time or such later time (if any) to which the right to make an election under the Mix and Match Facility may be extended.

•	Any changes to the Election Return Time (once announced) will be notified by Clipper in a further announcement via a Regulatory Information Service in due course, with such announcements being made available on GXO’s website (at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/) and on Clipper’s website (at https://www.clippergroup.co.uk/possible-offer/).

If you hold Scheme Shares in both certificated and uncertificated form and/or if you hold shares in two or more designated accounts and you wish to make an election under the Mix and Match Facility:

•	You must complete a GREEN Form of Election with respect to your certificated Scheme Shares and follow the instructions for completing an Electronic Election instruction with respect to your uncertificated Scheme Shares. Similarly, you should complete a separate GREEN Form of Election for Scheme Shares held in certificated form but under different designations. Similarly, you should complete a separate GREEN Form of Election for Scheme Shares held in the Clipper Corporate Sponsored Nominee.

If you are a Restricted Shareholder or hold Scheme Shares on behalf of a Restricted Shareholder:

•	Restricted Shareholders will not be sent a GREEN Form of Election or a GREEN Form of Instruction and will not be entitled to make an election under the Mix and Match Facility.

•	If, notwithstanding the signature of a GREEN Form of Election, GREEN Form of Instruction or submission of a TTE instruction via CREST, GXO is advised or believes that the issue and/or delivery of New GXO Shares to a particular Scheme Shareholder would or may: (a) infringe the laws of the jurisdiction in which such Scheme Shareholder is a citizen, national or is resident; and/or (b) require GXO to comply with any governmental or other consent or any registration, filing or other formality with which GXO is unable to comply or compliance with which GXO regards as unduly onerous; and/or (c) result in a significant risk of civil, regulatory or criminal exposure, GXO may in such cases require Clipper to treat such Scheme Shareholder as a Restricted Shareholder for the purposes of the Scheme so that either:

o	such Scheme Shareholder is not sent a GREEN Form of Election or a GREEN Form of Instruction or is denied access to any platform required to effect an Electronic Election; or

o	in the case of such Scheme Shareholder who has sought to make an election under the Mix and Match Facility, such Scheme Shareholder is deemed not to have made a valid election under the Mix and Match Facility, with the result that such Scheme Shareholder shall instead receive the Default Option in accordance with the Scheme.

You should inform yourself about and should observe any applicable legal or regulatory requirements in the jurisdiction in which you or the Scheme Shareholder(s) on whose behalf you hold Scheme Shares are located. If you are in any doubt about your position, you should consult your professional adviser in the relevant territory. Participating in the Mix and Match Facility will not be available to Restricted Shareholders.

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If you need further copies of the GREEN Form of Election or the GREEN Form of Instruction, please telephone Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). Lines are open from 8.30 a.m. to 5.30 p.m. Monday to Friday (except English and Welsh public holidays). Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. Please note that Equiniti cannot provide advice on the merits of the Scheme or the Acquisition or making an election under the Mix and Match Facility or give financial, tax, investment or legal advice.

The validity (or invalidity) of elections under the Mix and Match Facility, as well as any rounding adjustments required in relation to the relevant number of New GXO Shares, shall be determined in the absolute discretion of Clipper and GXO.

Further information on the making an election under the Mix and Match Facility

An election under the Mix and Match Facility will only be accepted under the Mix and Match Facility in respect of a whole number of Scheme Shares. Any election under the Mix and Match Facility which is made in respect of a number of Scheme Shares which is not a whole number shall be deemed to be made in respect of the nearest whole number of Scheme Shares when rounded down.

Scheme Shareholders will not be permitted to make an election under the Mix and Match in respect of only part of their holding of Scheme Shares, so will be entitled only to receive either the Default Option (if no election is made) or the specific election so made under the Mix and Match Facility (if they elect to do so). If a Scheme Shareholder (i) does not make an election under the Mix and Match Facility or (ii) is resident in a Restricted Jurisdiction, they will receive the Default Option in respect of their entire holding of Scheme Shares.

For CREST nominees that operate pooled accounts, partial elections made under the Mix and Match Facility for “More Shares” and/or “More Cash” will be permitted as long as the aggregate election under the Mix and Match Facility represents the total number of Scheme Shares held by the party giving the instruction and not only part of that person’s holding of Scheme Shares.

You should be aware that if you buy or sell Scheme Shares after having made an election under the Mix and Match Facility then the number of Scheme Shares to which your election under the Mix and Match Facility applies may be affected as set out below.

If a Scheme Shareholder holds Scheme Shares in certificated form, or within the Clipper Corporate Sponsored Nominee and has made a valid election in respect of his or her Scheme Shares, then:

(a)	the validity of the election under the Mix and Match Facility shall not be affected by any alteration in the number of Scheme Shares held by the Scheme Shareholder at any time prior to the Scheme Record Time; and

(b)	accordingly, the election under the Mix and Match Facility will apply in respect of all of the Scheme Shares which the Scheme Shareholder holds at the Scheme Record Time.

If a Scheme Shareholder holds Scheme Shares in uncertificated form (in CREST) and has made a valid election under the Mix and Match Facility in respect of their Scheme Shares then, any Scheme Shares held at the Scheme Record Time to which no election has been made will receive the Default Option in respect of such Scheme Shares.

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Scheme Shares held in uncertificated form (that is, in CREST)

Shareholders (who are not Restricted Shareholders) who hold their Scheme Shares in uncertificated form and who wish to make an election under the Mix and Match Facility should make an Electronic Election as described below. As the date of the Court Hearing and the Effective Date is not yet known, Equiniti acting as the Receiving Agent will immediately following the announcement by Clipper of the anticipated completion timetable, co-ordinate with Euroclear UK & International Limited to set up the event and the related CREST escrow accounts in CREST to allow CREST participants to submit their elections.

If you are a CREST personal member, you should refer to your CREST sponsor before taking any action. Your CREST sponsor will be able to confirm details of your participant ID and the member account ID under which your Scheme Shares are held. In addition, only your CREST sponsor will be able to send a TTE Instruction to Euroclear in relation to your Scheme Shares.

If you require the Default Option under the Mix and Match facility to receive 690 pence in cash and 0.0359 New GXO Shares you are NOT required to make an election.

You should send (or, if you are a CREST personal member, procure that your CREST sponsor sends) an Electronic Election to Euroclear which must be properly authenticated in accordance with Euroclear’s specifications and which must contain, in addition to the other information that is required for an Electronic Election to settle in CREST, the following details:

(a)	the number of Scheme Shares in respect of which you are making an Electronic Election (such Scheme Shares to be transferred to the relevant escrow account);

(b)	your member account ID;

(c)	your participant ID;

(d)	the participant ID of the escrow agent, Equiniti, in its capacity as a CREST Receiving Agent. This is “6RA07”;

(e)	the relevant member account ID(s) of the escrow agent, Equiniti, in its capacity as a CREST Receiving Agent to make the relevant election under the Mix and Match Facility:

(i) to make a Cash Election, this is "CLPMJCSH";

(ii) to make a Share Election, this is "CLPMJSTK"; and

(iii) to transfer shares held on behalf of certain Overseas Shareholders, this is RESTRICT

(f)	the ISIN of the relevant Scheme Shares (this is “GB00BMMV6B79”);

(g)	the intended settlement date (this should be as soon as possible and in any event by no later than the Election Return Time);

(h)	the corporate action number for the transaction, which is allocated by Euroclear and can be found by viewing the relevant corporate action details on screen in CREST;

(i)	CREST standard delivery instructions priority of 80; and

(j)	a contact name and telephone number (inserted in the shared note field of the Electronic Election).

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After making an Electronic Election, you will not be able to access the Scheme Shares concerned in CREST for any transaction or for charging purposes. If the Scheme is implemented in accordance with its terms, the escrow agent will arrange for the cancellation of the Scheme Shares. You are recommended to refer to the CREST Manual published by Euroclear for further information on the CREST procedure outlined above. An Electronic Election is revocable. Please refer to the CREST Manual for information about how to withdraw an Electronic Election.

If you have sent an Electronic Election to the RESTRICT member account as described above, a valid ESA instruction (a "Restricted ESA Instruction") will also need to be sent. Such purported Mix and Match Election will not be treated as valid unless both the Electronic Election and the Restricted ESA Instruction settle in CREST and GXO and Clipper decide, in their absolute discretion, that such purported Mix and Match Election should be accepted. If GXO and Clipper so decide, the Receiving Agent will accept the purported Mix and Match Election on the terms of this document by transmitting in CREST a receiving agent accept ("AEAN") message. Otherwise, the Receiving Agent will reject the purported Mix and Match Election by transmitting in CREST a receiving agent reject ("AEAD") message. Each Restricted ESA Instruction must, in order for it to be valid and settle, include the following details:

(a)	the corporate action ISIN number of the Scheme Shares. This is " GB00BMMV6B79";

(b)	the number of Scheme Shares in uncertificated form relevant to that Restricted ESA instruction;

(v)	your participant ID;

(d)	your member account ID;

(e)	the participant ID of the escrow agent, Equiniti, in its capacity as CREST Receiving Agent. This is "6RA07";

(f)	the member account ID of the escrow agent, Equiniti, in its capacity as CREST Receiving Agent set out in the Restricted Escrow Transfer. This is RESTRICT;

(g)	the relevant member account ID(s) of the escrow agent, Equiniti, in its capacity as a CREST Receiving Agent:

(i) to make a Cash Election this is, "CLPMJCSH";

(ii) to make a Share Election this is, "CLPMJSTK";

(h)	the CREST transaction ID of the Electronic Election message sent to the restrict member account to which the Restricted ESA Instruction relates;

(i)	the intended settlement date ((this should be as soon as possible and in any event by no later than the Election Return Time);

(j)	the corporate action number for the transaction;

(k)	input with a standard delivery instruction priority of 80; and

(l)	a contact name and telephone number (inserted in the shared note field of the Electronic Election).

You should note that Euroclear does not make available special procedures in CREST for any particular corporate action. Normal system timings and limitations will therefore apply in connection with an Electronic Election and its settlement. You should therefore ensure that all necessary action is taken by you (or by your CREST sponsor) to enable an Electronic Election relating to your Scheme Shares to settle prior to the Election Return Time (or such later time (if any) to which the right to make a Mix and Match Election may be extended). In this connection, you are referred in particular to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

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Withdrawals

If you have made an election under the Mix and Match Facility and subsequently wish to withdraw or amend that elections, please contact Equiniti in writing by no later than the Election Withdrawal Deadline, which will be announced in due course. Please clearly specify whether you would like to withdraw or amend the election that you have made and ensure that your request contains an original signature. Any written requests of this nature should be sent to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA. If your election was made through an Electronic Election instruction, please contact Equiniti as soon as possible to arrange electronic withdrawal or amendment.

It is at Equiniti’s absolute discretion to require the submission of a new GREEN Form of Election or GREEN Form of Instruction if an amendment is requested. If your election under the Mix and Match Facility was made through an Electronic Election, you may withdraw your election through CREST by sending (or, if you are a CREST sponsored member, procuring that your CREST sponsor sends) an ESA instruction to settle in CREST by no later than the Election Withdrawal Deadline. Each ESA instruction must, in order for it to be valid and to settle, include the following details:

(a)	the number of Scheme Shares to be withdrawn, together with their ISIN number, which is “GB00BMMV6B79”;

(b)	your member account ID;

(c)	your participant ID;

(d)	the participant ID of the escrow agent, Equiniti, in its capacity as a CREST Receiving Agent. This is “6RA07”;

(e)	the relevant member account ID(s) of the escrow agent, Equiniti, in its capacity as a CREST Receiving Agent included in the relevant Mix and Match Election, (this is either CLPMJCSH if a Cash Election was made or CLPMJSTK if a Share Election was made);

(f)	the CREST transaction ID of the election under the Mix and Match Facility to be withdrawn;

(g)	the intended settlement date for the withdrawal;

(h)	the corporate action number for the transaction - this is allocated by Euroclear and can be found by viewing the relevant corporate action details on screen in CREST;

(i)	CREST standard delivery instructions priority of 80; and

(j)	a contact name and telephone number (inserted in the shared note field of the Electronic Election).

Any such withdrawal will be conditional upon Equiniti verifying that the withdrawal request has been validly made. Accordingly, Equiniti will on behalf of Clipper and GXO reject or accept the withdrawal or amendment by transmitting in CREST a receiving agent reject (“AEAD”) or receiving agent accept (“AEAN”) message.

Late or incomplete election under the Mix and Match Facility

If any GREEN Form of Election, GREEN Form of Instruction or Electronic Election in respect of an election under the Mix and Match Facility is either received after the Election Return Time (or such later time or date (if any) as may be announced by GXO or Clipper through a Regulatory Information Service), or is received before such time and date but is not valid or complete in all respects at such time and date, such election under the Mix and Match Facility shall, for all purposes, be void, and thus the Scheme Shareholder will receive the cash consideration under the Default Option (unless Clipper and GXO, in their absolute discretion, elect to treat as valid, in whole or in part, any such election under the Mix and Match Facility).

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General

The validity (or invalidity) of elections under the Mix and Match Facility, as well as any rounding adjustments required in relation to the relevant number of New GXO Shares, shall be determined in the absolute discretion of Clipper and GXO.

Without prejudice to any other provision of this section or the GREEN Form of Election, GREEN Form of Instruction or otherwise, Clipper, GXO and Equiniti Financial Services Limited in respect of the Clipper Corporate Sponsored Nominee reserve the right (subject to the terms of the Acquisition and the provisions of the Code) to treat as valid in whole or in part any election under the Mix and Match Facility which is not entirely in order.

No acknowledgements of receipt of any GREEN Form of Election, GREEN Form of Instruction, Electronic Election or other documents will be given. All communications, notices, other documents and remittances to be delivered by, to, from or on behalf of holders of Scheme Shares (or their designated agent(s)) or as otherwise directed will be delivered by or to or sent to or from such holders of Scheme Shares (or their designated agent(s)) entirely at their own risk.

Clipper and GXO and their respective agents reserve the right to notify any matter to all or any Scheme Shareholders with registered addresses outside the UK or to the nominees, trustees or custodians for such Scheme Shareholders by announcement in the UK or paid advertisement in any daily newspaper published and circulated in the UK or any part thereof, in which case, such notice shall be deemed to have been sufficiently given notwithstanding any failure by any such Scheme Shareholders to receive or see such notice. All references in this document to notice in writing, or the provision of information in writing, by or on behalf of Clipper and GXO and their respective agents shall be construed accordingly. No such document shall be sent to an address outside the UK where it would or might infringe the laws of that jurisdiction or would or might require Clipper and GXO to obtain any governmental or other consent or to effect any registration, filing or other formality with which, in the opinion of Clipper or GXO, it would be unable to comply or which it regards as unduly onerous.

The GREEN Form of Election, GREEN Form of Instruction and all elections under the Mix and Match Facility, all action taken or made or deemed to be taken or made pursuant to any of these terms shall be governed by and interpreted in accordance with English law.

Execution of a GREEN Form of Election, GREEN Form of Instruction or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute his or her agreement that the courts of England and Wales are (subject to the paragraph below) to have non-exclusive jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of a GREEN Form of Election, GREEN Form of Instruction or the submission of an Electronic Election, and for such purposes that he or she irrevocably submits to the jurisdiction of the English courts.

Execution of a GREEN Form of Election, GREEN Form of Instruction or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute his agreement that the agreement in the paragraph above is included for the benefit of Clipper and GXO and their respective agents and accordingly, notwithstanding the agreement in the paragraph above, each of Clipper and GXO and their respective agents shall retain the right to, and may in their absolute discretion, bring proceedings in the courts of any other country which may have jurisdiction and that the electing Scheme Shareholder irrevocably submits to the jurisdiction of the courts of any such country.

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If the Scheme is not implemented in accordance with its terms, any election made under the Mix and Match Facility shall cease to be valid.

None of Clipper, GXO, Equiniti Financial Services Limited, the Transfer Agent, Computershare or any of their respective advisers or any person acting on behalf of any one of them shall have any liability to any person for any loss or alleged loss arising from any decision as to the treatment of elections under the Mix and Match Facility under the Scheme on any of the bases set out in this section or otherwise in connection therewith.

Unsettled trades

As at the close of trading on the last day of dealings in Clipper Shares prior to the Effective Date there may be unsettled, open trades for the sale and purchase of Clipper Shares within CREST. The Clipper Shares that are the subject of such unsettled trades will be treated under the Scheme in the same way as any other Clipper Share registered in the name of the relevant seller under that trade. Consequently, those Clipper Shares will be reclassified and transferred under the Scheme and the seller will receive the appropriate cash consideration and New GXO Shares or GXO DIs representing New GXO Shares in accordance with the terms of the Acquisition and any valid election under the Mix and Match Facility made by the seller.

However, CREST will automatically require the seller to settle that unsettled trade in GXO DIs at the same exchange ratio provided by the terms of the Acquisition. Consequently, a seller within CREST will need to ensure that it holds or acquires the appropriate number of GXO DIs necessary to satisfy that trade at the relevant time. This position will be confirmed in due course by way of a CREST bulletin to all CREST participants.

Shareholder Helpline

If you have any questions relating to this document or the completion and return of the Forms of Proxy, the GREEN Form of Election or the GREEN Form of Instruction, please call Equiniti on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except English and Welsh public holidays). Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes.

Please note that Equiniti cannot provide advice on the merits of the Scheme or the Acquisition or making an election under the Mix and Match Facility or give financial, tax, investment or legal advice.

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Part Six

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

CR-2022-000471

IN THE MATTER OF CLIPPER LOGISTICS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

CLIPPER LOGISTICS PLC

AND

THE HOLDERS OF THE SCHEME SHARES

(as defined below)

PRELIMINARY

(a.)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“Acquisition”	the proposed recommended acquisition by GXO (and/or its nominee(s)) of the entire issued and to be issued ordinary share capital of Clipper, to be implemented by means of this Scheme as described in the Scheme Document (and, where the context admits, any subsequent revision, variation, extension or renewal of the Scheme) (or, should GXO so elect, by a Takeover Offer under certain circumstances described in the Scheme Document);

“business day”	any day (other than a Saturday, Sunday or public or bank holiday) on which clearing banks in London and New York are generally open for normal business;

“certificated” or “in certificated form”	in relation to a Scheme Share, one which is not in uncertificated form (that is, not in CREST);

“Clipper” or the “Company”	Clipper Logistics plc, a public company incorporated in England and Wales with registered number 03042024;

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“Clipper Corporate Sponsored Nominee”	the corporate sponsored nominee provided for Clipper Shareholders by Equiniti Financial Services Limited;

“Clipper Shareholders”	the holders of Clipper Shares from time to time;

“Clipper Shares”	the ordinary shares of nominal value £0.0005 each in the capital of Clipper;

“Clipper’s Registrar”	Equiniti Limited;

“Code”	the City Code on Takeovers and Acquisitions;

“Companies Act”	the Companies Act 2006, as amended;

“Computershare” or “DI Depositary”	Computershare Investor Services PLC;

“Conditions”	the conditions to the implementation of the Acquisition, as set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of the Scheme Document;

“Court”	the High Court of Justice in England and Wales;

“Court Hearing”	the hearing of the Court at which the Court Order will be sought by Clipper;

“Court Meeting”	the meeting of Scheme Shareholders (and any adjournment of such meeting) convened pursuant to an order of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme;

“Court Order”	the order of the Court sanctioning this Scheme under section 899 of the Companies Act;

“CREST”	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the relevant system (as defined in the Regulations) of which Euroclear is the Operator (as defined in the Regulations);

“CTCNA”	Computershare Trust Company N.A., a federally chartered trust company having its principal office and place of business at 250 Royall Street, Canton, Massachusetts, as custodian for Computershare in connection with the GXO DIs;

“Default Option”	an option pursuant to which Clipper Shareholders may elect to receive for each Clipper Share held: 690 pence in cash and 0.0359 of a New GXO Share;

“DRS” or the “Direct Registration System”	a system that allows electronic direct registration of securities in an investor’s name on the books for the transfer agent or issuer, and allows shares to be transferred between a transfer agent and broker electronically;

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“DTC”	The Depository Trust Company, a wholly owned subsidiary of The Depository Trust and Clearing Corporation;

“Effective”	this Scheme, having become effective pursuant to its terms, upon the delivery of the Court Order to the Registrar of Companies;

“Effective Date”	the date on which this Scheme becomes Effective in accordance with its terms;

“Election Return Time”	the later of:

(a)	1.00 p.m. on the date that is seven calendar days before the Court Hearing; and

(b)	such other date and time as GXO and Clipper may agree (and announce via a Regulatory Information Service);

“Election Withdrawal Deadline”	the later of:

(a)	the Election Return Time; or

(b)	such other time and date as GXO and Clipper may agree;

“Electronic Election”	a Transfer to Escrow instruction made in respect of an election made under the Mix and Match Facility by a Scheme Shareholder who holds Scheme Shares in uncertificated form immediately prior to the Election Return Time in accordance with the procedure detailed in Part Five (Notes for Making Elections) of the Scheme Document;

“Equiniti Financial Service Limited or the “Nominee”	the regulated entity providing nominee services to Clipper in relation to the Clipper Corporate Sponsored Nominee, registered address Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom. Authorised and regulated by the Financial Conduct Authority;

“Euroclear”	Euroclear UK & International Limited;

“Excluded Shares”	(a)	any Clipper Shares beneficially owned by GXO or any other member of the GXO Group;

	(b)	any Clipper Shares held in treasury by the Company; and

	(c)	any other Clipper Shares which GXO and Clipper agree will not be subject to this Scheme;

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“GREEN Form of Election”	the form by which Scheme Shareholders (other than Scheme Shareholders resident in a Restricted Jurisdiction) make an election under the Mix and Match Facility;

“GREEN Form of Instruction”	the form by which Scheme Shareholders in the Clipper Corporate Sponsored Nominee (other than Scheme Shareholders resident in a Restricted Jurisdiction) make an election under the Mix and Match Facility;

“GXO”	GXO Logistics, Inc., a corporation incorporated in the state of Delaware;

“GXO CSN Facility”	the nominee service provided by Computershare for (i) eligible Scheme Shareholders holding Scheme Shares in certificated form, and (ii) eligible Clipper CSN Participants, in both cases with a registered address in a GXO CSN Permitted Jurisdiction to receive and hold GXO DIs operated under the GXO CSN Facility terms and conditions;

“GXO CSN Permitted Jurisdiction”	Argentina, Botswana, Brazil, Chile, Gibraltar, Guernsey, Guinea, Hong Kong, Indonesia, Isle of Man, Jersey, Mexico, Namibia, Paraguay, Peru, South Africa, South Korea, Switzerland, Taiwan or the UK;

“GXO DI”	a dematerialised depositary interest representing New GXO Shares issued by Computershare whereby Computershare will hold New GXO Shares, represented by book-entry interests in the DTC system, via CTCNA as its custodian, on trust for the CREST member to whom it has issued a depositary interest;

“GXO Group”	GXO and its subsidiary undertakings from time to time (and, where the context so requires or admits, each of them) which shall, for the avoidance of doubt, include the Clipper Group following completion of the Acquisition;

“GXO Shares”	GXO shares of common stock with a par value of USD 0.01 per share in the capital of GXO;

“holder”	a registered holder and includes any person(s) entitled by transmission;

“Latest Practicable Date”	15 March 2022, being the latest practicable date prior to the publication of this document;

“Mix and Match Election”	any election (either by way of completing a GREEN Form of Election, a GREEN Form of Instruction or by submitting an Electronic Election) by Scheme Shareholders under the Mix and Match Facility;

“Mix and Match Facility”	the facility provided for in clause 4 under which Scheme Shareholders will be entitled to elect to vary the proportions in which they receive New GXO Shares and in which they receive cash in respect of their holdings of Scheme Shares;

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“New GXO Shares”	the new GXO shares of common stock with a par value of USD 0.01 per share in the capital of GXO proposed to be issued to Clipper Shareholders in connection with the Acquisition;

“Nominee Deadline”	the deadline for the Clipper Corporate Sponsored Nominee to receive a valid GREEN Form of Instruction, being two business days before the Election Return Time;

“Offer Consideration”	the consideration to be delivered by GXO for each Scheme Share held by Scheme Shareholders at the Scheme Record Time, being, in respect of each Scheme Share so held (i) 690 pence in cash; and (ii) 0.0359 New GXO Shares subject to provisions relating to fractional entitlements and Restricted Shareholders set out herein and to clause 2(a.) of this Scheme, and in respect of the cash and New GXO Shares consideration, the Mix and Match Facility;

“Panel”	the U.K. Panel on Takeovers and Mergers;

“Registrar of Companies”	the registrar of companies in England and Wales;

“Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended;

“Regulatory Information Service”	an information service authorised from time to time by the Financial Conduct Authority for the purposes of disseminating regulatory announcements;

“Restricted Jurisdictions”	any jurisdiction where local laws or regulations may result in a significant risk of legal or regulatory exposure if information concerning the Acquisition were made available in that jurisdiction or if details regarding any election that may be made under the Mix and Match Facility is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which GXO or Clipper regards as unduly onerous;

“Restricted Shareholders”	Clipper Shareholders with registered addresses in, or who are resident and/or located in, one or more Restricted Jurisdictions;

“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition which Clipper and GXO each agree and which is approved or imposed by the Court;

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“Scheme Document”	the circular dated 17 March 2022 sent by Clipper to Clipper Shareholders and persons with information rights, of which this Scheme forms a part;

“Scheme Record Time”	6.00 p.m. on the business day before the Effective Date;

“Scheme Shareholder”	holders of Scheme Shares at any relevant date or time, including participants in the Clipper Corporate Sponsored Nominee;

“Scheme Shares”	all Clipper Shares which are:

(a)	in issue at the date of the Scheme Document;

(b)	(if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(c)	(if any) issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by this Scheme, or shall by such time have agreed in writing to be bound by this Scheme, and, in each case, remaining in issue at the Scheme Record Time but excluding any Excluded Shares;

“Transfer Agent”	Computershare Trust Company N.A., a federally chartered trust company having its principal office and place of business at 150 Royall Street, Canton, Massachusetts, in its capacity as the transfer agent appointed by GXO;

“uncertificated” or in “uncertificated form”	in relation to a Scheme Share, one which is recorded on the relevant register as being held in uncertificated form in CREST; and

“Voting Record Time”	6.30 p.m. on the day which is two business days prior to the date of the Court Meeting or any adjournment thereof (as the case may be).

(b.)	All references in this Scheme to GBP, Pounds Sterling, pence or £ are to the lawful currency of the United Kingdom. All references in this Scheme to USD, $, U.S. and United States dollars and cents are to the lawful currency of the U.S.

(c.)	References to clauses, sub-clauses and paragraphs are to clauses, sub-clauses and paragraphs of this Scheme.

(d.)	The issued share capital of Clipper as at the Latest Practicable Date was £51,246, divided into 102,492,856 ordinary shares of 0.05 pence each, all of which were credited as fully paid. Clipper does not hold any shares in treasury.

(e.)	As at the Latest Practicable Date, no member of the GXO Group holds any Clipper Shares.

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(f.)	GXO has, subject to the satisfaction or, where capable, waiver of the Conditions, agreed to appear by Counsel at the hearing to sanction this Scheme and to undertake to the Court to be bound by the provisions of this Scheme and to execute and do, or procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by it to give effect to this Scheme.

(g.)	References to times are to London time.

1.	Transfer of Scheme Shares

(a.)	Upon and with effect from the Effective Date, GXO (and/or its nominee(s)) shall acquire all the Scheme Shares fully paid with full title guarantee, free from all liens, equities, charges, encumbrances and other interests, and together with all rights at the Effective Date or thereafter attached thereto, including (without limitation) the right to receive and retain all dividends and other distributions (if any) announced, declared, made or paid in respect of the Scheme Shares by reference to a record date on or after the Effective Date.

(b.)	For the purposes of such acquisition, the Scheme Shares shall be transferred to GXO (and/or its nominee(s)) by means of a form of transfer or other instrument or instruction of transfer and, to give effect to such transfers, any person may be appointed by GXO as attorney or agent, and is hereby authorised on behalf of the holder or holders concerned, to execute and deliver as transferor such form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) in respect of any Scheme Shares and every such instrument or instruction of transfer so executed shall be effective as if it had been executed or given by the holder or holders of the Scheme Shares thereby transferred. Each such form or other instrument or instruction of transfer shall be deemed to be the principal instrument of transfer and the equitable or beneficial interest in the Scheme Shares shall be transferred to GXO (and/or its nominee(s)), together with the legal interest in such Scheme Shares, pursuant only to such instruction, form or instrument of transfer.

(c.)	Pending the transfer of the Scheme Shares pursuant to clause 1(b.) above, each Scheme Shareholder irrevocably appoints GXO (and/or its nominee(s)) as its attorney and/or agent and/or otherwise to exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to its Scheme Shares and any or all rights and privileges attaching to its Scheme Shares, to sign on its behalf any documents, and do such things, as may in the opinion of GXO be necessary or desirable in connection with the exercising of any votes or other rights or privileges attached to the relevant Scheme Shares, to sign any consent to short notice of a general or separate class meeting, to execute a form of proxy in respect of its Scheme Shares appointing any person nominated by GXO to attend general and separate class meetings of Clipper and to deal with the Scheme Shares as GXO thinks fit, and authorises Clipper to send to GXO any notice, circular, warrant or other document or communication, and to pay to GXO any dividend or other distribution, which may be required to be sent or paid to it as a member of Clipper and which will not be deducted from the consideration in accordance with clause 2(b.) below, such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise (and irrevocably undertakes not to exercise) any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares.

(d.)	The Company shall, subject to the stamping of the relevant form of transfer or other instrument or instruction of transfer, register, or procure the registration of, any transfer(s) of Scheme Shares effected in accordance with clauses 1(a.) or 1(b.) of this Scheme.

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2.	Consideration for the transfer of Scheme Shares

(a.)	In consideration for the transfer of the Scheme Shares to GXO (and/or its nominee(s)) referred to in sub-clause 1(a.) above, GXO shall, except where a valid election under the Mix and Match Facility has been received pursuant to clause 4 below, pay, or procure that there shall be paid, to or for the account of each Scheme Shareholder (as appearing in the register of members at the Scheme Record Time):

for each Scheme Share	690 pence in cash

and shall procure to be issued to or for the account of each Scheme Shareholder (in accordance with clause 6 of this Scheme):

for each Scheme Share	0.0359 of a New GXO Share

The New GXO Shares to be issued pursuant to clauses 2, 4 and 6 and the remaining provisions of this Scheme (subject to those provisions) shall be issued credited as fully paid and will rank pari passu in all respects with the GXO Shares in issue at the time the New GXO Shares are issued, including in relation to the right to receive notice of, and to attend and vote at, general meetings of GXO, the right to receive and retain any dividends and other distributions declared, made or paid by reference to a record date falling after the Effective Date and to participate in the assets of GXO upon a return of capital whether on a winding-up of GXO or otherwise.

(b.)	If any dividend or other distribution (including any return of capital) is authorised, declared, made, paid or payable by Clipper in respect of the Clipper Shares on or after 17 March 2022 and before the Effective Date, GXO reserves the right to reduce the consideration (as set out in clause 2(a.) above) by the amount of all or part of any such dividend or other distribution, except insofar as the Clipper Share is or will be transferred pursuant to the Acquisition on a basis which entitles GXO alone to receive the dividend and/or distribution and/or return of capital, but if that reduction in price has not been effected, the person to whom the consideration is paid in respect of that Clipper Share, will be obliged to account to GXO for the amount of such dividend and/or distribution and/or return of capital.

(c.)	If GXO reduces the consideration in accordance with clause 2(b.) above, the exercise of such right shall be the subject of an announcement, and shall not constitute a revision or variation of the terms of this Scheme.

3.	Fractional Entitlements

Fractions of New GXO Shares will not be issued to Scheme Shareholders. Instead, Scheme Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in GBP (rounded up to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of GXO Shares on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by GXO in its discretion) on the last business day prior to the Effective Date based on the exchange rate derived from Bloomberg BGN FX Rate as at 5:00 p.m. ET on the last business day prior to the Effective Date.

4.	Mix and Match Elections

(a.)	The cash consideration and the New GXO Shares due hereunder as part of the Offer Consideration to Scheme Shareholders electing for the Mix and Match Facility shall be subject to valid Mix and Match Elections under the Mix and Match Facility being made by such Scheme Shareholders.

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(b.)	Elections made by Scheme Shareholders under the Mix and Match Facility will not affect the entitlements of Scheme Shareholders who do not make any such election.

(c.)	An election will only be accepted under the Mix and Match Facility in respect of a whole number of Scheme Shares and in respect of a Scheme Shareholder’s entire holding of Scheme Shares. Any election which is not made in respect of a whole number of Scheme Shares shall be deemed to be made in respect of the nearest whole number of Scheme Shares when rounded down.

(d.)	For CREST nominees that operate pooled accounts, partial elections made under the Mix and Match Facility for “More Shares” and/or “More Cash” will be permitted as long as the aggregate election under the Mix and Match Facility represents the total number of Scheme Shares held by the party giving the instruction and not only part of that person’s holding of Scheme Shares.

(e.)	Minor adjustments to the entitlements of Scheme Shareholders pursuant to elections made under this Scheme may be made by Clipper’s Registrar with the prior consent of Clipper and GXO on a basis that Clipper and GXO consider to be fair and reasonable to the extent necessary to satisfy all entitlements pursuant to elections under this Scheme as nearly as may be practicable. Such adjustments shall be final and binding on Scheme Shareholders.

(f.)	Elections under the Mix and Match Facility made by Scheme Shareholders who hold their Scheme Shares in certificated form shall be made by completion of the GREEN Form of Election, or GREEN Form of Instruction for Scheme Shareholders who hold their shares in the Clipper Corporate Sponsored Nominee, sent to Scheme Shareholders by or on behalf of Clipper which shall be signed by the Scheme Shareholder or his duly authorised agent (or, in the case of a body corporate, signed by an authorised signatory) and in the case of joint holders in like manner by or on behalf of all such holders. To be effective, the GREEN Form of Election or GREEN Form of Instruction must be completed and returned in accordance with the instructions printed thereon so as to arrive by not later than the Election Return Time at Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA or by hand (during normal business hours) to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA.

(g.)	Elections under the Mix and Match Facility made by Scheme Shareholders who hold their Scheme Shares in uncertificated form shall be made by way of an Electronic Election. To be effective, an Electronic Election must be made and received by not later than the Election Return Time.

(h.)	Upon execution and delivery by a Scheme Shareholder of a valid GREEN Form of Election, GREEN Form of Instruction or the making of a valid Electronic Election (as applicable) such holder shall be bound by the terms and provisions contained in the GREEN Form of Election, GREEN Form of Instruction or the Electronic Election (as the case may be) and by the terms and provisions contained in Part Five (Notes for Making Elections) of the Scheme Document.

(i.)	If a GREEN Form of Election, GREEN Form of Instruction or an Electronic Election is received after the Election Return Time or is received before such time but is not, or is deemed not to be, valid or complete in all respects at such time, then such election shall be void unless Clipper and GXO, in their absolute discretion, elect to treat as valid in whole or in part any such election.

(j.)	A GREEN Form of Election or GREEN Form of Instruction duly completed and delivered in accordance with this clause 4 may be withdrawn by notice to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA in writing for those Scheme Shareholders who have returned a GREEN Form of Election or GREEN Form of Instruction, to be received by the Nominee Deadline or for certificated Scheme Shareholders, the Election Withdrawal Deadline. An Electronic Election made in accordance with this clause 4 may be withdrawn through an ESA message to Clipper’s Registrar in electronic format for those Scheme Shareholders who have made an Electronic Election, to be received by the Election Withdrawal Deadline.

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(k.)	No election shall be available to Restricted Shareholders or to any Scheme Shareholder to whom clause 7(c.) applies. Any purported election by such a Scheme Shareholder shall be void.

(l.)	The validity (or invalidity) of elections made under the Mix and Match Facility, as well as any rounding adjustments required in relation to the relevant number of New GXO Shares, shall be determined in the absolute discretion of Clipper and GXO.

(m.)	The following provisions shall apply to the Mix and Match Facility:

i.	the aggregate number of New GXO Shares to be issued to Scheme Shareholders shall not be increased or decreased as a result of Mix and Match Elections made pursuant to this clause 4;

ii.	the aggregate amount of cash consideration to be paid to Scheme Shareholders shall not be increased or decreased as a result of Mix and Match Elections made pursuant to this clause 4;

iii.	Mix and Match Elections made by Scheme Shareholders to receive more New GXO Shares than they would receive absent such a Mix and Match Election (each such election a “Share Election”) shall be satisfied:

A.	on the basis that for every 690 pence in cash which they would be entitled to receive absent such Mix and Match Election they will be entitled to receive approximately 0.1077 additional New GXO Shares; but

B.	only to the extent that other Scheme Shareholders make equal and opposite Mix and Match Elections for more cash than they would receive absent such a Mix and Match Election (each such election a “Cash Election”); and

iv.	Cash Elections made by Scheme Shareholders shall be satisfied:

A.	on the basis that for every 0.0359 New GXO Shares which they would be entitled to receive absent such Mix and Match Election they will be entitled to receive 230 pence in cash; but

B.	only to the extent that other Scheme Shareholders make equal and opposite Share Elections.

(n.)	To the extent Share Elections or Cash Elections cannot be satisfied in full:

i.	the number of Scheme Shares in respect of which a Scheme Shareholder has made a Share Election or a Cash Election shall be scaled down pro rata in proportion to the total number of Scheme Shares in respect of which Mix and Match Elections have been made (or as near thereto as Clipper and GXO in their absolute discretion consider practicable); and

ii.	the balance of the Scheme Shares the subject of such Mix and Match Election which cannot be satisfied in full shall be deemed to be Scheme Shares in respect of which no Mix and Match Election has been made.

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5.	Share Certificates and Cancellation of CREST Entitlements

With effect from 7:00am on the business day following the Effective Date:

(a.)	all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised in the certificates and every holder of Scheme Shares shall be bound by the request of Clipper to deliver up the same to Clipper, or, as it may direct, to destroy the same;

(b.)	Euroclear shall be instructed to cancel the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form and Clipper’s Registrar shall be authorised to rematerialise entitlements to such shares; and

(c.)	subject to completion of such form of transfer or other instrument or instruction of transfer as may be required in accordance with clause 1(b.) above, and to the stamping of such form of transfer or other instrument or instruction of transfer (to the extent required), appropriate entries will be made in the register of members of Clipper to reflect the transfer of the Scheme Shares to GXO (and/or its nominee(s)).

6.	Settlement

(a.)	Settlement shall be effected as follows:

(i.)	where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, settlement of any cash consideration to which the Scheme Shareholder is entitled shall be paid by means of CREST by GXO procuring that Clipper’s Registrar is instructed to create, through Euroclear, an assured payment obligation in favour of the Scheme Shareholder’s payment bank in respect of the cash consideration due to them as soon as practicable after the Effective Date and, in any event, within 14 days of the Effective Date, in accordance with the CREST assured payment arrangements;

(ii.)	where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, settlement of any cash consideration to which the Scheme Shareholder is entitled shall be settled by GXO by cheque in GBP. Cheques shall be despatched by Clipper’s Registrar as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date;

(iii.)	notwithstanding clause 6(a.)(i.) and 6(a.)(ii.) above, in the case of Scheme Shares acquired by directors or employees of the Clipper Group on or around the same time as the Scheme becomes Effective pursuant to the exercise of options under the Clipper Share Schemes, settlement of any cash consideration shall be made to Clipper on behalf of the relevant director or employee to enable payment directly into the applicable bank account as soon as reasonably practicable, subject to the deduction of applicable income taxes and employee’s social security contributions for which any member of the Clipper Group is required or has agreed to account and as further detailed in the proposals made to participants in the relevant Clipper Share Scheme;

(iv.)	where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, GXO shall procure that (i) the New GXO Shares to which the holder of such Scheme Shares is entitled shall be issued to Cede & Co., which will be the registered holder of such shares, as nominee for DTC; (ii) the interests in such New GXO Shares shall be credited by the Transfer Agent to the DTC securities deposit account of CTCNA, as custodian for Computershare; and (iii) Computershare shall issue, through CREST, GXO DIs representing such interests to the CREST account in which such Scheme Shares were so held as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date;

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(v.)	where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, GXO shall procure that, unless such Scheme Shareholder:

i.	has validly opted out of the GXO CSN Facility; or

ii.	is ineligible to participate in the GXO CSN Facility because they are resident in a jurisdiction in which Computershare cannot lawfully offer or operate (or does not have the requisite permit or licence to offer or operate) such GXO CSN Facility, or for any other reason,

(I) the New GXO Shares to which the holder of such Scheme Shares is entitled shall be issued to Cede & Co., which will be the registered holder of such shares, as nominee for DTC; (II) the interests in such New GXO Shares shall be credited by the Transfer Agent to the DTC securities deposit account of CTCNA, as custodian for Computershare; and (III) Computershare shall issue, through CREST, GXO DIs representing such interests to a CREST account of Computershare as nominee for and on behalf of such Scheme Shareholder (on the terms and conditions of the GXO CSN Facility enclosed with the Scheme Document) as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date;

(vi.)	where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form and clauses 6(a.)(v.)i or 6(a.)(v.)ii applies, GXO shall procure that the New GXO Shares to which the holders of such Scheme Shares are entitled are issued by the Transfer Agent through DRS, registered in the same name(s) and address as appeared on Clipper’s register of members for each relevant Scheme Shareholder as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date;

(vii.)	GXO reserves the right to pay any cash consideration referred to in clauses 2 and 4 to all or any Scheme Shareholders who hold Scheme Shares in uncertificated form at the Scheme Record Time in the manner referred to in clause 6(a.)(ii.) if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with clause 6(a.)(i.); and

(viii.)	GXO reserves the right to issue any New GXO Shares referred to in clauses 2 and 4 to all or any Scheme Shareholders who at the Scheme Record Time hold Scheme Shares in uncertificated form or in certificated form who are entering into the GXO CSN Facility in the manner referred to in clause 6(a.)(vi.) if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with clauses 6(a.)(iv.) or 6(a.)(v.).

(b.)	As from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST shall be disabled and all Scheme Shares will be removed from CREST in due course.

(c.)	All deliveries of notices, statements of entitlement and/or cheques required to be made under this Scheme shall be made by sending the same by first class post (or by international standard post, if overseas) (or by such other method as may be approved by the Panel) in pre-paid envelopes addressed to the person entitled thereto to the address appearing in the register of members of Clipper or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

(d.)	All cheques shall be paid in Pounds Sterling and drawn on a United Kingdom Clearing Bank and shall be made payable by Clipper’s Registrar to the Scheme Shareholder concerned or, in the case of joint holders, to all joint holders whose names appear in the register of members of Clipper in respect of the joint holding concerned at the Scheme Record Time and the encashment of any such cheque or the creation of any such assured payment obligation as is referred to in clause 6(a.)(i.) shall be a complete discharge to GXO of its obligations under this Scheme to pay the monies represented thereby.

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(e.)	None of Clipper, GXO, Clipper’s Registrar, Equiniti Financial Services Limited, the Transfer Agent, Computershare, the person effecting any sale or remitting any proceeds pursuant to clauses 2 and 4 shall be responsible for any loss or delay in the transmission of the statements of entitlement or cheques sent to Scheme Shareholders in accordance with this clause 6, which shall be posted entirely at the risk of the Scheme Shareholders.

(f.)	In respect of payments made through CREST, GXO shall ensure that Euroclear is instructed to create an assured payment obligation in accordance with the CREST assured payment arrangements. The creation of such an assured payment obligation shall be a complete discharge of GXO’s obligation under this Scheme with reference to the payments made through CREST.

(g.)	The preceding paragraphs of this clause 6 shall take effect subject to any prohibition or condition imposed by law.

7.	Restricted Shareholders

(a.)	The provisions of clauses 2, 3, 4 and 6 shall be subject to any prohibition or condition imposed by law.

(b.)	In the case of a Restricted Shareholder, or a Scheme Shareholder to whom clause 7(c.) applies, no election made by such Scheme Shareholder under the Mix and Match Facility shall be of any effect and the omission to send a GREEN Form of Election or GREEN Form of Instruction to such Scheme Shareholder or to recognise any election made by such Scheme Shareholder shall not constitute a breach by Clipper or GXO (as the case may be) of any of their respective obligations under this Scheme.

(c.)	Without prejudice to the generality of clauses 7(a.) or (b.), if, in the case of any Scheme Shareholder, GXO is advised that the laws of any country or territory outside the United Kingdom precludes the allotment, issue or delivery to that Scheme Shareholder of New GXO Shares under clauses 2, 3, 4 and/or 6, or precludes the same except after compliance by Clipper or GXO (as the case may be) with any governmental or other consent or any registration, filing or other formality with which Clipper or GXO (as the case may be) is unable to comply or compliance with which Clipper or GXO (as the case may be) regards as unduly onerous, then GXO may determine in its sole discretion that any such New GXO Shares shall not be allotted and issued to such Scheme Shareholder but instead the New GXO Shares shall be allotted and issued to a nominee, appointed by GXO, for such Scheme Shareholder, on terms that the nominee shall be authorised on behalf of such Scheme Shareholder to procure that such New GXO Shares shall, as soon as practicable following the Effective Date, be sold on behalf of such Scheme Shareholder. Any sale under this clause 7(c.) shall be carried out at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any value added tax payable on the proceeds of sale) shall be paid to such Scheme Shareholder by making a payment to such Scheme Shareholder in accordance with clause 6 as appropriate. In the absence of bad faith and/or wilful default, none of Clipper, GXO or any broker or agent of any of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.

8.	Dividend Mandate

All mandate and communications preferences made to Clipper which are in force at the Scheme Record Time relating to Scheme Shares shall not be carried forward and, from the Effective Date, will cease to be valid. Scheme Shareholders will need to lodge new instructions with the Transfer Agent in relation to the New GXO Shares.

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9.	Operation of this Scheme

(a.)	This Scheme shall become Effective upon a copy of the Court Order being delivered to the Registrar of Companies for registration.

(b.)	Unless this Scheme has become Effective on or before 28 November 2022 or such later date (if any) as GXO and Clipper may agree and (if required) the Panel and the Court may allow, this Scheme shall never become Effective.

10.	Modification

Clipper and GXO may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose. Any such modification or addition shall require the consent of the Panel where such consent is required under the Code.

11.	Governing Law

This Scheme and all rights and obligations arising out of or in connection with it, are governed by English law. Any dispute of any kind whatsoever arising out of or in connection with this Scheme, irrespective of the cause of action, including when based on contract or tort, shall be exclusively submitted to the English courts. The rules of the Code will apply to this Scheme on the basis provided in the Code.

Dated: 17 March 2022

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Part Seven

FINANCIAL INFORMATION

1.	GXO Group Financial Information Incorporated by Reference

The following sets out the financial information in respect of the GXO Group required by Rule 24.3 of the Code. The following documents, the contents of which have previously been made available through EDGAR, are incorporated into this document by reference pursuant to Rule 24.15 of the Code. They are available in “read-only” format for printing, reviewing and downloading and, for the avoidance of doubt, only those sections of the sources specifically referred to below are incorporated by reference into this document.

Information incorporated by reference	Hyperlinks	Pages

Form 10-K for the fiscal year ended December 31, 2021	https://investors.gxo.com/static-files/fcde0bb7-a06a-42fc-900c-638ee7b2aeb8	30-68

Form 10-Q for the Quarterly Period ended September 30, 2021	https://apps.intelligize.com/SECFilings/View/Filings/19622047	1-34

Form 10-Q for the Quarterly Period ended June 30, 2021	https://apps.intelligize.com/SECFilings/View/Filings/19455395	1-32

GXO does not have audited consolidated accounts for the last two financial years due to it having been spun off from XPO Logistics, Inc in August 2021 (see further “Separation and Distribution Agreement” at paragraph 7.1 of Part Twelve of this document).

2.	Effect of Scheme becoming Effective on the GXO Group

With effect from the Effective Date, the earnings, assets and liabilities of GXO will include the consolidated earnings, assets and liabilities of the Clipper Group on the Effective Date. Following completion of the Offer, GXO will continue to retain a strong balance sheet with financial flexibility to continue to invest in the Enlarged Group and pursue GXO’s strategic growth plans.

3.	Clipper Group Financial Information Incorporated by Reference

The following sets out the financial information in respect of the Clipper Group as required by Rule 24.3 of the Code. The following documents, the contents of which have previously been announced through a Regulatory Information Service, are incorporated by reference into this document pursuant to Rule 24.15 of the Code. They are available in “read-only” format for printing, reviewing and downloading.

Information incorporated by reference	Hyperlinks	Pages

Half year results for the six-months ended 31 October 2021	https://www.Clippergroup.co.uk/wp-content/uploads/2021/12/Interim-Results-for-the-6-months-to-31-October-2021-Web.pdf	1-22

Annual Report and Accounts for the financial year ended 30 April 2021	https://www.Clippergroup.co.uk/wp-content/uploads/2021/08/Clipper-Annual-Report-2021-FINAL.pdf	91-152

Annual Report and Accounts for the financial year ended 30 April 2020	https://www.Clippergroup.co.uk/wp-content/uploads/2020/09/Clipper-Annual-Report-2020-FINAL.pdf	70-129

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4.	Hard Copies

A person who has received this document may request a hard copy of any documents or information incorporated by reference into this document.

Recipients of this document may request hard copies of the above-referenced financial information relating to Clipper by contacting Equiniti between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays), on the Shareholder Helpline on 0371-384-2917 from the UK or +44 371-384-2917 from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays.

Hard copies of the above-referenced financial information will not be sent to recipients of this document unless specifically requested.

5.	No incorporation of website information

Save as expressly referred to in this document, neither the content of the Clipper website or the GXO website, nor the content of any website accessible from hyperlinks on the Clipper website or the GXO website, is incorporated into, or forms part of, this document.

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Part Eight

ADDITIONAL INFORMATION FOR OVERSEAS SHAREHOLDERS

1.	General

This document has been prepared for the purposes of complying with English law, the Code and the Listing Rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions other than England.

It is the responsibility of any person into whose possession this document comes to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Acquisition, including the obtaining of any governmental, exchange control or other consents which may be required and/or compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes or levies due in such jurisdiction.

This document does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for shares in any jurisdiction in which such offer or solicitation is unlawful.

Overseas Shareholders should consult their own legal and tax advisers with respect to the legal and tax consequences of the Scheme.

The availability of the Scheme and the Acquisition to Overseas Shareholders may be affected by the laws of the relevant jurisdictions in which they are located. Overseas Shareholders should inform themselves about and should observe any applicable legal or regulatory requirements. It is the responsibility of all Overseas Shareholders to satisfy themselves as to the full compliance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

The release, publication or distribution of this document and/or any accompanying documents (in whole or in part) in or into or from jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK to vote their Clipper Shares with respect to the Scheme at the Meetings, or to appoint another person as proxy, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such Restricted Jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person or any other failure to satisfy any applicable laws, regulations or requirements.

Unless otherwise determined by GXO or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a jurisdiction where to do so would violate the laws in that jurisdiction.

Accordingly, copies of certain documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

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It is currently anticipated that all Scheme Shareholders will receive either the Default Option or, if eligible to make an election under the Mix and Match Facility (and not resident in a Restricted Jurisdiction), the proportion of New GXO Shares and cash in respect of their holdings of Scheme Shares as they so elect under the Mix & Match Facility. However, the total number of New GXO Shares to be delivered pursuant to the Acquisition and the maximum aggregate amount of cash to be paid pursuant to the Acquisition will not be varied as a result of elections made under the Mix and Match Facility. To the extent that an election made under the Mix and Match Facility cannot be satisfied in full as a consequence of the Maximum Cash and Share Thresholds, they will be scaled down on a pro-rata basis. As a result, Scheme Shareholders who make an election under the Mix and Match Facility will not necessarily know the exact number of New GXO Shares or the amount of cash they will receive until settlement of the consideration due to them under the Acquisition.

As such, while the ability to make an election under the Mix and Match Facility will not be made available to Scheme Shareholders in Restricted Jurisdictions, it is anticipated that such Scheme Shareholders will be entitled to receive the GXO Shares component of the Default Option. However, the availability of New GXO Shares under the Acquisition to Clipper Shareholders who are resident in a Restricted Jurisdiction may be affected by the laws of such jurisdictions. Accordingly, the Scheme contains provisions under which, in certain circumstances, GXO may determine, in its sole discretion, that no New GXO Shares shall be allotted and issued to any such Scheme Shareholder. In such a case, the New GXO Shares which would otherwise have been issued to the relevant Scheme Shareholder would be issued to a nominee appointed by GXO on behalf of such holder on terms that the nominee shall, as soon as practicable following the Effective Date, sell the New GXO Shares so issued with the net proceeds of such sale being remitted to such shareholder.

2.	U.S. Securities Law

The Acquisition relates to the shares of an English company and is being effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the U.S. Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements, rules and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements, style and format of U.S. proxy solicitation or tender offer rules. Financial information relating to Clipper included in this document has been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom. GXO, however, reserves the right, subject to the prior consent of the Panel and in accordance with the Co-operation Agreement, to elect to implement the Acquisition by means of a Takeover Offer for the entire issued and to be issued ordinary share capital of Clipper, as an alternative to the Scheme. If GXO was to elect to implement the Acquisition by means of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it shall be made in compliance with all applicable laws and regulations. If such a Takeover Offer is required to be made in the United States, it will be done in compliance with the applicable tender offer rules under the U.S. Exchange Act, including Section 14(e) of the U.S. Exchange Act and Regulation 14E thereunder. In addition to any such Takeover Offer, GXO, certain affiliated companies or their nominees or brokers (acting as agents) may, in accordance with normal UK practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act, make certain purchases of, or arrangements to purchase, Clipper Shares other than pursuant to the Acquisition, until the date on which the Acquisition and/or the Scheme becomes Effective, lapses or is withdrawn. If such purchases or arrangements to purchase were to be made, they would be made outside the United States and would comply with applicable law, including the U.S. Exchange Act. Such purchases or arrangements to purchase may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website at https://www.londonstockexchange.com/stock/CLG/Clipper-logistics-plc/company-page.

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The information contained in this document has neither been approved nor disapproved by the SEC or any U.S. state securities commission. Neither the SEC, nor any state securities commission, has passed upon the fairness or merits of the proposal described in, nor upon the accuracy or adequacy of the information contained in, this document. Any representation to the contrary is a criminal offence in the United States.

It may be difficult for U.S. investors to enforce their rights and any claim arising out of the U.S. federal securities laws, as Clipper is incorporated under the laws of England and Wales, some or all of its officers and directors may be residents of, and some or all of its assets are or may be located in, a non-U.S. jurisdiction. U.S. investors may not be able to sue a non-U.S. company or its officers or directors in a non-US court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

The receipt of cash and New GXO Shares pursuant to the Acquisition by a U.S. Scheme Shareholder as consideration pursuant to the terms of the Scheme and the Acquisition will be treated as a taxable transaction for U.S. federal income tax purposes and possibly under applicable U.S. state, local, non-U.S. and other tax laws. Clipper Shareholders are urged to consult their independent professional adviser immediately regarding the tax consequences of the Scheme and the Acquisition applicable to them.

3.	Notice to Canadian Shareholders

The distribution of the New GXO Shares in Canada is being made only on a private placement basis exempt from the requirement that the issuer prepare and file a prospectus with the applicable securities regulatory authorities. GXO is not a reporting issuer in any province or territory in Canada, its securities are not listed on any stock exchange in Canada and there is currently no public market for the New GXO Shares in Canada. GXO currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the New GXO Shares to the public, or listing the New GXO Shares on any stock exchange in Canada. Accordingly, to be made in accordance with securities laws, any resale of the New GXO Shares received as consideration in Canada must be made under available statutory exemptions from registration and prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian shareholders who receive New GXO Shares as consideration are advised to seek legal advice prior to any resale of the New GXO Shares.

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Part Nine

United Kingdom and United States Taxation

1.	United Kingdom Taxation

The comments set out below summarise certain limited aspects of the UK taxation treatment of Scheme Shareholders under the Scheme and do not constitute legal or tax advice and do not purport to be a complete analysis of all tax considerations relating to the Scheme (and, without limitation, do not include analysis of tax considerations relating to participation in the Clipper Share Schemes). They are based on current UK legislation as applied in England and Wales and what is understood to be current HM Revenue and Customs (“HMRC”) practice, both of which are subject to change, possibly with retrospective effect.

The comments are intended as a general guide and, in particular, do not deal with certain categories of Scheme Shareholder such as charities, dealers in securities, persons who have or could be treated for tax purposes as having acquired their Scheme Shares by reason of employment (including pursuant to the Clipper Share Schemes) or as holding their Scheme Shares as carried interest, collective investment schemes, persons subject to UK tax on the remittance basis and insurance companies.

References below to “UK Holders” are to Scheme Shareholders who (a) are resident for tax purposes in the United Kingdom at all relevant times and, in the case of individuals, to whom “split year” treatment does not apply, and who are domiciled for tax purposes only in the UK; (b) hold their Scheme Shares as an investment (other than under a personal equity plan or individual savings account); and (c) are the absolute beneficial owners of their Scheme Shares.

References below to “Non-UK Holders” are to Scheme Shareholders who are not resident for tax purposes in the United Kingdom, have not within the past five years been resident or ordinarily resident for tax purposes in the United Kingdom and are not carrying on a trade (or profession or vocation) in the United Kingdom.

The comments below relate to UK Holders only, except: (i) insofar as express reference is made to the treatment of Non-UK Holders; and (ii) in relation to stamp duty or stamp duty reserve tax.

IF YOU ARE IN ANY DOUBT ABOUT YOUR TAX POSITION, AND IN PARTICULAR IF YOU ARE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UNITED KINGDOM, YOU SHOULD CONSULT AN APPROPRIATELY QUALIFIED INDEPENDENT PROFESSIONAL ADVISOR IMMEDIATELY.

(a) Disposal of Scheme Shares

United Kingdom taxation of chargeable gains

Under the Scheme, UK Holders will be entitled to receive 690 pence in cash and 0.0359 of a New GXO Share for each Scheme Share (subject to any elections made under the Mix and Match Facility). A UK Holder’s liability to UK tax on chargeable gains will depend on the individual circumstances of that UK Holder and the form of consideration received.

(i)            Individual and corporate UK Holders receiving cash under the Scheme

To the extent that a UK Holder of Scheme Shares receives cash as consideration for the transfer of their Scheme Shares under the Scheme, the transfer of the Scheme Shares will be treated as a disposal of the UK Holder’s Scheme Shares for the purposes of UK capital gains tax (“CGT”) or UK corporation tax on chargeable gains (as applicable). Therefore, depending on the UK Holder’s particular circumstances (including the UK Holder’s base cost in their holding of Scheme Shares and the availability of exemptions, reliefs and/or allowable losses), the receipt of cash by a UK Holder pursuant to the Acquisition may give rise to a liability to CGT or UK corporation tax on chargeable gains or, alternatively, an allowable capital loss.

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Subject to any available exemptions, reliefs or allowances, gains arising on a disposal of Scheme Shares under the Scheme by an individual UK Holder will be subject to CGT at the rate of 10% except to the extent that the gain, when it is added to the individual UK Holder’s other taxable income and gains in the relevant tax year, exceeds the upper limit of the income tax basic rate band (£50,271 and above for the 2021/22 tax year), in which case it will be taxed at the rate of 20%. The CGT annual exempt amount (£12,300 for the 2021/22 tax year) may be available to individual UK Holders to offset against chargeable gains realised on the disposal of their Scheme Shares.

Subject to any available exemptions, reliefs or allowances, gains arising on a disposal of Scheme Shares by a UK Holder within the charge to UK corporation tax will be subject to UK corporation tax on chargeable gains in respect of the disposal (the current rate of which is 19% for the 2021/22 tax year). For such UK Holders, indexation allowance (calculated up to 31 December 2017) may be available to reduce any chargeable gain arising (but not to create or increase any allowable loss) on the disposal of their Scheme Shares.

(ii)           Individual and corporate UK Holders receiving New GXO Shares or GXO DIs

To the extent that a UK Holder of Scheme Shares receives New GXO Shares (or GXO DIs) in exchange for his or her (or its) Scheme Shares and does not hold (either alone or together with persons connected with him or her (or it)) more than 5 per cent. of, or of any class of, the shares in, or debentures of, Clipper, that Scheme Shareholder should not be treated as having made a disposal of Scheme Shares. Instead, the New GXO Shares (or GXO DIs) should be treated as the same asset as the Scheme Shares, and as acquired at the same time and for the same consideration as the Scheme Shares. Any gain or loss which would have arisen on a disposal of the Scheme Shares (to the extent that the UK Holder receives New GXO Shares (or GXO DIs) as consideration under the Scheme) will be “rolled over” into the New GXO Shares (or GXO DIs) that they receive.

Pursuant to section 137 of the Taxation of Chargeable Gains Act 1992, the treatment described in the preceding paragraph will not apply to the receipt of New GXO Shares (or GXO DIs) by Scheme Shareholders who, alone or together with connected persons, hold more than 5 per cent. of, or of any class of, the shares in, or debentures of, Clipper unless the transaction is effected for bona fide commercial reasons and not for tax avoidance purposes. Such Scheme Shareholders are advised that no clearance that section 137 will not apply has been or will be sought from HMRC under section 138 of that Act.

(iii)          Non-UK Holders

Non-UK Holders should not be subject to United Kingdom taxation of chargeable gains in respect of the Scheme (though they may be subject to foreign taxation, depending on their personal circumstances).

UK stamp duty and stamp duty reserve tax (SDRT)

No UK stamp duty or SDRT will be payable by Scheme Shareholders on the transfer of their Scheme Shares under the Scheme. GXO will be responsible for paying any stamp duty or SDRT payable in connection with the transfer of the Scheme Shares to it under the Scheme.

(b) Holding New GXO Shares or GXO DIs

Dividends

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Dividend payments may be made by GXO without withholding or deduction for or on account of UK income tax. (As regards U.S. withholding taxes, see ‘Considerations of Holding New GXO Shares Received in the Scheme – Considerations for Non-U.S. Scheme Shareholders - Distributions on New GXO Shares’ in paragraph 2 below.)

(i)            Individual UK Holders

Dividends received by individual UK Holders will be subject to UK income tax. This is charged on the gross amount of any dividend paid before the deduction of U.S. withholding taxes (the “gross dividend”). (Broadly, and subject to certain exceptions, under the double tax treaty between the UK and the U.S., U.S. withholding tax on dividends paid to an individual UK Holder who beneficially owns that dividend may not exceed 15 per cent. of the gross amount of the dividend.)

Under the current UK tax rules, specific rates of tax apply to dividend income. These include a nil rate of tax (the “nil rate band”) for the first £2,000 of non-exempt dividend income in any tax year and different rates of tax for dividend income that exceeds the nil rate band. No tax credit attaches to dividend income. For these purposes “dividend income” includes UK and non-UK source dividends and certain other distributions in respect of shares. For UK tax purposes the gross dividend paid by GXO must generally be brought into account.

An individual UK Holder who receives a dividend from GXO will not be liable to UK tax on the dividend to the extent that (taking account of any other non-exempt dividend income received by the UK Holder in the same tax year) that dividend falls within the nil rate band.

To the extent that (taking account of any other non-exempt dividend income received by the UK Holder in the same tax year) the dividend exceeds the nil rate band, it will be subject to income tax at 7.5 per cent. (for the 2021/22 tax year) to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other non-exempt dividend income received by the UK Holder in the same tax year) it falls above the threshold for higher rate income tax, then the dividend will be taxed at 32.5 per cent. (for the 2021/22 tax year) to the extent that it is within the higher rate band, or 38.1 per cent. (for the 2021/22 tax year) to the extent that it is within the additional rate band. Each of these dividend tax rates will increase by 1.25% from April 2022. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a UK Holder’s income. In addition, dividends within the nil rate band which would (if there was no nil rate band) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.

Individual UK Holders subject to income tax on a dividend paid by GXO will also generally be entitled to a credit against that tax for U.S. withholding tax deducted at source from the dividend payment to the extent such withholding tax cannot be reduced by a claim under the double tax treaty between the United Kingdom and the United States. (See above for a description of the provisions of that double taxation treaty as they currently apply to individual UK Holders.) To the extent that the withholding tax exceeds the UK tax the excess will be an absolute cost.

(ii)           Corporate UK Holders

It is likely that most dividends paid on the New GXO Shares to corporate UK Holders would fall within one or more of the classes of dividend qualifying for exemption from corporation tax. However, it should be noted that the exemptions are not comprehensive and are also subject to anti-avoidance rules.

Corporate UK Holders within the charge to UK corporation tax should consult their own professional advisers.

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Where a dividend paid by GXO is treated as exempt, a corporate UK Holder will not be entitled to claim relief by way of credit in the United Kingdom in respect of any tax paid by the UK Holder under the laws of the United States, either directly or by deduction, in respect of that dividend. (Broadly, and subject to certain exceptions, under the double tax treaty between the UK and the U.S., U.S. withholding tax on dividends paid to a corporate UK Holder who beneficially owns that dividend may not exceed 15 per cent. of the gross amount of the dividend, unless that corporate UK Holder owns shares in GXO representing directly or indirectly at least 10 per cent. of the voting power of GXO, in which case such withholding tax may not exceed 5 per cent, of the gross amount of the dividend.)

(iii)	Non-UK Holders

Non-UK Holders will commonly not be subject to UK taxation on dividend income but should consult their own tax adviser concerning their tax position on dividends received from GXO.

Taxation of disposals

A subsequent disposal or deemed disposal for tax purposes of New GXO Shares or GXO DIs by a UK Holder may, depending upon the UK Holder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of CGT or UK corporation tax on chargeable gains. Where any chargeable gain or loss which would otherwise have arisen on a disposal by a Scheme Shareholder of Scheme Shares has been “rolled over” into New GXO Shares (or GXO DIs) received by that Scheme Shareholder, any chargeable gain or allowable loss on a subsequent disposal (including redemption) of those New GXO Shares (or GXO DIs) should be calculated taking into account the allowable original cost to the UK Holder of acquiring the relevant Scheme Shares.

An individual Scheme Shareholder who has been resident for tax purposes in the UK but who ceases to be so resident or becomes treated as resident outside the UK for the purposes of a double tax treaty for a period of five years or less and who disposes of all or part of their New GXO Shares or GXO DIs during that period may be liable to capital gains tax on their return to the UK, subject to any available exemptions or reliefs.

UK stamp duty and SDRT

The summary below is written on the basis that (i) GXO is a body corporate not incorporated in the UK, (ii) the New GXO Shares are not registered in a register kept in the UK by or on behalf of a body incorporated in the UK, (iii) the New GXO Shares are not paired with shares issued by a body incorporated in the UK, (iv) GXO’s central management and control is not exercised in the UK, and (v) the New GXO Shares are and continue to be listed on a recognised stock exchange within the meaning of section 1137 of the Corporation Tax Act 2010.

No UK stamp duty or SDRT will be payable by Scheme Shareholders on the issue of the New GXO Shares by GXO or on the issue of the GXO DIs by the DI Depositary.

UK stamp duty will not normally be payable in connection with a transfer of New GXO Shares or GXO DIs, provided that no instrument of transfer is executed in respect of such transfer or any such instrument of transfer is executed and retained outside the UK and does not relate to any property situated in the U.K. or to any other matter or thing done or to be done in the U.K. (which may include, without limitation, the involvement of U.K. bank accounts in payment mechanics).

No UK SDRT will be payable in respect of any agreement to transfer New GXO Shares or GXO DIs.

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2.	United States taxation

The following discussion is a general summary based on present law of (i) certain material U.S. federal income tax considerations for Scheme Shareholders receiving cash and New GXO Shares for their Scheme Shares in connection with the Scheme, and (ii) certain material U.S. federal income tax considerations for Scheme Shareholders holding New GXO Shares following the implementation of the Scheme. This discussion is not a complete description of all tax considerations that may be relevant to any particular holder and is not a substitute for independent tax advice. This discussion does not address U.S. state, local, non-U.S. or other tax considerations (such as estate or gift taxes) or the Medicare tax on net investment income. It addresses only Scheme Shareholders that hold Scheme Shares and New GXO Shares as capital assets (generally, property held for investment purposes) and use the U.S. dollar as their functional currency. It does not address the tax treatment of Scheme Shareholders subject to special rules, such as banks or other financial institutions, dealers in securities or currencies, traders in securities that mark-to-market, insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, “individual retirement accounts” and other tax-deferred accounts, persons that at any time have held 10% or more of the voting stock of Clipper (directly, indirectly or constructively), U.S. expatriates, persons holding Scheme Shares as part of a hedging, straddle, conversion, integrated, constructive sale or constructive ownership transaction, persons whose Scheme Shares or New GXO Shares were received in connection with the performance of services, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, including S-corporations) and partners in such partnerships or persons liable for the alternative minimum tax.

For purposes of this summary, a “Scheme Shareholder” means a beneficial owner of Scheme Shares. A shareholder is a “U.S. Scheme Shareholder” if such shareholder is a beneficial owner of Scheme Shares and, for U.S. federal income tax purposes, such shareholder is: (1) an individual that is a citizen or resident of the United States as determined for U.S. federal income tax purposes; (2) a corporation, or other business entity taxable as a corporation for U.S. federal income tax purposes, created or organised in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of such trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Scheme Shareholder” means any beneficial owner of the Scheme Shares that is neither a U.S. Scheme Shareholder nor a partnership for U.S. federal income tax purposes.

This summary is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed (to the extent taxpayers are permitted to rely thereon) regulations thereunder, current published rulings and court decisions, all as in effect and available as of the date of this document and all subject to change at any time, possibly with retroactive effect. We have not requested, and do not intend to request, a ruling from the United States Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax considerations described herein and there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and described in this document (or that a court will not sustain any such challenge should there be one at any point in the future).

The U.S. federal income tax treatment of a partner in a partnership (or equity holder in any other pass-through entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that holds Scheme Shares will depend on the status of the partner (or equity holder) and the activities of the partner and the partnership (or other pass-through entity or arrangement). Partnerships (and other pass-through entities or other arrangements) should consult their tax advisers concerning the U.S. federal income tax consequences to their partners (or equity holders) of participating in the Scheme.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL SCHEME SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SCHEME, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. STATE, LOCAL, NON-U.S. INCOME OR OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

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Disposition of Scheme Shares for New GXO Shares and Cash

(i) Considerations for U.S. Scheme Shareholders

(A) In General

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” a U.S. Scheme Shareholder generally will recognise capital gain or loss on the disposition of Scheme Shares for the New GXO Shares and cash equal to the difference between (i) the amount realised on such disposition (i.e., the USD value of the sum of the cash and the fair market value of the New GXO Shares received by the U.S. Scheme Shareholder) and (ii) the U.S. Scheme Shareholder’s adjusted tax basis in such disposed Scheme Shares. A U.S. Scheme Shareholder’s adjusted tax basis in the Scheme Shares generally will be the USD value of the amount paid by the U.S. Scheme Shareholder to purchase the Scheme Shares on the date of purchase.

Gain or loss on the disposition of the Scheme Shares generally will be long-term capital gain or loss if, at the time of disposition, the U.S. Scheme Shareholder has held the Scheme Shares for more than one year. Non-corporate U.S. Scheme Shareholders may be entitled to a preferential tax rate on long-term capital gains. Deductions for capital losses are subject to limitations. If a U.S. Scheme Shareholder acquired different blocks of Scheme Shares at different times for different prices, such U.S. Scheme Shareholder must determine its adjusted tax basis and holding period separately with respect to each block of Scheme Shares. Any gain or loss realised on the disposition of Scheme Shares generally will be treated as arising from U.S. sources.

(B) Passive Foreign Investment Company Considerations

Whilst no formal analysis has been undertaken, Clipper believes, and this discussion assumes, that it is not, and has not been, a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. If it were determined that Clipper is or has been a PFIC, the U.S. federal income tax consequences of disposition of Scheme Shares would generally be materially less favourable to U.S. Scheme Shareholders than those described above. If Clipper were to be classified as a PFIC, such U.S. Scheme Shareholder generally would be required (i) to pay tax on any gain from the disposition of Scheme Shares as ordinary income (rather than capital gains) and (ii) to pay a special addition to tax on such gain as an interest charge for the deferred payment of tax.

If Clipper were treated as a PFIC, a U.S. Scheme Shareholder would not be able to avoid the tax consequences described above by electing to treat Clipper as a qualified electing fund (QEF) because Clipper does not intend to provide U.S. Scheme Shareholders with the information that would be necessary to make a QEF election with respect to the Scheme Shares. As noted previously, while no formal analysis has been undertaken, Clipper does not believe it is or has been a PFIC although no definitive assurances can be made.

The rules relating to PFICs are complex and each U.S. Scheme Shareholder is urged to consult its own tax advisor concerning the U.S. federal income tax consequences of disposition of Scheme Shares if the Company is or was a PFIC in any taxable year during its holding period.

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(ii) Considerations for Non-U.S. Scheme Shareholders

A Non-U.S. Scheme Shareholder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on disposition of Scheme Shares. Certain exceptions apply where (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Scheme Shareholder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Scheme Shareholder) or (ii) the Non-U.S. Scheme Shareholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. In the case of a Non-U.S. Scheme Shareholder that is subject to U.S. tax on gain on disposition of Scheme Shares, the amount of gain would be determined in the same way as in the case of a U.S. Scheme Shareholder.

Gain that is effectively connected with a U.S. trade or business will be subject to tax at generally applicable U.S. federal income tax rates. Any such gains of a Non-U.S. Scheme Shareholder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain of an individual described in the preceding paragraph will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Scheme Shareholders are urged to consult their tax advisors regarding possible eligibility for benefits under applicable income tax treaties.

Considerations of Holding New GXO Shares Received in the Scheme

(i) Considerations for U.S. Scheme Shareholders

(A) Basis of New GXO Shares

A U.S. Scheme Shareholder’s initial adjusted basis for U.S. federal income tax purposes in New GXO Shares received in the Scheme will generally equal the fair market value of the shares and thus will be the same as the amount included in amount realised on the disposition of Scheme Shares.

(B) Distributions on New GXO Shares

Any distributions to U.S. Scheme Shareholders with respect to their New GXO Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from GXO’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Scheme Shareholder’s adjusted tax basis in the New GXO Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the New GXO Shares and will be treated as described below under “—Disposition of New GXO Shares.”

Dividends paid to a U.S. Scheme Shareholder that is a taxable corporation generally will be eligible for the dividends-received deduction available to U.S. corporations if the requisite holding period is satisfied. Dividends received by eligible non-corporate U.S. Scheme Shareholders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income.

(C) Disposition of New GXO Shares

Subject to the discussion under “—Backup Withholding and Information Reporting,” a U.S. Scheme Shareholder generally will recognise capital gain or loss on the disposition of New GXO Shares equal to the difference between (i) the amount realised on such disposition (i.e., the U.S. dollar value of the sum of the cash and the fair market value of any property received by the U.S. Scheme Shareholder) and (ii) the U.S. Scheme Shareholder’s adjusted tax basis in such New GXO Shares, determined as described above.

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Gain or loss on the disposition of the New GXO Shares generally will be long-term capital gain or loss if, at the time of disposition, the U.S. Scheme Shareholder has held the New GXO Shares for more than one year. The holding period of the New GXO Shares received generally will begin on the day after the New GXO Shares are received, and thus will be determined without regard to the holding period of the Scheme Shares disposed of for such New GXO Shares. Non-corporate U.S. Scheme Shareholders may be entitled to a preferential tax rate on long-term capital gains. Deductions for capital losses are subject to limitations. Any gain or loss realised on disposition of New GXO Shares generally will be treated as arising from U.S. sources.

(ii) Considerations for Non-U.S. Scheme Shareholders

(A) Distributions on New GXO Shares

In general, any distributions (including constructive distributions) made to a Non-U.S. Scheme Shareholder on New GXO Shares, to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Scheme Shareholder’s conduct of a trade or business within the United States, GXO will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Scheme Shareholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Scheme Shareholder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Scheme Shareholder’s adjusted tax basis in its shares of New GXO Shares and, to the extent such distribution exceeds the Non-U.S. Scheme Shareholder’s adjusted tax basis, as gain realized from the sale or other disposition of the New GXO Shares, which will be treated as described below under “Non-U.S. Scheme Shareholders — Disposition of New GXO Shares.” In addition, if we determine that we are classified as a United States real property holding corporation (“USRPHC”) and assuming the “publicly traded exception” described in the discussion below under (B) is not met, we will be required to withhold at a rate of 15% of any gross distribution that exceeds our current and accumulated earnings and profits.

Dividends paid to a Non-U.S. Scheme Shareholder that are effectively connected with such Non-U.S. Scheme Shareholder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Scheme Shareholder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Scheme Shareholder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Scheme Shareholders. If the Non-U.S. Scheme Shareholder is a corporation, dividends that are treated as effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

(B) Disposition of New GXO Shares

A Non-U.S. Scheme Shareholder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of New GXO Shares. Certain exceptions apply where (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Scheme Shareholder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Scheme Shareholder), (ii) the Non-U.S. Scheme Shareholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, or (iii) GXO is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or such Non-U.S. Scheme Shareholder’s holding period for the New GXO Shares. There can be no assurance that New GXO Shares will be treated as regularly traded on an established securities market for this purpose. In the case of a Non-U.S. Scheme Shareholder that is subject to U.S. tax on gain on disposition of New GXO Shares, the amount of gain would be determined in the same way as in the case of a U.S. Scheme Shareholder.

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Gain that is effectively connected with a U.S. trade or business will be subject to tax at generally applicable U.S. federal income tax rates. Any such gains of a Non-U.S. Scheme Shareholder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain of an individual described in the preceding paragraph will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Scheme Shareholders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

GXO would be classified as a USRPHC if the fair market value of “United States real property interests” equals or exceeds 50% of the sum of the fair market value of worldwide real property interests plus other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We have not determined whether GXO is or will in the future be a USRPHC. Provided, however, that GXO’s common shares are regularly traded on an established securities market within the meaning of applicable Treasury regulations, classification of GXO as a USRPHC would generally not affect the US tax consequences of owning GXO shares in the case of a Non-U.S. Scheme Shareholder who has not held (actually or constructively) more than 5% of GXO’s outstanding common shares at any time within the relevant period, which generally is the shorter of the five-year period preceding a disposition or such Non-U.S. Scheme Shareholder’s holding period in such shares. This discussion does not address the consequences, if GXO were classified as a USRPHC, to any Non-U.S. Scheme Shareholders who will have held more than 5% of GXO’s outstanding common shares at any time within the relevant period.

Backup Withholding, Information Reporting and FATCA

Dividends on New GXO Shares and proceeds from the disposition of Scheme Shares or New GXO Shares that are made into an account in the United States or through certain U.S.-related financial intermediaries may be reported to the IRS as required under applicable U.S. Treasury regulations, including for purposes of the Foreign Account Tax Compliance Act (“FATCA”) rules which are applicable to Non-U.S. Scheme Shareholders and U.S. source dividends. Such amounts paid to a Non-U.S. Scheme Shareholder will not be subject to information reporting or FATCA withholding if that Non-U.S. Scheme Shareholder properly certifies that it is a non-U.S. person for U.S. federal tax purposes, and in the case of FATCA, FATCA-compliant, on an applicable IRS Form W-8.

Payments that are subject to information reporting may also be subject to backup withholding if a U.S. Scheme Shareholder fails to comply with all applicable taxpayer identification and certification requirements (generally by providing the relevant paying agent or intermediary with an IRS Form W-9). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a U.S. Scheme Shareholder’s U.S. federal income tax liability and may be refunded to the extent they exceed such liability, provided the required information is provided to the IRS in a timely fashion.

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Part Ten

CLIPPER PROFIT FORECAST

On 7 June 2021 in its “Year End Trading update” announcement Clipper provided guidance in relation to FY22 and FY23 EBIT with reference to Clipper-compiled consensus published on the Clipper website immediately prior to that announcement:

•	“Given the continued strong trading momentum and pipeline of contracts wins, we expect EBIT (under both IAS 17 and IFRS 16) for FY22 and FY23 to be ahead of Company-compiled consensus (https://www.Clippergroup.co.uk/analyst-consensus/) by mid-single digit percentages in both years.”

Immediately prior to the announcement on 7 June 2021 the Clipper compiled consensus included on the Clipper website for FY23 EBIT was £39.3m and £47.6m on an IAS 17 and IFRS 16 basis respectively. No subsequent references were made by Clipper as to its expectations for FY23 EBIT.

On 25 August 2021 in its “Final Results for the year ended 30 April 2021” announcement Clipper confirmed its prior guidance in relation to FY22:

•	“The Group has made a strong start to the new financial year and is trading in line with its recently upgraded guidance for FY22.”

On 9 December 2021 in its “Interim Results for the six months to 31 October 2021” announcement Clipper confirmed its prior guidance in relation to FY22:

•	“Trading continues to be strong, and the Group is on track to meet the Clipper Board's full year guidance.”

Immediately prior to the announcement on 9 December 2021 the updated Clipper compiled consensus included on the Clipper website for FY22 EBIT was £37.0m and £46.2m on an IAS 17 and IFRS 16 basis respectively. The statement made on 9 December 2021, therefore, updated the Board’s guidance in relation to FY22 and superseded the two previous statements where the Clipper Board made references to its expectations for FY22 EBIT.

Application of Rule 28 to the Clipper Profit Forecast

The statements from Clipper in bold above set an expectation for EBIT for FY22 of £37.0m and £46.2m on an IAS 17 and IFRS 16 basis respectively and EBIT for FY23 of £39.3m and £47.6m on an IAS 17 and IFRS 16 basis respectively (the “FY23 Clipper Profit Forecast”), each of which for the purposes of Rule 28.1(c) of the Code, constitutes a profit forecast.

Directors confirmation

The directors of Clipper confirm that, as at the date of this document, the FY22 Clipper Profit Forecast remains valid and that it has been properly compiled on the basis of the assumptions stated below and that the basis of accounting used is consistent with Clipper’s accounting policies which are in accordance with IFRS and those that Clipper applied in preparing its financial statements for the year ended 30 April 2021.

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At the time the FY23 Clipper Profit Forecast was made on 7 June 2021, it was 22 months away from the period ending 30 April 2023 to which the profit forecast related. Since then, the market and the circumstances in which Clipper operates in, including the COVID-19 pandemic, have changed. The directors of Clipper, therefore, confirm that the FY23 Clipper Profit Forecast is no longer valid.

Further information on the basis of preparation of the FY22 Clipper Profit Forecast, including the principal assumptions on which it is based, is set out below.

Basis of preparation and principal assumptions

The FY22 Clipper Profit Forecast is based upon internal Clipper forecasts.

In confirming the FY22 Clipper Profit Forecast, the directors of Clipper have made the following assumptions in respect of the forecast period to 30 April 2022:

Factors outside the influence or control of the directors of Clipper:

1.	No significant additional effect from COVID-19, in particular any new variant, which would present heightened short-term uncertainty in Clipper’s principal markets;

2.	no material change in the political, economic and/or market environment that would materially affect Clipper;

3.	there will be no material changes in market conditions over the period to 30 April 2022 in relation to either customer demand or competitive environment;

4.	no significant one-off events or litigation that would have a material impact on the operating results or financial position of Clipper;

5.	there will be no material adverse change to Clipper’s commercial relationships;

6.	no material changes to inflation, interest or tax rates in Clipper’s principal markets compared with Clipper’s budgeted estimates;

7.	no material changes of the value of pound sterling above the average foreign exchange rates that have applied during the period from 7 June 2021 to the Latest Practicable Date;

8.	no material adverse events which will have a significant impact on the operating results or financial position of Clipper;

9.	no material adverse outcome from any ongoing or future disputes with any customer, competitor, regulator or tax authority; and

10.	no material change in legislation, taxation, regulatory requirements, applicable standards or the position of any regulatory bodies impacting the Clipper Group’s operations or accounting policies.

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Factors within the influence or control of the directors of Clipper:

1.	no additional significant acquisitions, disposals, developments, partnership or joint venture agreements being entered into by Clipper which would have a materially dilutive effect on Clipper’s earnings;

2.	no material change in the dividend or capital policies of Clipper;

3.	no material changes to the senior leadership team of Clipper;

4.	no material change in Clipper’s strategy; and

5.	Clipper’s accounting policies will be consistently applied in the period to 30 April 2022.

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Part Eleven

GXO PROFIT FORECAST

On 15 February 2022, GXO released its results for the fourth financial quarter of 2021 and the full year ended 31 December 2021 which, in the results presentation slides (the "Q4 Results Slides") and in the press release covering the results (the "Q4 Release"), were supplemented by the following statements relating to GXO's anticipated financial performance for the year ending 31 December 2022:

In the Q4 Results Slides:

“FY22 guidance raised

•	Organic revenue growth	8% to 12% (Unchanged)
•	Adjusted EBITDA	$707-$742 million (Was $705-$740 million)
•	Adjusted EBITDAR	$1.5-$1.6 billion (Was ~$1.5 billion)
•	Return on invested capital	>30%
•	Free cash flow	~30% of adjusted EBITDA
•	Depreciation and amortization*	$260-$280 million
•	Interest expense	~$25 million
•	Tax rate	~25%
•	Net capital expenditures	~3% of sales

* Excludes customer related intangible amortization from prior acquisitions”

In the Q4 Release:

“GXO announced its full year 2022 financial outlook as follows:

•	Organic revenue growth of 8% to 12%;

•	Adjusted EBITDA of $707 million to $742 million (previously $705 million to $740 million);

•	Adjusted EBITDAR of $1.5 billion to $1.6 billion (previously approximately $1.5 billion);

•	Free Cash Flow of approximately 30% of adjusted EBITDA;

•	Depreciation and amortization expense between $260 million and $280 million; and

•	Net capital expenditures of approximately 3% of sales.”

Each of the above statements (together, the "GXO Profit Forecast") constitutes an ordinary course profit forecast for the purposes of Note 2 on Rule 28.1 of the Code, and accordingly, the requirements of Rule 28.1(c) of the Code apply in relation to the GXO Profit Forecast.

Notes

The Q4 Release contains the statements set out below, and the Q4 Results Slides (which refer to the equivalent Q4 Release wording) contain similar statements. References to "GAAP" in the GXO Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of the GXO Group's annual results for the year ended 31 December 2021.

“As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables below.

GXO’s non-GAAP financial measures in this press release include: adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, adjusted EBITDA before rent expense (“adjusted EBITDAR”), free cash flow, adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”), organic revenue, organic revenue growth, net leverage and net debt.

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We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITDAR, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables below. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

Pro forma adjusted EBITDA includes adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to the combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs.

Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows management, research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA and adjusted EBITDAR improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations and revenue from acquired businesses. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing bank overdrafts and cash and cash equivalents from our reported total debt and reported net debt as a ratio of our last twelve-month reported adjusted EBITDA.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full year 2022 adjusted EBITDA, adjusted EBITDAR, organic revenue growth, and free cash flow, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation.”

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Basis of preparation

The GXO Profit Forecast has been prepared on a basis consistent with the GXO Group's accounting policies, as set out in the notes above.

The GXO Profit Forecast excludes any transaction costs applicable to the Acquisition or any other associated accounting impacts as a direct result of the Acquisition.

Assumptions

The GXO Profit Forecast is based on the assumptions listed below, any of which could turn out to be incorrect and therefore affect the validity of the GXO Profit Forecast.

Factors outside the influence or control of the GXO Directors

•	There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the GXO Group operates.

•	There will be no material changes to the conditions of the markets and regions in which the GXO Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•	The interest, inflation and tax rates in the markets and regions in which the GXO Group operates will remain materially unchanged from the prevailing rates.

•	There will be no material adverse events that will have a significant impact on the GXO Group's financial performance.

•	There will be no business disruptions that materially affect the GXO Group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.

•	There will be no material changes to the foreign exchange rates that will have a significant impact on the GXO Group's revenue or cost base.

•	There will be no material changes in legislation or regulatory requirements impacting on the GXO Group's operations or on its accounting policies.

•	There will be no material litigation in relation to any of the GXO Group's operations.

•	The Acquisition will not result in any material changes to the GXO Group's obligations to customers.

•	The Acquisition will not have any material impact on the GXO Group's ability to negotiate new business.

Other important factors and information are contained in GXO’s most recent annual report and Form 10-K, including the risks summarised in the section entitled “Risk Factors”, GXO’s most recent Quarterly Report on Form 10-Q, and GXO’s other periodic filings with the SEC and available at www.gxo.com.

Factors within the influence and control of the GXO Directors

•	There will be no material change to the present executive management of the GXO Group.

•	There will be no material change in the operational strategy of the GXO Group.

•	There will be no material adverse change in the GXO Group's ability to maintain customer and partner relationships.

•	There will be no material acquisitions or disposals over and above those currently planned.

•	There will be no material strategic investments over and above those currently planned.

•	There will be no material change in the dividend or capital policies of the GXO Group.

•	The GXO Profit Forecast does not include any impact on the GXO Group of the Acquisition.

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GXO Directors' confirmation

With the consent of Clipper, the Panel has granted a dispensation from the Code requirement for GXO's reporting accountants and financial advisers to prepare reports in respect of the GXO Profit Forecast.

The GXO Directors have considered the GXO Profit Forecast and confirm that it remains valid as at the date of this document, and has been properly compiled on the basis of the assumptions set out in this Part Eleven and that the basis of the accounting used is consistent with GXO's accounting policies.

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Part Twelve

ADDITIONAL INFORMATION OF CLIPPER AND GXO

1.	Responsibility

1.1	The Clipper Directors, whose names are set out in paragraph 2.1 below, accept responsibility for the information contained in this document (including any expressions of opinion) other than the information for which responsibility is taken by others pursuant to paragraph 1.2 of this Part Twelve (Additional Information of Clipper and GXO). To the best of the knowledge and belief of the Clipper Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	The GXO Directors, whose names are set out in paragraph 2.2 below accept responsibility for the information contained in this document (including any expressions of opinion) relating to GXO, the GXO Group, the GXO Directors and their respective immediate families and the related trusts of and persons connected with the GXO Directors, and persons deemed to be acting in concert with GXO (as such term is defined in the Code). To the best of the knowledge and belief of the GXO Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors

2.1	The Clipper Directors and their respective positions are:

Name	Position
Steve Parkin	Chairman
Tony Mannix	Chief Executive Officer
David Hodkin	Chief Financial Officer
Christine Cross	Senior Independent Non-Executive Director
Stuart Watson	Independent Non-Executive Director
Dino Rocos	Independent Non-Executive Director

The business address of each of the Clipper Directors is Clipper Logistics Group, Gelderd Road, Leeds, West Yorkshire, England, LS12 6LT.

The company secretary of Clipper is Marianne Hodgkiss.

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2.2	The GXO Directors and their respective positions are:

Name	Position
Brad Jacobs	Chairman
Marlene Colucci	Vice Chair
Malcolm Wilson	Director and Chief executive officer
Oren Shaffer	Lead Independent director
Clare Chatfield	Director
Gena Ashe	Director
Jason Papastavrou	Director
Joli L. Gross	Director

The business address of each of the GXO Directors is Two American Lane Greenwich, Connecticut 06831, United States.

3.	Disclosures in respect of Clipper securities and GXO common stock

3.1	For the purposes of this paragraph 3, paragraph 4 and paragraph 13:

(a)	“acting in concert” has the meaning given to it in the Code;

(b)	“arrangement” includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to securities which may be an inducement to deal or refrain from dealing;

(c)	“dealing” has the meaning given to it in the Code;

(d)	“derivative” has the meaning given to it in the Code;

(e)	“disclosure period” means the period beginning on 20 February 2021 (being the date that is 12 months before the commencement of the offer period) and ending on the Latest Practicable Date;

(f)	“interest” or “interests” in relevant securities shall have the meaning given to it in the Code and references to interests of the GXO Directors or interests of the Clipper Directors in relevant securities shall include all interests of any other person whose interests in shares the GXO Directors or, as the case may be, the Clipper Directors, are taken to be interested in pursuant to Part 22 of the Companies Act;

(g)	“offer period” means the period commencing on 20 February 2022 and ending on the Latest Practicable Date;

(h)	“relevant GXO securities” means relevant securities (such term having the meaning given to it in the Code in relation to an offeror) of GXO, including equity share capital of GXO (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof; and

(i)	“relevant Clipper securities” means relevant securities (such term having the meaning given to it in the Code in relation to an offeree) of Clipper including equity share capital of Clipper (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof.

Interests and Dealings in Relevant Clipper Securities

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Clipper

3.2	As at the Latest Practicable Date, the Clipper Directors, their close relatives, related trusts and connected persons held the following interests in, or rights to subscribe in respect of, relevant Clipper securities:

Issued share capital

Name	Number of Clipper Shares	Percentage of existing issued share capital
Steve Parkin	15,128,000	14.76%
David Hodkin	600,376	0.59%
Tony Mannix	440,376	0.43%
Stuart Watson	4,000	0.00%

Share options

Name	Share Plan	Option grant price (£)	Number of ordinary shares (under option)	Date of grant	Expiry date
Steve Parkin	Clipper Sharesave Plan	4.8534	3,708	2 February 2021	30 September 2024
David Hodkin	Clipper Sharesave Plan	4.8534	3,708	2 February 2021	30 September 2024
Tony Mannix	Clipper PSP	Nil	71,346	8 January 2021	8 January 2031
	Clipper PSP	Nil	55,441	16 September 2021	16 September 2031
	Clipper Sharesave Plan	1.9334	4,655	8 February 2019	30 September 2022
	Clipper Sharesave Plan	4.8534	1,854	2 February 2021	30 September 2024

In addition, as at the Latest Practicable Date, there are a small number of cash awards outstanding under the Clipper PSP that have been granted to Steve Parkin and David Hodkin. Each cash award has been granted in respect of a number of notional ordinary shares (and subject to a payment cap and other conditions) as set out below. Upon the Court’s sanction of the Scheme, these will be exercisable and, if so exercised, will be settled in cash by Clipper on their terms. The settlement of these cash awards will not involve the issue or transfer of Clipper Shares:

Name	Share Plan	Cash award grant price (£)	Number of notional ordinary shares	Date of grant	Expiry date
Steve Parkin	Clipper PSP	Nil	104,179	8 January 2021	8 January 2031
	Clipper PSP	Nil	80,954	16 September 2021	16 September 2031
David Hodkin	Clipper PSP	Nil	56,353	8 January 2021	8 January 2031
	Clipper PSP	Nil	43,790	16 September 2021	16 September 2031

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3.3	As at the Latest Practicable Date, the following persons acting in concert with Clipper held the following interests in, or rights to subscribe in respect of, relevant Clipper securities:

Issued share capital

Name	Number of Clipper Shares	Percentage of existing issued share capital
Sean Fahey	4,070,000	3.97%
Gurnaik Chima	3,000,000	2.93%
George Turner	597,703	0.58%

3.4	Save as disclosed above, as at the close of business on the Latest Practicable Date, neither Clipper, nor any Clipper Director, nor, so far as Clipper is aware, any person acting in concert (within the meaning of the Code) with it, nor any person with whom Clipper or any person acting in concert with Clipper has an arrangement has: (i) any interest in or right to subscribe for any relevant Clipper securities; (ii) any short positions in respect of relevant Clipper securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; or (iii) borrowed or lent any relevant Clipper securities (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code).

3.5	Other than dealings made pursuant to the Clipper Share Schemes as detailed in paragraph 3.2 above, during the Offer Period, no dealings in relevant Clipper securities by Clipper Directors, their close relatives, related trusts and their connected persons have taken place.

3.6	During the Offer Period, no dealings in relevant Clipper securities by persons acting in concert with Clipper have taken place.

GXO

3.7	Save for in respect of the irrevocable undertakings referred to in paragraph 8 below, as at the close of business on the Latest Practicable Date, neither GXO nor any GXO Director, nor, so far as GXO is aware, any person acting in concert (within the meaning of the Code) with it nor any person with whom it or any person acting in concert with it has an arrangement has: (i) any interest in or right to subscribe for any relevant Clipper securities, (ii) any short positions in respect of relevant Clipper securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; or (iii) borrowed or lent any relevant Clipper securities (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code).

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3.8	During the disclosure period, no dealings in relevant Clipper securities by GXO or GXO Directors, their close relatives, related trusts and their connected persons have taken place.

3.9	During the disclosure period, no dealings in relevant Clipper securities by persons acting in concert with GXO have taken place.

Interests and Dealings in Relevant GXO Securities

Clipper

3.10	As at the close of business on the Latest Practicable Date, neither Clipper, nor any Clipper Director, nor, so far as Clipper is aware, any person acting in concert (within the meaning of the Code) with it nor any person with whom it or any person acting in concert with it has an arrangement has: (i) any interest in or right to subscribe for any relevant GXO securities; (ii) any short positions in respect of relevant GXO securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; or (iii) borrowed or lent any relevant GXO securities (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code).

3.11	During the Offer Period, no dealings in relevant GXO securities by Clipper or Clipper Directors, their close relatives, related trusts and their connected persons have taken place.

3.12	During the Offer Period, no dealings in relevant GXO securities by persons acting in concert with Clipper have taken place.

GXO

3.13	As at the Latest Practicable Date, the GXO Directors, their close relatives, related trusts and connected persons held the following interests in, or rights to subscribe in respect of, relevant GXO securities:

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Issued Share Capital

Name	Number of GXO Shares	Percentage of existing issued share capital	Percentage of issued share capital immediately following the Effective Date(1)
Brad Jacobs[14]	388,489	0.34%	0.33%
Marlene Colucci	2,637	0.00%	0.00%
Gena Ashe	N/A	N/A	N/A
Clare Chatfield	1,073	0.00%	0.00%
Joli L. Gross	1,612	0.00%	0.00%
Jason Papastavrou[15]	N/A	N/A	N/A
Malcolm Wilson	36,409	0.03%	0.03%

(1)	Assumes the issue of the maximum number of New GXO Shares that may be issued pursuant to the terms of the Acquisition of 3,765,996.

Share awards

Name	Share Plan	Option grant price (£)	Grant Date	Vesting Date(s)	No. of Outstanding Options (“RSUs”)
Bradley Jacobs	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
Gena Ashe	Restricted Stock Units	N/A	Not provided.	January 3, 2023	2,120
	Restricted Stock Units	N/A	Not provided.	January 4, 2021	5,260
	Restricted Stock Units	N/A	Not provided.	January 2, 2020	7,145
	Restricted Stock Units	N/A	Not provided.	January 2, 2019	4,554
	Restricted Stock Units	N/A	Not provided.	January 3, 2018	8,730
	Restricted Stock Units	N/A	Not provided.	January 1, 2018	5,972
Clare Chatfield	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
Marlene Colucci	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
	Restricted Stock Units	N/A	Not provided	January 4, 2022	3,527
	Restricted Stock Units	N/A	Not provided	January 3, 2021	5,260
Joli L. Gross	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
Jason Papastavrou	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
	Restricted Stock Units	N/A	Not provided	January 3, 2022	3,527
	Restricted Stock Units	N/A	Not provided	January 4, 2021	5,260
	Restricted Stock Units	N/A	Not provided	January 2, 2019	4,554
	Restricted Stock Units	N/A	Not provided	January 3, 2018	8,730
	Restricted Stock Units	N/A	Not provided	January 4, 2017	14,296
	Restricted Stock Units	N/A	Not provided	January 2, 2016	9,361
	Restricted Stock Units	N/A	Not provided	December 11, 2013	5,497
Malcolm Wilson	Restricted Stock Units	N/A	January 15, 2020	Three equal instalments on January 15, 2021; January 15, 2022, and January 15, 2023.	4,849
	Restricted Stock Units	N/A	March 15, 2019	Four equal instalments on March 15, 2020; March 15, 2021; March 15, 2022 and March 15, 2023.	30,449
	Restricted Stock Units	N/A	December 8, 2020	Two equal instalments on December 8, 2022 and December 8, 2023	33,831
	Restricted Stock Units	N/A	March 10, 2021	Four equal instalments on March 10, 2022; March 10, 2023, March 10, 2024 and March 10, 2025.	10,509
	Non-Qualified Stock Options (right to buy)	$64.91	June 7, 2021	10% on June 7, 2022; 15% on June 7, 2023; 20% on June 7, 2024; 25% on June 7, 2025 and 30% on June 7, 2026.	263,878
Oren Shaffer	Restricted Stock Units	N/A	Not provided	January 3, 2023	2,120
	Restricted Stock Units	N/A	Not provided	January 3, 2022	3,527
	Restricted Stock Units	N/A	Not provided	January 4, 2021	5,260
	Restricted Stock Units	N/A	Not provided	January 2, 2020	7,145
	Restricted Stock Units	N/A	Not provided	January 2, 2019	4,554
	Restricted Stock Units	N/A	Not provided	January 3, 2018	8,730
	Restricted Stock Units	N/A	Not provided	January 4, 2017	14,296
	Restricted Stock Units	N/A	Not provided	January 2, 2016	9,361
	Restricted Stock Units	N/A	Not provided	January 2, 2015	5,497
	Restricted Stock Units	N/A	Not provided	December 11, 2013	5,497

14	Jacobs Private Equity is an affiliated person of Brad Jacobs (Brad Jacobs is the managing member of Jacobs Private Equity). It holds 11,915,701 shares of common stock in GXO, representing 10.38% of issued common stock at the Latest Practicable Date, and 10.05% of issued common stock immediately following the Effective Date.

15	Springer Wealth Management LLC is an affiliated person of Jason Papastavrou (Jason D. Papastavrou is the owner of 100% of the equity of Springer Wealth Management LLC). It holds 180,208 shares of common stock in GXO, representing 0.16% of issued common stock at the Latest Practicable Date, and 0.15% of issued common stock immediately following the Effective Date.

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3.14	Save as disclosed above, as at the close of business on the Latest Practicable Date, neither GXO nor any GXO Director, nor, so far as GXO is aware, any person acting in concert (within the meaning of the Code) with it nor any person with whom it or any person acting in concert with it has an arrangement has: (i) any interest in or right to subscribe for any relevant GXO securities; (ii) any short positions in respect of relevant GXO securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; or (iii) borrowed or lent any relevant GXO securities (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code).

3.15	During the Offer Period, the following dealing in relevant GXO securities by GXO Directors, their close relatives, related trusts and their connected persons has taken place:

Name	Date(s)	Nature of Dealings	Number of GXO Shares	Price (USD)
Malcolm Wilson	15 March 2022	Exercise or conversion of derivative security	30,450	0
Malcolm Wilson	15 March 2022	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security[16]	14,312	984,093.12
Malcolm Wilson	10 March 2022	Exercise or conversion of derivative security	3,503	0
Malcolm Wilson	10 March 2022	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security[17]	1,647	111,617.19
Gena Ashe	1 March 2022	Open market or private sale of non-derivative security	3,527	282,160

3.16	In addition to the dealings described in paragraph 3.15 above, during the disclosure period, the following dealings in relevant GXO securities by GXO Directors, their close relatives, related trusts and their connected persons have taken place:

Name	Date(s)	Nature of Dealings	Number of GXO Shares	Price (USD)
Malcolm Wilson	15 January 2022	Exercise or conversion of derivative security	4,851 (RSUs)	0
Malcolm Wilson	15 January 2022	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security[18]	2,280	208,164
Gena Ashe	3 January 2022	Exercise or conversion of derivative security	3,527 (RSUs)	0
Gena Ashe	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Bradley Jacobs	3 January 2022	Exercise or conversion of derivative security	1,073 (RSUs)	0
Bradley Jacobs	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Clare Chatfield	3 January 2022	Exercise or conversion of derivative security	1,073 (RSUs)	0
Clare Chatfield	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Marlene Colucci	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Joli L. Gross	3 January 2022	Exercise or conversion of derivative security	1,073 (RSUs)	0
Joli L. Gross	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Jason Papastavrou	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Oren Shaffer	3 January 2022	Grant, award or other acquisition	2,120 (RSUs)	0
Bradley Jacobs/Jacobs Private Equity, LLC	9 December 2021	Open market or private sale of non-derivative security	3,217,500	277,992,000
Brad Jacobs	16 August 2021	Grant, award or other acquisition	1,073 (RSUs)	0
Clare Chatfield	16 August 2021	Grant, award or other acquisition	1,073 (RSUs)	0
Joli L. Gross	16 August 2021	Grant, award or other acquisition	1,073 (RSUs)	0
Malcolm Wilson	2 August 2021	Grant, award or other acquisition	33,831 (RSUs)	0

16	Shares were not sold in this transaction. The shares were withheld by GXO to fund tax liability attributable to the vesting and settlement of the RSUs.

17	Shares were not sold in this transaction. The shares were withheld by GXO to fund tax liability attributable to the vesting and settlement of the RSUs.

18	Shares were not sold in this transaction. The shares were withheld by GXO to fund tax liability attributable to the vesting and settlement of the RSUs.

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3.17	Save as disclosed above, during the disclosure period, no dealings in relevant GXO securities by GXO or GXO Directors, their close relatives, related trusts and their connected persons have taken place.

3.18	During the disclosure period, no dealings in relevant GXO securities by persons acting in concert with GXO have taken place.

4.	Interests and Dealings – General

4.1	Save as disclosed in paragraph 3 above, as at the Latest Practicable Date:

(a)	no member of the Clipper Group had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities nor has any member of the Clipper Group dealt for value in any relevant Clipper securities during the Offer Period;

(b)	no member of the Clipper Group had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities nor has any member of the Clipper Group dealt for value in any relevant GXO securities during the Offer Period;

(c)	none of the Clipper Directors had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities during the Offer Period;

(d)	none of the Clipper Directors had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities during the Offer Period;

(e)	no person deemed to be acting in concert with Clipper had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities, during the Offer Period;

(f)	no person deemed to be acting in concert with Clipper had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities, during the Offer Period;

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(g)	no person who has an arrangement with Clipper had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities during the Offer Period;

(h)	no person who has an arrangement with Clipper had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities during the Offer Period;

(i)	neither Clipper, nor any person acting in concert with it, has borrowed or lent any relevant Clipper securities, save for any borrowed shares which have been either on-lent or sold; and

(j)	neither Clipper, nor any person acting in concert with it, has borrowed or lent any relevant GXO securities, save for any borrowed shares which have been either on-lent or sold.

4.2	Save as disclosed in paragraph 3 above, as at the Latest Practicable Date:

(a)	no member of the GXO Group had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities nor has any member of the GXO Group dealt for value in any relevant Clipper securities during the disclosure period;

(b)	no member of the GXO Group had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities nor has any member of the GXO Group dealt for value in any relevant GXO securities during the disclosure period;

(c)	none of the GXO Directors had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities during the disclosure period;

(d)	none of the GXO Directors had any interest in, right to subscribe in respect of, any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities during the disclosure period;

(e)	no person deemed to be acting in concert with GXO had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities, during the disclosure period;

(f)	no person deemed to be acting in concert with GXO had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities, during the disclosure period;

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(g)	no person who has an arrangement with GXO had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant Clipper securities, nor has any such person dealt for value in any relevant Clipper securities during the disclosure period;

(h)	no person who has an arrangement with GXO had any interest in, right to subscribe in respect of, or any short position under a derivative in relation to any, or had any delivery obligation or any right to require another person to take delivery of relevant GXO securities, nor has any such person dealt for value in any relevant GXO securities during the disclosure period;

(i)	neither GXO nor any person acting in concert with it, has borrowed or lent any relevant Clipper securities, save for any borrowed shares which have been either on-lent or sold; and

(j)	neither GXO nor any person acting in concert with it, has borrowed or lent any relevant Clipper securities, save for any borrowed shares which have been either on-lent or sold.

4.3	Save as disclosed in this document, no persons have given any irrevocable or other commitment to vote in favour of the Scheme or the resolutions to be proposed at the General Meeting.

4.4	Save as disclosed in this document, as at the Latest Practicable Date, none of: (i) GXO or any person acting in concert with GXO; or (ii) Clipper or any person acting in concert with Clipper, has, in either case, any arrangement in relation to relevant securities.

4.5	Save as disclosed in this document, no agreement, arrangement or understanding (including any compensation arrangement) exists between GXO or any person acting in concert with it and any of the Clipper Directors or the recent directors, shareholders or recent shareholders of Clipper having any connection with or dependence upon or which is conditional upon the Acquisition.

4.6	Save as disclosed in this document, there is no agreement, arrangement or understanding whereby the beneficial ownership of any Clipper Shares to be acquired by GXO pursuant to the Scheme will be transferred to any other person, however GXO reserves the right to transfer any such shares to any member of the GXO Group.

4.7	No relevant securities of Clipper have been redeemed or purchased by Clipper during the disclosure period.

4.8	No relevant securities of GXO have been redeemed or purchased by GXO during the disclosure period.

5.	Directors’ service contracts and emoluments

Clipper Directors’ service contracts and emoluments

The particulars of the executive directors’ service contracts between relevant members of the Clipper Group are set out below. No such contract has been entered into or amended during the six months preceding publication of this document.

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5.1	Executive Directors

Steve Parkin

Steve Parkin’s service contract, dated 2 June 2014, as amended from time to time, provides for his appointment to commence on the same date and continue (subject to the provisions of the service contract) until terminated either by him or Clipper giving to the other not less than 12 months’ prior notice in writing.

Under the terms of the contract, Mr Parkin is entitled to a basic salary of GBP 429,277 per annum (subject to the appropriate usual deductions for tax and national insurance contributions) and reimbursement for all reasonable and necessary business expenses incurred by him in the proper performance of his duties.

Mr Parkin is also eligible to participate in such annual incentive or long-term incentive scheme or schemes as Clipper operates, and as the Clipper Board may determine from time to time, and is currently entitled to receive a maximum annual bonus of up to 90% of his base salary. Pursuant to the terms of his service contract, Clipper pays employer’s pension contributions equal to 6% of Mr Parkin’s annual base salary.

Under the terms of his service agreement, Mr Parkin also receives, subject to the rules of the relevant scheme, private medical expenses insurance for himself and his spouse and dependent children, permanent health insurance for himself, and life assurance of six times his annual base salary. Mr Parkin is also entitled to a company car with all related costs being met by Clipper (save for fuel used in respect of journeys for private purposes), as well as a company mobile phone with the costs of line rental, all business calls and reasonable personal usage being met by Clipper.

Clipper may, by summary notice, terminate Mr Parkin’s employment immediately and without compensation in certain prescribed scenarios, including if Mr Parkin commits any breach of any of the material terms or conditions of his service contract or commits any act of gross misconduct. In addition, Clipper may terminate Mr Parkin’s employment with immediate effect by: (i) giving him written notice; (ii) paying him a termination payment equivalent to up to 12 months’ base salary in lieu of notice; and (iii) either continuing to provide him with his other contractual benefits for up to 12 months or paying him the cost to Clipper of such benefits. Mr Parkin is also subject to a confidentiality undertaking without limitation in time and certain customary post-termination restrictive covenants.

Tony Mannix

Tony Mannix's service contract, dated 2 June 2014, and as may be amended from time to time, provides for his appointment to commence on the same date and continue (subject to the provisions of the service agreement) until terminated either by him or Clipper giving to the other not less than 12 months’ prior notice in writing.

Under the terms of the agreement, Mr Mannix is entitled to a basic salary of GBP 294,329 per annum (subject to the usual deductions for tax and national insurance contributions required by law) and reimbursement for all reasonable expenses properly incurred by him and directly related to the performance of his duties.

Mr Mannix is also eligible to participate in such annual incentive or long-term incentive scheme or schemes as Clipper operates, and as the Clipper Board may determine from time to time, and is currently entitled to receive a maximum annual bonus of up to 90% of his base salary. Pursuant to the terms of his service contract, Clipper pays employer’s pension contributions equal to 10% of his annual base salary.

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Under the terms of his service agreement, Mr Mannix also receives, subject to the rules of the relevant scheme, private medical expenses insurance for himself and his spouse and dependent children, permanent health insurance for himself, and life assurance of six times his annual base salary. Mr Mannix is also entitled to a company car with all related costs being met by Clipper, as well as a company mobile phone with the costs of line rental, all business calls and reasonable personal usage being met by Clipper.

Clipper may terminate Mr Mannix’s employment with immediate effect by: (i) giving him written notice; (ii) paying him a termination payment equivalent to up to 12 months’ base salary in lieu of notice; and (iii) either continuing to provide him with his other contractual benefits for up to 12 months or paying him the cost to Clipper of such benefits. Clipper may also terminate Mr Mannix’s employment immediately and without making any such payment in certain prescribed scenarios, including if Mr Mannix commits any breach of any of the material terms or conditions of his service contract or commits any act of gross misconduct. Mr Mannix is also subject to a confidentiality undertaking without limitation in time and certain customary post-termination restrictive covenants.

David Hodkin

David Hodkin's service contract, dated 2 June 2014, and as may be amended from time to time, provides for his appointment to commence on the same date and continue (subject to the provisions of the service agreement) until terminated either by him or Clipper giving to the other not less than 12 months’ prior notice in writing.

Under the terms of the agreement, Mr Hodkin is entitled to a basic salary of GBP 232,477 per annum (subject to the usual deductions for tax and national insurance contributions required by law) and reimbursement for all reasonable expenses properly incurred by him and directly related to the performance of his duties.

Mr Hodkin is also eligible to participate in such annual incentive or long-term incentive scheme or schemes as Clipper operates, and as the Clipper Board may determine from time to time, and is currently entitled to receive a maximum annual bonus of up to 90% of his base salary. As Mr Hodkin has exhausted his lifetime allowance under the Finance Act 2004, he receives an additional cash equivalent of 15% of his base salary in monthly instalments in lieu of pension contributions.

Under the terms of his service agreement, Mr Hodkin also receives, subject to the rules of the relevant scheme, private medical expenses insurance for himself and his spouse and dependent children, permanent health insurance for himself, and life assurance of six times their annual base salary. Mr Hodkin is also entitled to a company mobile phone with the costs of line rental, all business calls and reasonable personal usage being met by Clipper.

Clipper may terminate Mr Hodkin’s employment with immediate effect: (i) giving him written notice; (ii) paying him a termination payment equivalent to up to 12 months’ base salary in lieu of notice; and (iii) either continuing to provide him with his other contractual benefits for up to 12 months or paying him the cost to Clipper of such benefits. Clipper may also terminate Mr Hodkin’s employment immediately by summary notice and without making any such payment in certain prescribed scenarios, including if Mr Hodkin commits any breach of any of the material terms or conditions of his service contract or commits any act of gross misconduct. Mr Hodkin is also subject to a confidentiality undertaking without limitation in time and certain customary post-termination restrictive covenants.

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5.2	Non-Executive Directors

The particulars of the non-executive director appointment letters between Clipper and the Clipper Non-Executive Directors are set out below. Save as set out below, no such contract has been entered into or amended during the six months preceding publication of this document.

Name of director	Effective date of contract	Re-election	Notice period		Remuneration
Christine Cross	3 June 2020	Re-elected on 12 October 2021	Three months		£65,000 basic fee
Constantino Rocos	1 January 2020	Re-elected on 12 October 2021	Three months	£ £	55,000 basic fee 1,000 in benefits(1)
Stuart Watson	21 March 2019	Re-elected on 12 October 2021	Three months		£55,000 basic fee

Notes:

(1)	Benefits amounts reported relate to expenses such as travel and accommodation expenditure incurred on Clipper Group business. Whilst these payments are the reimbursement of expenses and not benefits per se, they are included as being a payment which is subject to tax.

Non-executive Directors have formal letters of appointment. The letters of appointment of each of the non-executive Directors contain a three month notice period. Each non-executive Director’s appointment may be immediately terminated in certain prescribed scenarios, including if they commit a material breach of the terms of their appointment. Clipper may also immediately terminate Ms Cross’ appointment by paying her a termination payment equivalent to up to three months’ fees in lieu of notice.

Non-executive Directors’ appointments are for an initial period of three years, and can be renewed following the expiry of such a period. Each of the non-executive Directors was elected or re-elected by shareholders at Clipper’s last annual general meeting.

Non-executive Directors receive a base fee for service on the Clipper Board as specified above. The non-executive Directors do not participate in any of the Clipper Group's share option or share incentive schemes, and are not entitled to either pension benefits or compensation for early termination of their appointment.

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6.	Market quotations

Clipper

6.1	The following table shows the closing middle market prices for Clipper Shares as derived from the Official List for the first dealing day of each month from October 2021 to March 2022 inclusive, for 18 February 2022 (being the last business day before commencement of the Offer Period) and for 15 March 2022 (being the latest practicable date prior to the publication of this document):

Date	Clipper Share price (GBX)
1 October 2021	718
1 November 2021	736
1 December 2021	666
4 January 2022	726
1 February 2022	688
18 February 2022	777
1 March 2022	889
15 March 2022	867

GXO

6.2	The following table shows the closing middle market prices for GXO Shares as derived from the NYSE for the first dealing day of each month from October 2021 to March 2022 inclusive, for 18 February 2022 (being the last business day before commencement of the Offer Period) and for 15 March 2022 (being the latest practicable date prior to the publication of this document):

Date	GXO Share price (USD)
1 October 2021	80.03
1 November 2021	90.82
1 December 2021	92.02
4 January 2022	89.84
1 February 2022	81.69
18 February 2022	81.21
1 March 2022	79.09
15 March 2022	68.76

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7.	Material Contracts

7.1	GXO Group Material Contracts

In addition to the offer-related arrangements described at paragraph 7.3 below, the following contracts (not being contracts entered into in the ordinary course of business) have been entered into by GXO or another member of the GXO Group within the two years immediately prior to 20 February 2022 which are or may be material to the GXO Group:

Registration Rights Agreement

On 29 September 2021, GXO, entered into a registration rights agreement (the “Registration Rights Agreement”) with Jacobs Private Equity, LLC (“JPE”), an affiliate of Brad Jacobs, GXO’s chairman. The Registration Rights Agreement provides certain holders of shares of GXO common stock, with certain rights to cause GXO to register the sale of its common stock, other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the U.S Securities Act, without limitation as to volume, manner of sale or other restrictions under Rule 144. The Registration Rights Agreement refers to the securities that are subject to registration as “Registrable Securities.”

Holders of Registrable Securities representing no less than a majority of the common stock constituting Registrable Securities may request registration of the sale of such securities by giving GXO written notice thereof. Such majority holders may request a total of three demand registrations.

If GXO registers its securities on a registration statement that permits the inclusion of the Registrable Securities, GXO must give JPE prompt written notice thereof (subject to certain exceptions). GXO must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).

The Registration Rights Agreement also contains customary provisions relating to expenses and indemnification.

Separation and Distribution Agreement

On 1 August 2021, GXO entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) by and between GXO and XPO Logistics, Inc. (“XPO”), pursuant to which XPO agreed to transfer its logistics segment to GXO (the “Separation”) and distribute all of the outstanding common stock of GXO to XPO stockholders of record as of the close of business on 23 July 2021 (the “Distribution”). The Distribution was effective at 12:01 a.m., Eastern Time, on 2 August 2021 (the “Effective Time”). As a result of the Distribution, GXO is now an independent public company and its common stock is listed under the symbol “GXO” on the NYSE.

In connection with the Separation and Distribution Agreement, GXO entered into several agreements with XPO that govern the relationship of the parties following the Distribution, including a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement (each entered into on 1 August 2021), and an Intellectual Property License Agreement (entered into on 30 July 2021).

Transition Services Agreement

On 1 August 2021, GXO entered into a Transition Services Agreements (the “Transition Services Agreement”) with XPO in connection with the Separation pursuant to which GXO and XPO and their respective affiliates will provide each other, on an interim, transitional basis, various services, such as, treasury administration, employee benefits administration, information technology services, regulatory services, general administrative services and other support services. The agreed-upon charges for such services are generally intended to allow the servicing party to charge a price comprised of out-of-pocket costs and expenses and a predetermined profit in the form of a mark-up of such out-of-pocket expenses. The party receiving each transition service will be provided with reasonable information that supports the charges for such transition service by the party providing the service.

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The services generally will commence on the Distribution date and terminate on the earliest to occur of (a) the close of business on the last day of the last service period with respect to any service either party is obligated to provide to the other party in accordance with the Transition Services Agreement and (b) the mutual written agreement of GXO and XPO to terminate the Transition Services Agreement in its entirety. The receiving party may terminate any services by giving prior written notice to the provider of such services and paying any applicable wind-down charges.

Subject to certain exceptions, the liabilities of each party providing services under the Transition Services Agreement will generally be limited to the aggregate charges actually paid to such party by the other party pursuant to the Transition Services Agreement. The Transition Services Agreement also will provide that the provider of a service will not be liable to the recipient of such service for any special, indirect, incidental or consequential damages.

Tax Matters Agreement

On 1 August 2021, GXO entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with XPO governing the parties’ respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters).

Under the Tax Matters Agreement, XPO generally will be responsible for all U.S. federal income taxes imposed on the XPO consolidated tax return group and state and foreign income, franchise, capital gain, withholding and similar taxes imposed on a consolidated, combined or unitary tax return group (or similar tax group under non-U.S. law) that includes XPO or one of its subsidiaries with respect to taxable periods (or portions thereof) that end on or prior to the Distribution date, except (i) special rules will apply with respect to certain taxes imposed in connection with the internal reorganization or the Separation and Distribution, and (ii) GXO will be responsible for (x) taxes resulting from any breach of certain covenants made by GXO in the Tax Matters Agreement or other Separation-related agreements and (y) certain other taxes attributable to GXO’s business. GXO generally will be responsible for all federal, state, or foreign income, franchise, capital gain, withholding or similar taxes imposed on a separate return basis on GXO (or any of its subsidiaries or any subgroup consisting solely of GXO and its subsidiaries), as applicable, with respect to taxable periods (or portions thereof) that end on or prior to the date of the relevant distribution, except (i) special rules will apply with respect to certain taxes imposed in connection with the internal reorganization or the Separation and Distribution and (ii) XPO will be responsible for taxes resulting from any breach of any covenant made by XPO in the Tax Matters Agreement or other separation-related agreements.

The Tax Matters Agreement will provide special rules that allocate tax liabilities in the event either (i) the Distribution, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “IR Code”) or (ii) any internal separation transaction that is intended to qualify as a transaction that is generally tax-free fails to so qualify. Under the Tax Matters Agreement, each party will be responsible for any taxes and related amounts imposed on XPO or GXO as a result of the failure to so qualify, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant covenants made by that party in the Tax Matters Agreement. Further, under the Tax Matters Agreement, each of XPO and GXO would be responsible for a specified portion of any taxes (and any related costs and other damages) arising as a result of the failure of the distribution and certain related transactions to qualify as a transaction that is generally tax-free (including as a result of Section 355(e) of the IR Code) or a failure of any internal separation transaction that is intended to qualify as a transaction that is generally tax-free to so qualify, in each case, to the extent such amounts did not result from a disqualifying action by, or acquisition of equity securities of, XPO or GXO.

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In addition, the Tax Matters Agreement will impose certain restrictions on GXO and its subsidiaries during the two-year period following the Distribution that will be intended to prevent the Distribution, together with certain related transactions, from failing to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the IR Code. Specifically, during such period, except in specific circumstances, GXO and its subsidiaries will be prohibited from: (i) ceasing to conduct certain businesses; (ii) entering into certain transactions or series of transactions pursuant to which all or a portion of the shares of GXO common stock would be acquired or all or a portion of certain assets of GXO and its subsidiaries would be acquired; (iii) liquidating, merging or consolidating with any other person; (iv) issuing equity securities beyond certain thresholds; (v) repurchasing GXO stock other than in certain open-market transactions; or (vi) taking or failing to take any other action that would cause the distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the IR Code. Further, the Tax Matters Agreement will impose similar restrictions on XPO and its subsidiaries during the two-year period following the distribution that are intended to prevent certain transactions undertaken as part of the internal reorganization from failing to qualify as transactions that are generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the IR Code or for applicable non-U.S. income tax purposes.

Employee Matters Agreement

On 1 August 2021, GXO entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with XPO in connection with the Separation to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement provides that, unless otherwise specified, each party will be responsible for liabilities associated with current employees of such party and its subsidiaries and former employees of such party’s business for purposes of post-separation compensation and benefit matters. The Employee Matters Agreement also provides, subject to customary exceptions, that neither XPO nor GXO nor their respective subsidiaries will solicit for employment or hire any individual who is a salaried employee of the other party or its subsidiaries for a period of two years following the Distribution date.

The Employee Matters Agreement also governs the terms of equity-based awards granted by XPO prior to the Separation.

Intellectual Property License Agreement

On 30 July 2021, GXO entered into an Intellectual Property License Agreement (the “Intellectual Property License Agreement”) with XPO in connection with the Separation to facilitate and provide for an orderly transition in connection with the Separation. Under the Intellectual Property License Agreement, each of GXO and XPO will be the owner of a copy of the XPO Smart Software for use in its business. The Intellectual Property License Agreement also provides GXO a non-exclusive license to certain XPO software platforms for use in the operation of the GXO businesses, and XPO will retain a non-exclusive license to certain GXO software platforms for use in the operation of XPO’s retained businesses. Further, the Intellectual Property License Agreement also provides the parties with reciprocal, non-exclusive licenses under certain intellectual property rights transferred to GXO and certain intellectual property rights retained by XPO in order to provide the parties freedom to operate their respective businesses.

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7.2	Clipper Material Contracts

Save for the offer-related arrangements described at paragraph 7.3 below, no member of the Clipper Group has, during the period beginning on 20 February 2020 and ending on the Latest Practicable Date, entered into any material contract otherwise than in the ordinary course of business.

7.3	Offer-related Arrangements

Confidentiality Agreement

GXO and Clipper have entered into a confidentiality agreement dated 2 February 2022 pursuant to which each of GXO and Clipper has undertaken, amongst other things, to: (a) keep confidential information relating to the Acquisition and the other party and not to disclose it to third parties (other than certain permitted parties) unless required by law or regulation; and (b) use the confidential information for the sole purpose of evaluating, negotiating, advising on or implementing the potential Acquisition. These confidentiality obligations remain in force until 2 February 2024. The agreement also contains provisions pursuant to which each party has agreed not to solicit certain employees and customers of the other party, subject to customary carve-outs, for a period of approximately 12 months.

Co-operation Agreement

GXO and Clipper entered into the Co-operation Agreement dated 28 February 2022 pursuant to which GXO agreed to use its reasonable endeavours to secure the regulatory clearances and authorisations necessary to satisfy the Conditions.

GXO and Clipper have agreed to certain undertakings to co-operate and provide each other, in a timely manner, with such information and assistance as may reasonably be required in relation to the filings, submissions and notifications to be made in relation to such regulatory clearances and authorisations. GXO has also agreed to provide Clipper with reasonable information, assistance and access for the preparation of certain documentation relating to the Scheme, including this document.

GXO has the right to terminate the Co-operation Agreement in certain circumstances, including if the Clipper Board publicly withdraws, adversely qualifies, adversely modifies or fails to re-affirm or re-issue its unanimous and unconditional recommendation that Clipper Shareholders vote in favour of the Scheme or a competing transaction is either recommended by the Clipper Board or completes, becomes effective or is declared or becomes unconditional in all respects.

The Co-operation Agreement records GXO’s and Clipper’s intention to implement the Acquisition by way of the Scheme, subject to the ability of GXO to proceed by way of a Takeover Offer: (i) with the written consent of Clipper; (ii) if a third party announces a firm intention to make an offer for Clipper which is recommended in whole or in part by the Clipper Board; (iii) if a third party announces that it is considering making an offer for Clipper, or Clipper or GXO notifies the other that it is aware of the existence of a bona fide potential offeror (within the meaning of Rule 21.3 of the Code) for all or part of the issued ordinary share capital of Clipper; (iv) if the Clipper Board withdraws, adversely modifies or adversely qualifies its recommendation of the Acquisition; or (v) if Clipper adjourns one or more of the Court Meeting, the General Meeting or the Court Hearing without the prior written consent of GXO.

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The Co-operation Agreement also contains provisions that will apply in respect of the Clipper Share Schemes.

Clean Team Agreement

GXO and Clipper have also entered into the clean team agreement dated 21 February 2022, which sets out how any confidential information that is commercially and competitively sensitive can be disclosed, used or shared for the purposes of due diligence, synergies evaluation, planning transition and integration and regulatory clearance.

8.	Undertakings

Clipper Shareholder Irrevocable Undertakings

The following holders of Clipper Shares have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (and, if the Acquisition is subsequently structured as a Takeover Offer, to accept any Takeover Offer made by GXO) in relation to the following Clipper Shares:

Name	Number of Clipper Shares	Percentage of issued ordinary share capital of Clipper
Steve Parkin	15,128,000	14.76%
Sean Fahey	4,070,000	3.97%
Gurnaik Chima	3,000,000	2.93%
David Hodkin	600,376	0.59%
George Turner	597,703	0.58%
Tony Mannix	440,376	0.43%
Stuart Watson	4,000	0.00%

David Hodkin, Steve Parkin, George Turner, Gurnaik Chima, Sean Fahey and Tony Mannix have also given irrevocable undertakings to elect to receive 50 per cent. of their consideration in the form of New GXO Shares.

The irrevocable undertakings will cease to be binding only if:

(a)	GXO announces it does not intend to make or proceed with the Acquisition;

(b)	the Scheme lapses or is withdrawn; or

(c)	a competing offer for the entire issued and to be issued share capital of Clipper becomes or is declared unconditional or, if proceeding by way of scheme of arrangement, becomes effective, and will remain binding in the event that a higher competing offer for Clipper is made.

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9.	Acquisition-related Fees and Expenses

9.1	GXO Group Fees and Expenses

The aggregate fees and expenses expected to be incurred by the GXO Group in connection with the Acquisition (excluding any applicable VAT) are expected to be:

Category	Amount(3) (millions)
Financing arrangements(1)	$10.00
Financial and corporate broking advice(1)	$10.13
Legal advice(2)	$9.93
Accounting and tax advice	$1.10
Public relations advice	$0.14
Other costs and expenses	$2.18
Total	$33.48

(1)	The total amount payable depends on (amongst other things) whether the Acquisition becomes Effective.

(2)	The fees for these services are uncapped and the final level of fees will be calculated by reference to the time costs incurred, taking account of the outcome of the transaction (including the regulatory approval process). The amount(s) included here reflect the time costs incurred up to the Latest Practicable Date and an estimate of the further time required, based on a mid-case set of assumptions around the regulatory approval process.

(3)	Certain fees and expenses are converted from GBP to USD at an exchange rate of 0.7668 GBP to 1 USD as of the Latest Practicable Date; from PLN to USD at an exchange rate of 4.2991 PLN to 1 USD as of the Latest Practicable Date; and from EUR to USD at an exchange rate of 0.9129 EUR to 1 USD as of the Latest Practicable Date.

In addition, stamp duty of 0.5 per cent. on the purchase price of the Clipper Shares acquired pursuant to the Acquisition will be payable by GXO.

9.2	Clipper Fees and Expenses

The aggregate fees and expenses expected to be incurred by Clipper in connection with the Acquisition (excluding any applicable VAT) are expected to be approximately:

Category	Amount (millions)
Financial and corporate broking advice	£7.59
Legal advice(1)	£2.75
Accounting and tax advice	£0.10
Public relations advice	£0.20
Other costs and expenses	£0.31
Total	£10.95

Notes

(1)	The fees for these services are uncapped and the final level of fees will be calculated by reference to the time costs incurred. The amount(s) included here reflect the time costs incurred up to the Latest Practicable Date and an estimate of the further time required, based on a mid-case set of assumptions around the regulatory approval process.

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10.	Financing Arrangements Relating to GXO

On 28 February 2022, GXO (as borrower) entered into the Bridge Facility Agreement with Barclays Bank PLC and Citibank, N.A. (or affiliates thereof) as joint lead arrangers and original lenders and Barclays Bank PLC as administrative agent.

Under the Bridge Facility Agreement, the lenders thereunder have agreed to make available to GXO term loans in an aggregate principal amount of up to £745,000,000 (the “Bridge Facility”). The proceeds of loans drawn under the Bridge Facility are to be applied, among other things, towards financing the aggregate cash consideration payable by GXO pursuant to or in connection with the Acquisition.

GXO intends to replace some or all of the financing available under the Bridge Facility Agreement with longer-term financing arrangements prior to or concurrently with the closing of the Acquisition. Such longer-term financing arrangements would be required to be consented to in writing by Rothschild & Co as GXO’s lead financial adviser prior to them replacing the financing available under the Bridge Facility Agreement.

The commitments under the Bridge Facility are available in multiple draws, the date on which the conditions precedent for the initial borrowing set out in the Bridge Facility Agreement (including that the Acquisition has become Effective) are satisfied until the earlier of (i) the occurrence of the Longstop Time (as defined below) and (ii) the Facility Termination Date (as defined below).

The “Longstop Time” is defined as 11:59 p.m. (New York City time) on the date that is eleven months following the release of the Announcement, or, in the event that the Acquisition is being conducted by way of a Takeover Offer, and such Takeover Offer has been declared wholly unconditional in the fourteen (14) days prior to such time, 11:59 p.m. (New York City time) on the date that is fourteen (14) days after the date on which such Takeover Offer has been declared wholly unconditional (or, in each case, such later date as may be agreed by the relevant lenders).

The “Facility Termination Date” is defined as the earlier of 364 days after the first drawing of the Bridge Facility and the date of termination of the commitments under the Bridge Facility Agreement in full pursuant to the terms thereof.

The Bridge Facility Agreement provides that, subject to certain exceptions, net cash proceeds from asset sales and debt and equity issuances received by GXO or its subsidiaries (or, in the case of asset sales, its domestic subsidiaries) shall result in mandatory prepayments or commitment reductions under the Bridge Facility.

All outstanding amounts under the Bridge Facility Agreement are due on the Facility Termination Date.

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Loans under the Bridge Facility will be available in Pounds Sterling. Loans under the Bridge Facility will bear interest at a fluctuating rate per annum equal to the Daily Simple SONIA Rate (as defined in the Bridge Facility Agreement), plus an applicable margin calculated based on GXO’s rating and the time elapsed since first drawdown of the Bridge Facility. If the Acquisition closed with GXO rated its current credit rating then the applicable initial margin would be 1.125 per cent. per annum for the first three months after the first drawdown. The maximum applicable margin would be (i) for the first three months after first drawdown 1.750 per cent.; (ii) for the following three months, 2.000 per cent.; (iii) for the following three months 2.250 per cent.; and (iv) thereafter 2.5000 per cent. (in each case per annum).

The Bridge Facility Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for unsecured investment grade financings of this type, including negative covenants that, among other things limit the ability of GXO and certain of its subsidiaries to incur liens, limit the ability of GXO to make certain fundamental changes and limit the ability of certain of its subsidiaries to incur indebtedness, in each case subject to a number of important exceptions and qualifications. In addition, the Bridge Facility Agreement requires GXO, beginning with the last day of the first full fiscal quarter following the initial funding of loans under the Bridge Facility, to maintain a consolidated leverage ratio less than or equal to a specified maximum consolidated leverage ratio as set out in the Bridge Facility Agreement.

Amounts borrowed under the Bridge Facility Agreement will not be guaranteed by Clipper or members of the Clipper Group. Amounts borrowed under the Bridge Facility Agreement will not be secured against the shares of Clipper or assets of Clipper or its subsidiaries. Amounts borrowed under the Bridge Facility Agreement are also not guaranteed or secured by members of the GXO Group.

11.	Ratings

GXO has been assigned the following issuer credit ratings: (i) “BBB” by Standard & Poor’s Ratings Services, (ii) “BBB” by Fitch Ratings and (iii) “Ba1” (unsolicited) by Moody’s Investors Service.

There are no ratings or outlooks publicly accorded to Clipper.

12.	Cash Confirmation

In accordance with Rule 24.8 of the Code, Rothschild & Co, in its capacity as financial adviser to GXO, is satisfied that sufficient resources are available to GXO to enable it to satisfy in full the cash consideration payable to Clipper Shareholders under the terms of the Acquisition.

13.	Persons Acting in Concert

13.1	In addition to GXO, the GXO Directors and the members of the GXO Group, the persons who, for the purposes of the Code, are acting in concert with GXO are:

Name	Type	Registered Office	Relationship with GXO
N.M. Rothschild & Sons Limited	Financial Services	New Court, St Swithin's Lane, London EC4N 8AL, United Kingdom	Lead Financial Adviser
Barclays Bank PLC	Financial Services	1 Churchill Place, London, E14 5HP	Financial Adviser

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13.2	In addition to the Clipper Directors, the persons who, for the purposes of the Code, are acting in concert with Clipper are:

Name	Type	Registered Office	Relationship with Clipper
Numis Securities Limited	Financial Services	45 Gresham Street London EC2V 7BF	Financial Adviser and Joint Corporate Broker
Shore Capital Stockbrokers Limited	Financial Services	Cassini House, 57-59 St. James's Street, London, SW1A 1LD	Joint Corporate Broker

14.	No Significant Change

Save to the extent disclosed in this document, there has been no significant change in the financial or trading position of Clipper since 31 October 2021, being the date to which Clipper’s interim results for the six month period ended 31 October 2021 were prepared.

Save to the extent disclosed in this document, there has been no significant change in the financial or trading position of the GXO Group since 31 December 2021, being the date to which the last consolidated financial statements of the GXO Group were prepared.

15.	Related Party Transactions

Brad Jacobs has served as chairman of the GXO Board since 2 August 2021. Mr. Jacobs has also served as the chief executive officer and chairman of XPO's board of directors since 2 September 2011. Mr. Jacobs is also the managing member of JPE. Paragraph 7.1 above contains a description of the Registration Rights Agreement and certain other related party transactions entered into between XPO and GXO since 1 August 2021 in connection with the Separation.

16.	Consent

16.1	Rothschild & Co has given and not withdrawn its written consent to the issue of this document with the inclusion of references to its name in the form and context in which they are included.

16.2	Barclays has given and not withdrawn its written consent to the issue of this document with the inclusion of references to its name in the form and context in which they are included.

16.3	Citibank, N.A. has given and not withdrawn its written consent to the issue of this document with the inclusion of references to its name in the form and context in which they are included.

16.4	Numis has given and not withdrawn its written consent to the issue of this document with the inclusion of references to its name in the form and context in which they are included.

16.5	Shore Capital has given and not withdrawn its written consent to the issue of this document with the inclusion of references to its name in the form and context in which they are included.

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17.	Documents published on a website

Copies of the following documents are available for view on Clipper’s website at https://www.clippergroup.co.uk/possible-offer/ and GXO’s website at https://www.gxo.com/information-regarding-possible-offer-for-clipper-logistics-plc/ (subject to, in each case, any applicable restrictions relating to persons resident in Restricted Jurisdictions) up to and including the Effective Date or the date the Scheme lapses or is withdrawn, whichever is earlier:

(a)	the undertakings referred to in paragraph 8 above;

(b)	the documents relating to the financing of the Acquisition referred to in paragraph 10 above and the offer-related arrangements referred to in paragraph 7.3 above, being the material contracts which have been entered into in connection with the Acquisition;

(c)	the written consents referred to in paragraph 16 above;

(d)	a letter from KPMG LLP confirming that its report in connection with the Quantified Financial Benefits Statement (as referred to in Part Sixteen (Quantified Financial Benefits Statement)) continues to apply, as required by Rule 27.2(d) of the Code;

(e)	a letter from Rothschild & Co confirming that its report in connection with the Quantified Financial Benefits Statement (as referred to in Part Sixteen (Quantified Financial Benefits Statement)) continues to apply, as required by Rule 27.2(d) of the Code;

(f)	the Announcement;

(g)	this document, the Forms of Proxy, the GREEN Form of Election and the Virtual Meeting Guide;

(h)	the constitutional documents of GXO;

(i)	Clipper’s articles of association; and

(j)	Clipper’s articles of association as proposed to be amended by special resolution.

Neither the contents of Clipper’s or GXO’s website, nor those of any other website accessible from hyperlinks on Clipper’s or GXO’s website, are incorporated into or form part of this document.

18.	Sources of Information and Bases of Calculation

18.1	The value attributed to the existing issued and to be issued ordinary share capital of Clipper is based upon the 102,492,856 Clipper Shares in issue on 15 March 2022 and an additional 2,401,082 Clipper Shares that may be issued pursuant to outstanding options granted under the Clipper Share Schemes as at 15 March 2022, assuming for these purposes that the Court Order is made on 30 June 2022.

18.2	For the purposes of the financial comparisons contained in the Announcement, no account has been taken of any liability to taxation or the treatment of fractions under the Acquisition.

18.3	Unless otherwise stated, the financial information on GXO is extracted (without material adjustment) from GXO’s Annual Report and Accounts for the year ended 31 December 2021.

18.4	Unless otherwise stated, the financial information on Clipper is extracted (without material adjustment) from Clipper’s Annual Report and Accounts for the year ended 30 April 2021 and from the announcement of Clipper’s interim results for the six months ended 31 October 2021.

18.5	The market prices of the Clipper Shares are the closing middle market quotations as derived from information published by the London Stock Exchange.

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18.6	The market prices of the GXO Shares are the closing middle market quotations as derived from information published by the New York Stock Exchange.

18.7	The trailing GXO 3-month volume weighted average price and the trailing 3-month average USD/GBP exchange rate used to determine the number of New GXO Shares as implies a valuation of 230 pence as at the date of the Announcement have been derived from Bloomberg based on the period of 3 calendar months up to 25 February 2022 (being the last business day prior to the date of the Announcement).

18.8	The trailing GXO 3-month volume weighted average price for the period up to 25 February 2022 (being the last business day prior to the date of the Announcement) is US$86.20 and the trailing 3-month average USD/GBP exchange rate is 0.7432.

18.9	The closing price of Clipper shares on 27 January 2022, the last business day before GXO’s proposal was made to Clipper was 617 pence.

18.10	The Clipper 3 month volume weighted average price as at 18 February 2022 was 699 pence.

18.11	On the Latest Practicable Date, GXO’s closing share price was US$68.76 and the USD/GBP exchange rate was 0.7668.

18.12	Clipper’s underlying EBITDA of £82 million on an IFRS 16 basis for the year ended 30 April 2021 is calculated as underlying EBIT of £40 million plus depreciation of property, plant and equipment of £5 million plus depreciation of right-of use-assets of £36 million plus amortisation and impairment of computer software of £1 million (all on an IFRS 16 basis).

18.13	The implied enterprise value / 2022 adjusted EBIT (IAS 17 basis) multiple of 13.6x when factoring in full annual run-rate cost synergies and 27.0x pre-synergies referred to in the Announcement is calculated based on

18.14	an enterprise value of £1,000 million, comprising:

(a)	a fully diluted equity value of £965 million based on the issued and to be issued share capital of Clipper as set out above; plus

(b)	the Clipper Directors’ expectation for Clipper’s net financial debt of £35 million (on an IAS 17 basis) for the year ending 30 April 2022, including the impact of the CE Repair Acquisition;

18.15	annual run-rate cost synergies of £36 million; and

18.16	the FY22 Clipper Profit Forecast of £37 million for 2022 adjusted EBIT.

18.17	The synergy numbers are unaudited and are based on analysis by GXO’s management and on GXO’s internal records. Further information underlying the GXO Quantified Financial Benefits Statement contained in Part Sixteen of this document.

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Part Thirteen

DEFINITIONS

“Acquisition”	the proposed acquisition by GXO (and/or its nominee(s)) of the entire issued and to be issued ordinary share capital of Clipper, to be implemented by means of the Scheme as described in this document (or, should GXO so elect, by a Takeover Offer under certain circumstances described in this document);

“Agreed Value of a GXO Share”	determined by GXO’s trailing 3-month volume weighted average price of US$86.20 and the trailing 3-month average USD/GBP exchange rate of 0.7432;

“Announcement”	the announcement of a firm intention to make an offer for the entire issued and to be issued ordinary share capital of Clipper pursuant to Rule 2.7 of the Code made by GXO on 28 February 2022;

“Announcement Exchange Rate”	the exchange rate of GBP 0.7455:$1 derived from Bloomberg BGN FX Rate as at 5:00 p.m. ET on 25 February 2022 (being the latest practicable date prior to the publication of the Announcement);

“associated undertaking”	has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose;

“Barclays”	Barclays Bank PLC, acting through its Investment Bank;

“Bridge Facility”	has the meaning given to it in paragraph 10 of Part Twelve (Additional Information of Clipper and GXO) of this document;

“Bridge Facility Agreement”	has the meaning given to it in paragraph 11 of Part One (Letter from the Chairman of Clipper) of this document;

“business day”	any day (other than a Saturday, Sunday or public or bank holiday) on which clearing banks in London and New York are generally open for normal business;

“cash consideration”	the cash amount payable by GXO under the Acquisition in respect of each Scheme Share pursuant to the Default Option or any election so made under the Mix and Match Facility (as applicable), as adjusted in accordance with the terms of the Acquisition;

“Cash Election”	a Mix and Match Election to receive a greater proportion of cash for each Scheme Share pursuant to the terms of the Mix and Match Facility;

“Clipper” or “Company”	Clipper Logistics plc, a public company incorporated in England and Wales with registered number 03042024;

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“Clipper Articles”	the articles of association of Clipper;

“Clipper Board”	the board of directors of Clipper from time to time;

“Clipper Corporate Sponsored Nominee”	the corporate sponsored nominee service for Clipper Shareholders provided by Equiniti Financial Services Limited;

“Clipper CSN Participants”	all participants in the Clipper Corporate Sponsored Nominee;

“Clipper Directors”	the directors of Clipper as at the date of this document or, where the context so requires or admits, the directors of Clipper from time to time;

“Clipper Group”	Clipper and its subsidiary undertakings from time to time and, where the context so requires or admits, each of them;

“Clipper Non-executive Directors”	each of Christine Cross, Constantino Rocos and Stuart Watson;

“Clipper Profit Forecast”	the Clipper profit forecast set out in Part Ten (Clipper Profit Forecast) of this document;

“Clipper PSP”	the Clipper Performance Share Plan approved by Clipper Shareholders on 29 September 2014 and amended by the Clipper Remuneration Committee on 20 July 2018;

“Clipper Remuneration Committee”	the remuneration committee of the board of Clipper as constituted at any time and from time to time prior to the Acquisition;

“Clipper Share Schemes”	the Clipper Sharesave Plan and Clipper PSP;

“Clipper Shareholder Directors”	Steve Parkin, David Hodkin, Tony Mannix and Stuart Watson;

“Clipper Shareholders”	the holders of Clipper Shares from time to time;

“Clipper Shares”	the ordinary shares of nominal value £0.0005 each in the capital of Clipper;

“Clipper Sharesave Plan”	the Clipper Sharesave Plan approved by Clipper Shareholders on 29 September 2014 and amended by the board of Clipper on 20 July 2018;

“certificated” or “in certificated form”	a share or other security which is not in uncertificated form (that is, not in CREST);

“Closing Price”	the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange;

“Co-operation Agreement”	the co-operation agreement entered into between Clipper and GXO dated 28 February 2022;

“Code”	the City Code on Takeovers and Mergers;

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“Companies Act”	the Companies Act 2006, as amended;

“Computershare” or “DI Depositary”	Computershare Investor Services PLC;

“Conditions”	the conditions to the implementation of the Acquisition (including the Scheme) as set out in Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document or, if applicable, the Takeover Offer Document, and “Condition” means any of them;

“Confidentiality Agreement”	the confidentiality agreement entered into between Clipper and GXO, dated 2 February 2022;

“Consideration”	the basic consideration payable to Clipper Shareholders in connection with the Acquisition comprising a share component of 0.0359 New GXO Shares per Scheme Share and a cash component of 690 pence per Scheme Share, subject to final allocations under the Mix and Match Facility;

“Court”	the High Court of Justice in England and Wales;

“Court Hearing”	the hearing of the Court at which the Court Order will be sought by Clipper;

“Court Meeting”	the meeting or meetings of the Clipper Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by GXO and Clipper) including any adjournment, postponement or reconvention of any such meeting, notice of which is set out in Part Fourteen (Notice of Court Meeting) of this document;

“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & International Limited is the Operator (as defined in the Regulations);

“CREST Depositary”	means CREST International Nominees Limited;

“CREST Manual”	the CREST manual referred to in agreements entered into by Euroclear;

“CTCNA”	Computershare Trust Company N.A., a federally chartered trust company having its principal office and place of business at 150 Royall Street, Canton, Massachusetts;

“Daily Official List”	the Daily Official List of the London Stock Exchange;

“dealing day”	a day on which dealing in domestic securities may take place on, and with the authority of, the London Stock Exchange;

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“Dealing Disclosure”	has the same meaning as in Rule 8 of the Code;

“Dealing Facility”	the free share dealing facility available to certain Scheme Shareholders and Clipper CSN Participants holding New GXO Shares and/or GXO DIs following the Effective Date as described in this document;

“Dealing Facility Election Form”	the form sent to eligible holders within the GXO CSN Facility that are permitted to take part in the Dealing Facility;

“Dealing Facility Period”	the eight month period following the Effective Date, the exact dates to be set out in the Dealing Facility terms and conditions;

“Dealing Facility Shareholders”

means:

(a)           all Clipper Shareholders with a registered address in a GXO CSN Permitted Jurisdiction who hold their Clipper Shares in certificated form; and

(b)          all Clipper CSN Participants with a registered address in a GXO CSN Permitted Jurisdiction who hold their interest in Clipper through the Clipper Corporate Sponsored Nominee in uncertificated form;

“Default Option”	has the meaning given to it in the paragraph 2 of Part One (Letter from the Chairman of Clipper) of this document;

“DI Depositary”	means Computershare Investor Services PLC;

“Disclosed”	information which has been fairly disclosed by or on behalf of Clipper: (i) in the annual report and accounts of the Clipper Group for the 12 month period to 30 April 2021; (ii) in the half yearly results announcement of the Clipper Group for the six month period to 31 October 2021; (iii) in the Announcement; (iv) in any other public announcement by, or on behalf of, Clipper in accordance with the Listing Rules, Disclosure Guidance and Transparency Rules of the FCA (as applicable) prior to the date of the Announcement; or (v) in writing prior to the date of the Announcement by or on behalf of Clipper to GXO (or its respective officers, employees, agents or advisers in their capacity as such), including in the virtual data room operated by or on behalf of Clipper with the name “Project Clipper”;

“Disclosure Guidance and Transparency Rules”	the disclosure guidance and transparency rules made by the FCA under Part VI of the Financial Services and Markets Act 2000, as amended from time to time;

“disclosure period”	the period commencing on 20 February 2021 (being the date that is 12 months before the start of the Offer Period) and ending on the Latest Practicable Date;

“DPA”	the United States Defense Production Act of 1950;

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“DRS” or the “Direct Registration System”	a system that allows electronic direct registration of securities in an investor’s name on the books for the transfer agent or issuer, and allows shares to be transferred between a transfer agent and broker electronically;

“DTC”	The Depository Trust Company, wholly owned subsidiary of The Depository Trust and Clearing Corporation;

“EBIT”	earnings before interest and tax;

“EBITDA”	earnings before interest, tax, depreciation and amortisation;

“Effective”

means:

(a)           if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or

(b)           if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Code;

“Effective Date”	the date on which the Acquisition becomes Effective;

“Election Return Time”

the later of:

(a)           1.00 p.m. on the business day before the Court Hearing in respect of the GREEN Form of Election;

(b)           1:00 p.m. om the third business day before the Court Hearing in respect of the GREEN Form of Instruction; or

(c)           such other date and time as GXO and Clipper may agree (and announce via a Regulatory Information Service);

“Election Withdrawal Deadline”	the later of: (a) the Election Return Time; and (b) such other time and date as GXO and Clipper may agree;

“Electronic Election”	a Transfer to Escrow instruction made in respect of an election under the Mix and Match Facility by a Scheme Shareholder who holds Scheme Shares in uncertificated form immediately prior to the Election Return Time in accordance with the procedure detailed in Part Five (Notes for Making Elections) of this document;

“Enlarged Group”	the enlarged group comprising the GXO Group and the Clipper Group following completion of the Acquisition;

“EPS”	earnings per share;

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“Equiniti” or “Clipper’s Registrar”	Equiniti Limited;

“Equiniti Corporate Nominees Limited”	the registered name of the nominee of Equiniti Financial Services Limited who holds shares on behalf of holders who participate in the Clipper Corporate Sponsored Nominee;

“Equiniti Financial Services Limited”	the regulated firm providing the Clipper Corporate Sponsored Nominee. Equiniti Financial Services Limited is registered in England & Wales with no. 06208699 and is authorised and regulated by the UK Financial Conduct Authority no. 468631;

“EU”	the European Union;

“Euroclear”	Euroclear UK & International Limited;

“Excluded Shares”

(a)           any Clipper Shares beneficially owned by GXO or any other member of the GXO Group;

(b)           any Clipper Shares held in treasury by Clipper; and

(c)           any other Clipper Shares which GXO and Clipper agree will not be subject to the Scheme;

“Explanatory Statement”	the explanatory statement (in compliance with section 897 of the Companies Act) relating to the Scheme, as set out in this document;

“FCA”	the Financial Conduct Authority;

“Form of Proxy”	either or both (as the context demands) of the BLUE Form of Proxy in relation to the Court Meeting and the YELLOW Form of Proxy in relation to the General Meeting;

“FSMA”	the Financial Services and Markets Act 2000, as amended;

“FY21”	the financial year ended 30 April 2021;

“FY22”	the financial year ended 30 April 2022;

“FY22 Clipper Profit Forecast”	has the meaning given to it in paragraph 8 of Part One (Letter from the Chairman of Clipper) of this document;

“FY23”	the financial year ended 30 April 2023;

“FY23 Clipper Profit Forecast”	has the meaning given to it in Part Ten (Clipper Profit Forecast) of this document;

“GAAP”	generally accepted accounting principles in the US;

“General Meeting”	the general meeting of Clipper convened by the notice set out in Part Fifteen (Notice of General Meeting) of this document, including any adjournment of such meeting;

“GREEN Form of Election”	the form by which Scheme Shareholders (other than Scheme Shareholders resident in a Restricted Jurisdiction) may make an election under the Mix and Match Facility;

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“GREEN Form of Instruction”	the form by which Scheme Shareholders in the Clipper Corporate Sponsored Nominee (other than Scheme Shareholders resident in a Restricted Jurisdiction) may make an election under the Mix and Match Facility;

“GXO”	GXO Logistics, Inc., a corporation incorporated in the state of Delaware;

“GXO Board”	the board of directors of GXO from time to time;

“GXO CDI”	a dematerialised depositary interest representing any GXO Shares issued by Euroclear whereby a CREST depositary interest (CDI) depositary holds GXO Shares, represented by book-entry interests in the DTC system, on trust for the CREST member to whom it has issued a depositary interest;

“GXO CSN Facility”	the nominee service provided by Computershare for (i) eligible Scheme Shareholders holding Scheme Shares in certificated form, and (ii) Clipper CSN Participants, in both cases with a registered address in a GXO CSN Permitted Jurisdiction to receive and hold GXO DIs operated under the GXO CSN Facility terms and conditions;

“GXO CSN Facility Statement”	the statement sent to holders within the GXO CSN Facility showing the number of New GXO Shares being held on their behalf through the GXO CSN Facility;

“GXO CSN Permitted Jurisdiction”	Argentina, Botswana, Brazil, Chile, Gibraltar, Guernsey, Guinea, Hong Kong, Indonesia, Isle of Man, Jersey, Mexico, Namibia, Paraguay, Peru, South Africa, South Korea, Switzerland, Taiwan or the UK;

“GXO DI”	a dematerialised depositary interest representing New GXO Shares issued by Computershare whereby Computershare will hold New GXO Shares, represented by book-entry interests in the DTC system, via CTCNA as its custodian, on trust for the CREST member to whom it has issued a depositary interest;

“GXO DI Deed Poll”	the deed poll to be entered into by the DI Depositary to facilitate the creation and operation of the GXO DI programme;

“GXO Directors”	the directors of GXO at the date of this document or, where the context so requires or admits, the directors of GXO from time to time;

“GXO Group”	GXO and its subsidiary undertakings from time to time (and, where the context so requires or admits, each of them) which shall, for the avoidance of doubt, include the Clipper Group following completion of the Acquisition;

“GXO Shareholders”	holders of GXO Shares from time to time;

“GXO Shares”	GXO shares of common stock with a par value of USD 0.01 per share in the capital of GXO;

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“HMRC”	HM Revenue & Customs in the United Kingdom;

“holder”	a registered holder and includes any person entitled by transmission;

“IFRS”	International Financial Reporting Standards (as adopted in the EU);

“Individual Shareholders”	Sean Fahey, Gurnaik Chima and George Turner;

“Latest Practicable Date”	15 March 2022, being the latest practicable date prior to the publication of this document;

“Listing Rules”	the listing rules made by the FCA under Part 6 of FSMA;

“London Stock Exchange”	London Stock Exchange plc;

“Long Stop Date”	28 November 2022, or such later date as may be agreed in writing by GXO and Clipper (either with the Panel’s consent if required or as the Court may approve (if such approval is required));

“Market Abuse Regulation”	Regulation (EU) 596/2014 (as it forms part of the domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018);

“Meetings”	the Court Meeting and the General Meeting, and “Meeting” means either of them;

“Mix and Match Election”	any election (either by way of completing a GREEN Form of Election or by submitting an Electronic Election) by Scheme Shareholders under the Mix and Match Facility;

“Mix and Match Facility”	the facility under which Scheme Shareholders will be entitled to elect to vary the proportions in which they receive New GXO Shares and in which they receive cash in respect of their holdings of Scheme Shares;

“New GXO Shares”	the new GXO shares of common stock with a par value of USD 0.01 per share in the capital of GXO proposed to be issued to Clipper Shareholders in connection with the Acquisition;

“Nominee Deadline”	the deadline for the Clipper Corporate Sponsored Nominee to receive a valid GREEN Form of Instruction, being two business days before the Election Return Time;

“Numis”	Numis Securities Limited;

“NYSE”	New York Stock Exchange LLC;

“Offer Period”	the period commencing on 20 February 2022 and ending on (i) the earlier of the date on which the Scheme becomes Effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide) or (ii) the earlier of the date on which the Takeover Offer has become or has been declared unconditional and/or the date on which the Takeover Offer lapses or is withdrawn (or such other date as the Panel may decide), other than, in the case of (i), where such lapsing or withdrawal is a result of GXO exercising its right to implement the Acquisition by way of a Takeover Offer;

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“Official List”	the official list maintained by the FCA pursuant to Part 6 of FSMA;

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the Code;

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom;

“Panel”	the U.K. Panel on Takeovers and Mergers;

“PRA”	the Prudential Regulation Authority;

“Pro-Rata Scale Down”	has the meaning given to it in the paragraph 2 of Part One (Letter from the Chairman of Clipper) of this document;

“Quantified Financial Benefits Statement”	has the meaning given to it in Part Sixteen (Quantified Financial Benefits Statement) of this document;

“Receiving Agent”	the receiving agent appointed for the purposes of the Scheme, being Equiniti;

“Registrar of Companies”	the registrar of companies in England and Wales;

“Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended;

“Regulatory Conditions”	Conditions 4, 5 and 6 (inclusive) of Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) to this document;

“Regulatory Information Service”	a primary information provider approved by the FCA under section 89P of FSMA;

“Remaining Clipper CSN Participants”	has the meaning given to it in paragraph 8.4 of Part Two (Explanatory Statement) of this document;

“Resolutions”	the resolutions relating to the Acquisition to be proposed at the Meetings;

“Restricted ESA Instruction”	has the meaning given to it in Part Five (Notes for Making Elections) of this document;

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of legal or regulatory exposure if information concerning the Acquisition were made available in that jurisdiction or if details regarding any election that may be made under the Mix and Match Facility or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which GXO or Clipper regards as unduly onerous;

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“Restricted Shareholder”	Clipper Shareholders with registered addresses in, or who are resident and/or located in, one or more Restricted Jurisdictions;

“Rothschild & Co”	N.M. Rothschild &Sons Limited;

“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition which Clipper and GXO each agree and which is approved or imposed by the Court;

“Scheme Record Time”	6.00 p.m. on the business day before the Effective Date;

“Scheme Shareholders”	holders of Scheme Shares at any relevant date or time;

“Scheme Shares”

all Clipper Shares which are:

(a)           in issue at the date of this document;

(b)           (if any) issued after the date of this document and prior to the Voting Record Time; and

(c)           (if any) issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, and, in each case, remaining in issue at the Scheme Record Time but excluding any Excluded Shares;

“SEC”	the U.S. Securities and Exchange Commission;

“Share Election”	a Mix and Match Election to receive a greater proportion of New GXO Shares for each Scheme Share pursuant to the terms of the Mix and Match Facility;

“Shareholder Helpline”	the Equiniti shareholder helpline for the purposes of the Acquisition, as described in this document;

“Shore Capital”	Shore Capital Stockbrokers Limited;

“significant interest”	a direct or indirect interest in 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act);

“Special Resolution”	the special resolution to be proposed at the General Meeting necessary to implement the Scheme, including (amongst other things) to make certain amendments to the Articles;

“Substantial Interest”	a direct or indirect interest in 20 per cent. or more of the voting equity capital of an undertaking;

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“Takeover Offer”	if the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by or on behalf of GXO, or a subsidiary undertaking of GXO, to acquire the entire issued and to be issued ordinary share capital of Clipper including, where the context so requires or admits, any subsequent revision, variation, extension or renewal of such offer;

“Takeover Offer Document”	if the Acquisition is to be implemented by means of a Takeover Offer, the document to be sent to Clipper Shareholders which will contain, inter alia, the terms and conditions of the Takeover Offer;

“Third Party”	has the meaning given to it in paragraph 15 of Part Three (Conditions to the Implementation of the Scheme and to the Acquisition) of this document;

“Transfer Agent”	CTCNA, in its capacity as transfer agent appointed by GXO;

“Transferring Clipper CSN Participant”	those Clipper CSN Participants with a registered address in a GXO CSN Permitted Jurisdiction who transfer into the GXO CSN Facility in accordance with the terms and conditions of the GXO CSN Facility;

“U.K.”, “UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“Unaffected Date”	18 February 2022 (being the last business day on which Clipper Shares traded on the London Stock Exchange prior to the commencement of the Offer Period in relation to the Acquisition);

“uncertificated or in uncertificated form”	a share or other security recorded on the relevant register as being held in uncertificated form in CREST;

“U.S.”, “US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended;

“U.S. GAAP”	generally accepted accounting principles in the United States;

“U.S. Securities Act”	the U.S. Securities Act of 1933, as amended;

“Virtual Meeting Guide”	the guide prepared by Lumi explaining how Scheme Shareholders and Clipper Shareholders can remotely access and participate in the Meetings via the Virtual Meeting Platform;

“Virtual Meeting Platform”	the Lumi virtual meeting platform;

“Voting Record Time”	6.30 p.m. on the day which is two business days prior to the date of the Court Meeting or any adjournment thereof (as the case may be);

“Wider Clipper Group”	Clipper and the subsidiaries and subsidiary undertakings of Clipper and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Clipper Group is interested or any undertaking in which Clipper and such undertakings (aggregating their interests) have a Substantial Interest);

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“Wider GXO Group”	GXO and the subsidiaries and subsidiary undertakings of GXO and associated undertakings (including any joint venture, partnership, firm or company in which any member of the GXO Group is interested or any undertaking in which GXO and such undertakings (aggregating their interests) have a Substantial Interest); and

“Working Group”	has the meaning given to it in Part Sixteen (Quantified Financial Benefits Statement) of this document.

All references in this document to GBP, Pounds Sterling, pence or £ are to the lawful currency of the United Kingdom. All references in this document to USD, $, U.S. and United States dollars and cents are to the lawful currency of the U.S.

All references to statutory provision or law, or to any order or regulation, shall be construed as a reference to that statutory provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time, and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

References in this document to “parent undertaking”, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated bodies corporate” have the meanings given to such terms under the Companies Act.

A reference in this document to “includes” shall mean “includes without limitation”, and references to “including” and any other similar term shall be interpreted accordingly.

Words in this document importing the singular shall include the plural and vice versa, unless the context otherwise requires or admits.

All the times referred to in this document are London times unless otherwise stated.

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Part Fourteen

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT	CR-2022-000471
DEPUTY INSOLVENCY AND COMPANIES COURT JUDGE BARNETT

IN THE MATTER OF CLIPPER LOGISTICS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS GIVEN that, by an order dated 16 March 2022 made in the above matters, the Court has given permission for Clipper Logistics PLC (the “Company”) to convene a meeting (the “Court Meeting”) of the holders of Scheme Shares (as defined in the Scheme of Arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between the Company and the holders of Scheme Shares, and that such meeting will be held at 45 Gresham Street, London, England, EC2V 7BF, and through the electronic facilities that are being made available via https://web.lumiagm.com/159-316-983 (the “Virtual Meeting Platform”) at 2:00 p.m. on 11 April 2022 at which place and time all holders of Scheme Shares are requested to attend.

A copy of the Scheme of Arrangement and a copy of the explanatory statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this notice forms part. Capitalised terms not otherwise defined in this notice have the meanings given to them in the document of which this notice forms part.

Voting on the resolution to approve the Scheme will be by poll, which shall be conducted as the Chair of the Court Meeting may determine.

The Court Meeting will take place using a hybrid format incorporating physical and remote participation via the Virtual Meeting Platform.

The COVID-19 situation is evolving, and any changes to the arrangements for the Court Meeting will be communicated to shareholders before the Court Meeting, including through the Company’s website at https://www.clippergroup.co.uk/possible-offer/ and by announcement through a Regulatory Information Service.

Instructions for accessing the Virtual Meeting Platform

Scheme Shareholders will be given the opportunity to remotely attend, submit questions and/or objections and vote at the Court Meeting via the Virtual Meeting Platform.

Scheme Shareholders can access the Virtual Meeting Platform via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari and can be accessed using any web browser, on a PC, tablet or smartphone device. To remotely attend, submit questions and/or vote using this method, please go to https://web.lumiagm.com/159-316-983.

Once you have accessed https://web.lumiagm.com/159-316-983 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first 2 and last 2 digits of your SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN this can also be found on a share certificate or Dividend Confirmation (tax voucher), or alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the Court Meeting via the website will be available from 1:00 p.m. on 11 April 2022, as further detailed below. If you are unable to access your SRN and PIN, please contact Equiniti by emailing hybrid.help@equiniti.com stating your full name, postcode and Shareholder reference number, if known. Mailboxes are monitored 9.00am to 5.00pm Monday to Friday (excluding public holidays in England & Wales). Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

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Although access to the Meetings will be available from 1:00 p.m. on 11 April 2022, voting functionality will not be enabled until the Chair of the Court Meeting declares the poll open. Scheme Shareholders will be permitted to submit questions (via the Virtual Meeting Platform) during the course of the Court Meeting and can use the same function to submit any objections they may have to the Scheme. Scheme Shareholders may also submit questions to be considered at the Court Meeting at any time up to 48 hours before the Court Meeting by emailing investor-relations@clippergroup.co.uk. The Chair of the Court Meeting will ensure that all such questions and/or any objections relating to the formal business of the Court Meeting are addressed during the Court Meeting, unless no response is required to be provided under the Companies Act 2006 or the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of the Company or the good order of the Court Meeting.

During the Court Meeting, you must ensure you are connected to the internet at all times in order to submit questions and/or any objections and vote when the Chair commences polling. Therefore, it is your responsibility to ensure connectivity for the duration of the Court Meeting via your wireless or other internet connection. The Virtual Meeting Guide contains further information on remotely accessing and participating in the Court Meeting via the Virtual Meeting Platform online at https://web.lumiagm.com/159-316-9 and is available on the Company’s website at https://www.clippergroup.co.uk/possible-offer/.

If you wish to appoint a proxy (other than the Chair of the Court Meeting) and for the proxy to attend the Court Meeting on your behalf, please do so by completing the enclosed BLUE Form of Proxy or alternatively by visiting the website www.sharevote.co.uk in accordance with the instructions set out on the BLUE Form of Proxy. If you wish to appoint multiple proxies or obtain a BLUE Form of Proxy, please contact Equiniti on the telephone number provided above.

If your shares are held within a nominee and you wish to access the Court Meeting remotely, you will need to contact your nominee immediately. Your nominee will need to have completed a letter of representation and presented this to Equiniti no later than 48 hours before the Court Meeting in order to obtain a unique SRN and PIN number on your behalf, which you can then use to access the meeting remotely. If you are in any doubt about your shareholding, please contact the Company's registrar Equiniti by emailing: hybrid.help@equiniti.com. To avoid any delays accessing the meeting, contact should be made at least 24 hours prior to the meeting date and time. Mailboxes are monitored 9.00am to 5.00pm Monday to Friday (excluding public holidays in England & Wales).

Right to appoint a proxy and procedure for appointment

Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person or remotely via the Virtual Meeting Platform or they may appoint another person or persons, whether or not a member of the Company, as their proxy to attend and vote on their behalf.

A BLUE Form of Proxy for use at the Court Meeting is enclosed with this Notice or shall be sent in a separate mailing to those Scheme Shareholders who have elected or are deemed to have elected to receive documents and notices from the Company via the Company’s website. Scheme Shareholders entitled to attend and vote at the Court Meeting who hold their shares through CREST may appoint a proxy using the CREST electronic proxy appointment service.

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Completion and return of a Form of Proxy will not prevent a Scheme Shareholder from attending and voting at the Court Meeting, whether in person or remotely via the Virtual Meeting Platform.

It is requested that BLUE Forms of Proxy be returned by post using the pre-paid envelope provided or (during normal business hours only) by hand to the Company’s registrars, Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, or online via www.sharevote.co.uk by 2:00 p.m. on 7 April 2022 or in the case of any adjournment, not later than 48 hours before the time appointed for the adjourned Court Meeting (excluding any part of a day that is not a business day), but if BLUE Forms of Proxy are not so returned they may be emailed to proxyvotes@equiniti.com any time prior to the commencement of the Court Meeting.

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the Court Meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual.

In accordance with Regulation 41 of the Uncertificated Securities Regulations 2001, only those members entered on the relevant register of members of the Company at 6.30 p.m. on the date two business days before the date set for the Court Meeting or, in the event that the meeting is adjourned, in the register of members of the Company at 6.30 p.m. on the date two business days before the date set for the adjourned meeting, shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the relevant register of members after the relevant time shall be disregarded in determining the rights of any person to attend and vote at the Court Meeting or any adjourned meeting. Shareholders who hold their shares in the Company through CREST (“CREST members”) and who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the purpose of this meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual. CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with the specifications of Euroclear UK & Ireland Limited (“Euroclear”) and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by Equiniti (ID RA19) by 2:00 p.m. on 7 April 2022 or in the case of any adjournment, not later than 48 hours before the time appointed for the adjourned Court Meeting, excluding any part of a day that is not a business day. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Application Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

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Voting Record Time

Only those shareholders registered in the register of members of the Company as at 6:30 p.m. on 7 April 2022 or, in the event that the Court Meeting is adjourned, in the register of members at 6:30 p.m. on the date that is two business days before the date of such adjourned meeting, shall be entitled to attend or vote in respect of the number of shares registered in their name at the relevant time. Changes to entries in the relevant register of members after 6:30 p.m. on 7 April 2022 or, in the event that the Court Meeting is adjourned, after 6:30 p.m. on the date two business days before the date of such adjourned meeting, shall be disregarded in determining the rights of any person to attend or vote at the Court Meeting.

Joint holders

In the case of joint holders, the vote of the senior who tenders a vote, whether in person, remotely via the Virtual Meeting Platform or by proxy will be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

Corporate representatives

As an alternative to appointing a proxy, any holder of Scheme Shares which is a corporation may appoint one or more corporate representatives who may exercise on its behalf all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

Chair of the Court Meeting

By the said order, the Court has appointed David Hodkin (Chief Financial Officer) or failing him, Tony Mannix (Chief Executive Officer), or failing him, any other director of the Company to act as chair of the meeting and has directed the chair to report the result of the Court Meeting to the Court.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court. Dated 17 March 2022

HOGAN LOVELLS INTERNATIONAL LLP

Atlantic House, Holborn Viaduct

London EC1A 2FG

Solicitors for the Company

Nominated Persons

A copy of this Notice has been sent for information only to persons who have been nominated by a shareholder to enjoy information rights under section 146 of the Companies Act 2006 (a “Nominated Person”). The rights to appoint a proxy cannot be exercised by a Nominated Person; they can only be exercised by a shareholder. However, a Nominated Person may have a right under an agreement with the shareholder by whom they were nominated to appoint as a proxy for the Court Meeting. If a Nominated Person does not have such a right or does not wish to exercise it, they may have a right under such an agreement to give instructions to the shareholder as to the exercise of voting rights.

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Part Fifteen

NOTICE OF GENERAL MEETING

CLIPPER LOGISTICS PLC

Notice is given that a general meeting (the “General Meeting”) of Clipper Logistics PLC (the “Company”) will be held at 45 Gresham Street, London, England, EC2V 7BF, and through the electronic facilities that are being made available via https://web.lumiagm.com/159-316-983 (the “Virtual Meeting Platform”) at 2:15 p.m. on 11 April 2022 (or as soon thereafter as the meeting of the holders of Scheme Shares (as defined in the Scheme as referred to in the resolution set out below) convened for 2:00 p.m. on the same day and at the same place, by an order of the High Court of Justice, shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which will be proposed as a special resolution.

SPECIAL RESOLUTION

(a)	for the purpose of giving effect to the scheme of arrangement dated 17 March 2022 (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the chairman hereof, in its original form in the document sent to shareholders of the Company dated 17 March 2022 or subject to any modification, addition or condition agreed between the Company and GXO Logistics, Inc. (“GXO”), and approved or imposed by the High Court of Justice in England and Wales (the “Court”), the directors of the Company (or a duly authorised committee thereof) be and are hereby authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(b)	with effect from the passing of this resolution, the Articles of Association of the Company be and hereby are amended by the adoption and inclusion of the following new article 53:

“53. Scheme of Arrangement

(a)	In this Article, the “Scheme” means the scheme of arrangement dated 17 March 2022 between the Company and the Scheme Shareholders (as defined in the Scheme) under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Justice in England and Wales and agreed by the Company and GXO Logistics, Inc. (“GXO”) and (save as defined in this Article 53) expressions defined in the Scheme shall have the same meanings in this Article 53.

(b)	Notwithstanding any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in any general meeting, if the Company issues any shares (other than to GXO, any subsidiary or holding company of GXO and/or any nominee(s) of GXO) at any time on or after the adoption of this Article and at or before the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

(c)	Notwithstanding any other provision of these Articles and, subject to the Scheme becoming Effective, if any shares are issued to any person (a “New Member”) (other than under the Scheme or to GXO, any subsidiary or holding company of GXO and/or any nominee(s) of GXO) at any time after the Scheme Record Time (the “Post-Scheme Shares”), they shall be issued on terms that they shall on issue be immediately transferred to GXO (or as GXO may direct) in consideration for (subject as hereinafter provided) the payment to the New Member of the Relevant Consideration (as defined in Article 53(e) below).

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(d)	On any reorganisation of, or material alteration to, the share capital of either the Company or GXO (including, without limitation, any subdivision or consolidation) carried out after the Effective Date (of the Scheme), the value of the Relevant Consideration shall be adjusted by the directors in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alternation. References in this Article to shares shall, following such adjustment, be construed accordingly.

(e)	In this Article, “Relevant Consideration” means the payment to the New Member of the same consideration, consisting of the default combination of cash and New GXO Shares (after the deduction of any income tax and employee social security contributions their employer or any other company is required to withhold or account for in respect of that consideration or the acquisition of the relevant Post-Scheme Shares, or for which the Company or any other company has agreed to account with the consent of the relevant New Member) for each Post-Scheme Share as the relevant New Member would have been entitled to pursuant to the Scheme had each Post-Scheme Share been a Scheme Share (as defined in the Scheme).

(f)	To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney or agent for the New Member to transfer the Post-Scheme Shares to GXO and/or its nominee(s) and do all such other things and execute and deliver all such documents (whether as a deed or otherwise) as may in the opinion of the attorney or agent be necessary or desirable to vest the Post-Scheme Shares in GXO or its nominee(s) and, pending such vesting, to exercise all such rights attaching to the Post-Scheme Shares as GXO may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of GXO) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by GXO. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member in favour of GXO and/or its nominee(s) and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register GXO and/or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. GXO shall, subject to paragraph (d) of this Article, pay (or procure the payment of) the Relevant Consideration per Post-Scheme Share as soon as practicable and in any event within 45 business days of the issue of the Post-Scheme Shares to the New Member.

(g)	This Article shall cease to be effective if the Scheme shall not have become effective on or before 28 November 2022 (or such later date, if any, as GXO and the Company may agree, either as required by the Panel or with its consent, and the Court (if required) may allow (the “Long Stop Date”)). If the Scheme has not become effective by the Long Stop Date this Article 53 shall be of no effect.

(h)	Notwithstanding any other provision of these Articles, both the Company and the directors shall refuse to register the transfer of any shares between the Scheme Record Time notified to Scheme Shareholders in respect of the Scheme and the Effective Date.

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(i)	No amounts of cash less than one penny shall be paid to any New Member pursuant to this Article and the aggregate amount of cash to which a New Member would otherwise have become entitled shall be rounded up to the nearest whole penny.

(j)	Conditional upon and with effect from the sanctioning of the Scheme by the Court, the Company, or such other person as may be appointed by the Company, be appointed as agent of the Scheme Shareholders for the purposes of undertaking and carrying into effect, and is hereby irrevocably authorised to undertake and carry into effect, any and all such steps, actions, matters and procedures as may, in the opinion of the agent, be considered necessary, desirable or appropriate pursuant to English law in connection with the allotment, issue and settlement of the New GXO Shares pursuant to the Scheme.”.

17 March 2022

By Order of the Board	Registered Office:

Marianne Hodgkiss	Clipper Logistics Group, Gelderd Road, Leeds, West Yorkshire, LS12 6LT

Company Secretary	Registered in England and Wales No. 03042024

Notes:

The following notes explain your general rights as a shareholder and your right to attend and vote at the General Meeting or to appoint someone else to vote on your behalf.

1.	The General Meeting will take place using a hybrid format incorporating physical and remote participation via the Virtual Meeting Platform.

2.	The Clipper Board continues to monitor the situation surrounding COVID-19 and in order to protect the health and safety of all stakeholders, Clipper Shareholders and other attendees (including any duly appointed proxies and/or corporate representatives) are strongly encouraged not to attend the General Meeting in person, save for the Chair and anyone else nominated by the Chair in order to establish a quorum or to facilitate the proceedings of the General Meeting.

3.	Any changes to the arrangements for the General Meeting will be communicated to shareholders before the General Meeting, including through the Company’s website at https://www.clippergroup.co.uk/possible-offer/ and by announcement through a Regulatory Information Service.

4.	Scheme Shareholders and Clipper Shareholders that intend to participate in the General Meeting remotely should refer to the further details provided below in relation to the Virtual Meeting Platform and also in the Virtual Meeting Guide.

5.	Shareholders will be given the opportunity to remotely attend, submit questions and vote at the General Meeting via the Virtual Meeting Platform.

6.	Shareholders can access the Virtual Meeting Platform via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari and can be accessed using any web browser, on a PC, tablet or smartphone device. To remotely attend, submit questions and/or vote using this method, please go to https://web.lumiagm.com/159-316-983.

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7.	Once you have accessed https://web.lumiagm.com/159-316-983 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first 2 and last 2 digits of your SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN, this can also be found on a share certificate or Dividend Confirmation (tax voucher), or alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the General Meeting via the website will be available from 1:15 p.m. on 11 April 2022, as further detailed below. If you are unable to access your SRN and PIN, please contact Equiniti by emailing: hybrid.help@equiniti.com. Mailboxes are monitored 9.00am to 5.00pm Monday to Friday (excluding public holidays in England & Wales).

8.	Although access to the meetings will be available from 1:00 p.m. on 11 April 2022, voting functionality will not be enabled until the Chair of the General Meeting declares the poll open. Shareholders will be permitted to submit questions (via the Virtual Meeting Platform) during the course of the General Meeting. During the General Meeting, you must ensure you are connected to the internet at all times in order to submit questions and vote when the Chair commences polling. Therefore, it is your responsibility to ensure connectivity for the duration of the General Meeting via your wireless or other internet connection. The Virtual Meeting Guide contains further information on remotely accessing and participating in the General Meeting via the Virtual Meeting Platform on the Company’s website at https://www.clippergroup.co.uk/possible-offer/.

9.	If you wish to appoint a proxy (other than the Chair of the General Meeting) and for the proxy to attend the meeting on your behalf, please do so by completing the enclosed YELLOW Form of Proxy or alternatively by visiting the website www.sharevote.co.uk in accordance with the instructions set out on the YELLOW Form of Proxy. If you wish to appoint multiple proxies or obtain a Form of Proxy, please contact Equiniti on the Shareholder Helpline telephone number provided above.

10.	If your shares are held within a nominee and you wish to access the General Meeting remotely, you will need to contact your nominee immediately. Your nominee will need to have completed a letter of representation and presented this to Equiniti no later than 48 hours (excluding any part of a day that is not a business day) before the date of the General Meeting in order to obtain a unique SRN and PIN number on your behalf, which you can then use to access the meeting remotely, please contact the Company’s registrar Equiniti by emailing: hybrid.help@equiniti.com. To avoid any delays accessing the meeting, contact should be made at least 24 hours prior to the meeting date and time.

11.	To be entitled to attend and vote at the meeting (and for the purpose of the determination by the Company of the votes they may cast), shareholders must be registered in the register of members of the Company as at 6:30 p.m. on 7 April 2022 (or, in the event that the meeting is adjourned at 6:30 p.m. on the date that is two business days before the date of any adjourned meeting). Changes to entries on the register of members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting or any adjourned meeting.

12.	Shareholders are entitled to appoint a proxy to exercise all or any of his/her rights to attend and to speak and vote on their behalf at the meeting. A shareholder may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that a shareholder. A proxy need not be a member of the Company. A YELLOW Form of Proxy which may be used to make such appointment and give proxy instructions is enclosed with this notice. If you think you may not be able to attend the meeting, please complete and return the YELLOW Form of Proxy. Please indicate how you wish your vote to be cast by inserting an “X” in the appropriate box. In the event that you wish to appoint a person other than the Chair as your proxy, delete the reference to the Chair and insert the name and address of the person you wish to appoint in the space provided. Instructions for use are shown on the YELLOW Form of Proxy. If you do not have a proxy form and believe that you should have one, or if you require additional forms, please contact Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA. Completion and return of a YELLOW Form of Proxy, an electronic proxy, or any CREST Proxy Instruction (as described in Note 16 below) will not preclude a shareholder from attending the meeting and voting, whether in person or remotely via the Virtual Meeting Platform. If you have appointed a proxy and attend the meeting in person or remotely via the Virtual Meeting Platform, your proxy appointment in respect of those shares will automatically be terminated.

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13.	To be valid, the YELLOW Form of Proxy (together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority) must be lodged with Clipper’s registrar, Equiniti by post or (during normal business hours only) by hand at Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA as soon as possible, and in any event so as to be received by not later than 2:15 p.m. on 7 April 2022 or, if the meeting is adjourned, by not later than 48 hours before the time appointed for the adjourned meeting, excluding any part of a day that is not a business day. Forms of Proxy returned by fax will not be accepted. For your convenience, a prepaid envelope has been included with the Form of Proxy for use in the UK only. Alternatively, shareholders may lodge their votes electronically by visiting the website www.sharevote.co.uk (the on-screen instructions will detail how to complete the instruction process). You will be asked to enter the Voting ID, Task ID and Shareholder Reference Number (the SRN) as provided on your Form of Proxy and agree to certain terms and conditions. All proxy appointments must be received no later than 2:15 p.m. on 7 April 2022 or, if the meeting is adjourned, by not later than 48 hours before the time appointed for the adjourned meeting, excluding any part of a day that is not a business day.

14.	Any person who is not a member of the Company, but has been nominated under section 146 of the Companies Act 2006 by a member of the Company (the “relevant member”) to enjoy information rights, (the “nominated person”) does not have a right to appoint any proxies under Note 12 above. A nominated person may have a right under an agreement with the relevant member to be appointed or to have somebody else appointed as a proxy for the meeting. If a nominated person does not have such a right, or has such a right and does not wish to exercise it, he/she may have a right under an agreement with the relevant member to give instructions as to the exercise of voting rights.

15.	In accordance with Regulation 41 of the Uncertificated Securities Regulations 2001 (the “Regulations”), only those members entered on the register of members of the Company at 6:30 p.m. on the date two business days before the date of the meeting or, in the event that the meeting is adjourned, the register of members of the Company at 6:30 p.m. on the date two business days before the date of the adjourned meeting, shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the relevant register of members after the relevant time shall be disregarded in determining the rights of any person to attend and vote at the meeting or any adjourned meeting. Shareholders who hold their shares in the Company through CREST (“CREST members”) and who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the purpose of this meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual. CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

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16.	In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications, and must contain the information required for such instruction, as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it constitutes the appointment of a proxy or is an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by Clipper’s registrar, Equiniti (ID RA19) by 2:15 p.m. on 7 April 2022 or if the General Meeting is adjourned, not later than 48 hours before the time appointed for the adjourned meeting, excluding any part of a day that is not a business day. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Application Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

17.	CREST members and, where applicable, their CREST sponsors, or voting service providers should note that Euroclear UK & Ireland Limited (“Euroclear”) does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider, to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting system providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

18.	The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

19.	In the case of joint holders of a share the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.

20.	To change your proxy instructions simply submit a new proxy appointment using the methods set out above. Note that the cut-off times for receipt of proxy appointments (see Note 13) also apply in relation to amended instructions. Any amended proxy appointment received after the relevant cut-off time will be disregarded.

21.	Where you have appointed a proxy using the hard copy YELLOW Form of Proxy and would like to change the instructions using another hard copy YELLOW Form of Proxy, please call Equiniti on the Shareholder Helpline on +44 (0) 371-384-2917. Please use the country code if calling from outside the UK. Calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate). The Shareholder Helpline is open between 8.30 a.m. to 5.30 p.m. Monday to Friday, excluding English and Welsh public holidays. Please note that Equiniti cannot provide comments on the merits of the Scheme or provide any financial, legal or tax advice, and calls may be recorded and monitored for security and training purposes.

22.	If you submit more than one valid proxy appointment in respect of the same Clipper Shares, the appointment received last before the latest time for receipt of proxies will take precedence.

23.	To revoke a proxy instruction, you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to Equiniti, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA. The revocation notice must be received by Equiniti no later than 2:15 p.m. on 7 April 2022, or if the General Meeting is adjourned, not later than 48 hours before the time appointed for the adjourned meeting, excluding any part of a day that is not a business day. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the paragraph directly below, your proxy appointment will remain valid.

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24.	A corporation which is a member can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a member provided that no more than one corporate representative exercises powers over the same shares.

25.	The “Vote Withheld” option is provided to enable you to abstain on the specified resolution. However, it should be noted that a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “For” and “Against” the specified resolution.

26.	A copy of this notice, and other information required by s.311A of the Companies Act 2006, can be found at https://www.clippergroup.co.uk/possible-offer/

27.	As at 15 March 2022 (being the latest practicable date prior to the publication of the document of which this notice forms part), the Company’s issued share capital consisted of 102,492,856 ordinary shares, carrying one vote each. The Company does not hold any ordinary shares in treasury, and therefore the total voting rights in the Company as at 15 March 2022 is 102,492,856.

28.	Copies of the Company’s existing Articles of Association as proposed to be amended by the special resolution set out in this notice are available for inspection at the offices of the Company, Clipper Logistics Group, Gelderd Road, Leeds, West Yorkshire, LS12 6LT during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays), until the opening of business on the day on which the meeting is held, and will also be available for inspection at the place of the Meeting for at least 15 minutes prior to and during the Meeting. Such documents are also available at Company’s website at https://www.clippergroup.co.uk/possible-offer/.

29.	Any member attending the meeting has a right to ask questions. You may also submit questions to be considered at the meeting at any time up to 48 hours before the meeting by emailing secretariat@Clipper.com. The Company must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if (a) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information; (b) the answer has already been given on a website in the form of an answer to a question; or (c) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

30.	If you have any questions about this document, the Court Meeting, the General Meeting or the Acquisition or are in any doubt as to how to complete the Forms of Proxy or Form of Election, please contact Equiniti on the telephone number provided above.

31.	Members of the Company are advised that they may not use any electronic address provided in this notice or any related documents (including the Form of Proxy) to communicate with the Company for any purpose other than those expressly stated.

32.	Voting on all the resolutions at this meeting will be conducted on a poll rather than a show of hands.

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Part Sixteen

QUANTIFIED FINANCIAL BENEFITS STATEMENT

Paragraph 4 (Intentions with regards to the Business, Management and Employees of Clipper and the Enlarged Group) of Part Two (Explanatory Statement) of this document contains statements of estimated cost savings and synergies arising from the Acquisition (together, the “Quantified Financial Benefits Statement”).

A copy of the Quantified Financial Benefits Statement is set out below:

“The GXO Directors expect pre-tax run-rate cost synergies for the Enlarged Group of approximately £36 million to be realised by the end of the third year post completion of the Acquisition. The principal sources of these synergies are as follows:

•	approximately 54 per cent. from combining UK operations and support functions, including the removal of costs associated with Clipper’s status as a listed company, in the UK;

•	approximately 19 per cent. from combining operations in other geographies and support functions in those geographies;

•	approximately 17 per cent. from fleet procurement and maintenance savings; and

•	approximately 10 per cent. from other cost and procurement savings.

It is envisaged that the realisation of the identified cost synergies will result in non-recurring integration costs of approximately £30 million in aggregate over the first 3 years post completion of the Acquisition.

Potential areas of dis-synergy have also been considered and were determined by GXO Management to be immaterial for the analysis. The expected synergies will accrue as a direct result of the success of the Acquisition and would not be achieved on a standalone basis.”

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Bases of Belief for the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, a synergy working group comprising key European and UK functional leaders with support from senior corporate personnel from GXO (the "Working Group") was established to identify, challenge and quantify the potential synergies available from the Acquisition and to develop a preliminary strategy for the Enlarged Group.

As part of the high-level due diligence access which Clipper granted to GXO, certain financial, operational and headcount information to support the evaluation of potential synergies available from the Acquisition were shared, accompanied by virtual sessions between key management personnel of GXO and Clipper.

Based on the information shared and interactions with Clipper, the Working Group has performed a bottom-up analysis of GXO’s and Clipper’s costs base and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimized or reduced as a result of the Acquisition. In circumstances where the information provided by Clipper has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by GXO management's industry experience as well as their experience of executing and integrating acquisitions in the past.

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The baseline used as the basis for the Quantified Financial Benefits Statement is GXO’s budgeted cost base for the financial year ending 31 December 2022, and Clipper’s adjusted cost base for the year ending 30 April 2022, based on an extrapolation of the actual financial results for the first seven or eight months of the financial year ending April 2022 to a full year.

The quantified cost synergies are incremental to GXO's and, to the best of GXO's knowledge, Clipper’s existing plans.

In addition to the stated base case, the Working Group has also developed an internal upside case with incremental benefits.

In arriving at the estimate of cost synergies set out in the Quantified Financial Benefits Statement, the GXO Directors have made the following assumptions:

•	cost savings will be achieved on the basis of systems integration and by removing duplicate headcount on the basis of a “best of both” approach applied to GXO and Clipper where operational overlap exists as well as through a reduction in group related costs including professional and legal costs of operating a public company;

•	fleet procurement and maintenance savings will be achieved on the basis of Clipper’s existing commercial vehicle business which includes repairs and maintenance services for vehicles used by GXO;

•	other cost and procurement savings will be achieved on the basis of enhanced scale and purchasing power in areas including labour and facility costs;

•	synergy estimates are stated net of any assumed customer pass-through elements;

•	there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the Acquisition;

•	there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which GXO and Clipper operate that will materially impact the implementation of, or costs to achieve, the expected cost synergies;

•	there will be no material divestments from the existing businesses of either GXO or Clipper;

•	there will be no material change in current foreign exchange rates; and

•	there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Reports

As required by Rule 28.1(a) of the Code, KPMG LLP, as reporting accountants to GXO, and Rothschild & Co, as financial adviser to GXO, have provided the reports required under that Rule.

Copies of these reports were included in Part B and Part C of Appendix 4 of the Announcement. Each of KPMG LLP and Rothschild & Co has given and not withdrawn its consent to the publication of their respective reports in the Announcement in the form and context in which it is included.

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As required by Rule 27.2(d)(i) of the Code, the GXO Directors confirm that the Quantified Financial Benefits Statement remains valid.

As required by Rule 27.2(d)(ii) of the Code, each of KPMG LLP and Rothschild & Co has confirmed that their respective reports dated 28 February 2022 and produced in connection with the Quantified Financial Benefits Statement continue to apply. Such reports were issued solely to comply with Rule 28.1(a) of the Code and do not form part of this document.

Notes

1.	The Quantified Financial Benefits Statement relates to future actions and circumstances which by their nature involve risks, uncertainties and contingencies. As a consequence, the identified synergies and estimated cost savings referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.	The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that GXO’s earnings in the first full year following the effective date, or in any subsequent period, will necessarily match or be greater than or be less than those of GXO or Clipper for the relevant preceding financial period or any other period.

3.	For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of GXO and the GXO Directors.

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Part Seventeen

Non-GAAP Reconciliation

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted
EBITDA and Adjusted EBITDA margin
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to GXO	$56	$28	$153	$(31)
Net income attributable to noncontrolling interests	1	2	8	9
Net income (loss)	$57	$30	$161	$(22)
Interest expense	5	6	21	24
Income tax expense (benefit)	13	14	(8)	16
Depreciation and amortization expense	76	77	335	323
Transaction and integration costs	17	7	99	47
Restructuring costs	(1)	4	4	29
Unrealized gain on foreign currency options	-	-	(1)	-
Adjusted EBITDA	$167	$138	$611	$417
Revenue	$2,262	$1,766	$7,940	$6,195
Adjusted EBITDA margin(1)	7.4%	7.8%	7.7%	6.7%

(1)	Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

157	Hogan Lovells

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Pro Forma
Adjusted EBITDA and Pro Forma Adjusted EBITDA margin
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31, 2020
(in millions)	2021	2020	2020
Net income (loss) attributable to GXO(1)	$162	$(15)	$33
Net income attributable to noncontrolling interests(1)	8	9	2
Net income (loss)(1)	$170	$(6)	$35
Interest expense	25	32	8
Income tax (expense) benefit(2)	(5)	15	13
Depreciation and amortization expenses(2)	335	325	77
Transaction and integration cost(2)	99	47	7
Restructuring costs(2)	4	29	4
Unrealized gain on foreign currency options	(1)	-	-
	$627	$442	$144
Allocated corporate expense(3)	29	79	9
Public company standalone cost(4)	(23)	(64)	(7)
Pro forma adjusted EBITDA	$633	$457	$146
Revenue	$7,940	$6,195
Pro forma adjusted EBITDA margin(5)	8.0%	7.4%

(1)	Pro forma as prepared under combined financial statements for all periods before August 2, 2021.

(2)	For all periods before August 2, 2021, includes allocated expenses from “XPO Corporate” as prepared under combined financial statements. These allocations had no impact on Adjusted EBITDA.

(3)	Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from “XPO Corporate”.

(4)	Estimated costs of operating GXO as a standalone public company.

(5)	Pro forma Adjusted EBITDA margin is calculated as pro forma adjusted EBITDA divided by revenue.

158	Hogan Lovells

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Pro Forma
Adjusted EBITA and Pro Forma Adjusted EBITA margin
(Unaudited)

	Year Ended December 31,
(in millions)	2021	2020
Net income (loss) attributable to GXO	$162	$(15)
Net income attributable to noncontrolling interests	8	9
Net income (loss)	$170	$(6)
Interest expense(1)	25	32
Income tax (expense) benefit(1)	(5)	15
Amortization expense(1)	61	63
Transaction and integration cost(1)	99	47
Restructuring costs(1)	4	29
Unrealized gain on foreign currency options	(1)	-
	$353	$180
Depreciation expense(2)	15	21
Allocated corporate expense(3)	29	79
Public company standalone costs(4)	(23)	(64)
Pro forma adjusted EBITA	$374	$216
Revenue	$7,940	$6,195
Pro forma Adjusted EBITA margin(5)	4.7%	3.5%

(1)	For all periods before the separation of GXO from XPO on August 2, 2021, includes allocated expenses from “XPO Corporate” as prepared under combined financial statements. These allocations had no impact on Adjusted EBITDA.

(2)	Allocated depreciation from XPO before the separation of GXO from XPO on August 2, 2021.

(3)	Excludes the impact of adjusted items and allocated interest expense, income tax, and amortization from “XPO Corporate”.

(4)	Estimated costs of operating GXO as a standalone public company.

(5)	Pro forma Adjusted EBITA margin is calculated as pro forma adjusted EBITA divided by revenue.

159	Hogan Lovells

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) and Net Income (Loss) Per Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2021	2020	2021	2020
Net income attributable to GXO	$56	$28	$153	$(31)
Unrealized gain on foreign currency options	-	-	(1)	-
Amortization of intangible assets	17	18	61	61
Transaction and integration costs	17	7	99	47
Restructuring costs	(1)	4	4	29
Income tax associated with the adjustments above(1)	(5)	(8)	(32)	(43)
Discrete and other tax-related adjustments(2)	-	-	(42)	-
Adjusted net income attributable to GXO	$84	$49	$242	$63

Adjusted basic earnings per share	$0.73	$0.43	$2.11	$0.55
Adjusted diluted earnings per share	$0.73	$0.43	$2.09	$0.55
Weighted-average shares outstanding:
Basic weighted-average common shares outstanding	114,647	114,626	114,632	114,626
Diluted weighted-average common shares outstanding	115,695	114,626	115,597	114,626

Aggregated tax of all non-tax related adjustments reflected above:
Unrealized gain on foreign currency options	$-	$-	$-	$-
Amortization of intangible assets	(2)	(5)	(11)	(19)
Transaction and integration costs	(3)	(2)	(20)	(15)
Restructuring costs	-	(1)	(1)	(9)
Total income tax associated with the adjustments above	$(5)	$(8)	$(32)	$(43)

(1)	The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes.

(2)	Income tax benefit of $42 million related to certain agreements to license the right to use trademarks, trade names and other intellectual property related to the GXO brand to its non-U.S. affiliates.

160	Hogan Lovells